Execution Version US-DOCS\125501258.12 SYNDICATED FACILITY AGREEMENT dated as of September 8, 2021 among CIVEO CORPORATION, CIVEO PTY LIMITED and CIVEO MANAGEMENT LLC, as Borrowers THE LENDERS NAMED HEREIN, ROYAL BANK OF CANADA, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank, and RBC EUROPE LIMITED, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank RBC CAPITAL MARKETS,1 as Joint Lead Arranger and Sole Bookrunner and HSBC BANK CANADA and BANK OF MONTREAL, as Joint Lead Arrangers and Syndication Agents 1 RBC Capital Markets is the global brand name of the corporate and investment banking business of Royal Bank of Canada and its affiliates.

Table of Contents

		Page
ARTICLE I DEFINITIONS		1
SECTION 1.01	Defined Terms	1
SECTION 1.02	Terms Generally	49
SECTION 1.03	Several Obligations; Power of Attorney	50
SECTION 1.04	Classification of Loans and Borrowings	51
SECTION 1.05	Additional Alternative Currencies	51
SECTION 1.06	Cashless Rolls	51
ARTICLE II THE CREDITS		51
SECTION 2.01	Commitments	51
SECTION 2.02	Loans	52
SECTION 2.03	Borrowing Procedure	56
SECTION 2.04	Evidence of Debt; Repayment of Loans	57
SECTION 2.05	Fees	58
SECTION 2.06	Interest on Loans	61
SECTION 2.07	Default Interest	62
SECTION 2.08	Alternate Rate of Interest	63
SECTION 2.09	Termination and Reduction of Commitments	65
SECTION 2.10	Conversion and Continuation of Borrowings	66
SECTION 2.11	Optional Prepayment	68
SECTION 2.12	Mandatory Prepayments	69
SECTION 2.13	Increased Costs; Capital Requirements	70
SECTION 2.14	Change in Legality	72
SECTION 2.15	Breakage Costs	72
SECTION 2.16	Pro Rata Treatment	73
SECTION 2.17	Sharing of Setoffs	73
SECTION 2.18	Payments	76
SECTION 2.19	Taxes	77
SECTION 2.20	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	82
SECTION 2.21	Letters of Credit	83
SECTION 2.22	Bankers' Acceptances	91
SECTION 2.23	Swing Line Loans	93
SECTION 2.24	Defaulting Lenders	98
SECTION 2.25	Incremental Revolving Credit Increase	101
SECTION 2.26	Benchmark Replacement	103
ARTICLE III REPRESENTATIONS AND WARRANTIES		111
SECTION 3.01	Organization; Powers	111
SECTION 3.02	Authorization	111
SECTION 3.03	Enforceability	111
SECTION 3.04	Governmental Approvals	112
SECTION 3.05	Financial Statements	112
SECTION 3.06	No Material Adverse Change	112

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TABLE OF CONTENTS
(continued)

		Page
SECTION 3.07	Title to Properties; Possession Under Leases and Licenses	112
SECTION 3.08	Subsidiaries	112
SECTION 3.09	Litigation; Compliance with Laws	113
SECTION 3.10	Agreements	113
SECTION 3.11	Federal Reserve Regulations	113
SECTION 3.12	Investment Company Act	113
SECTION 3.13	Use of Proceeds	114
SECTION 3.14	Tax	114
SECTION 3.15	No Material Misstatements	114
SECTION 3.16	Employee Benefit Plans	114
SECTION 3.17	Environmental Matters	115
SECTION 3.18	Insurance	116
SECTION 3.19	Security Documents	116
SECTION 3.20	Intellectual Property	116
SECTION 3.21	Labor Matters	117
SECTION 3.22	Solvency	117
SECTION 3.23	Anti-Corruption Laws	117
SECTION 3.24	Anti-Money Laundering Laws	117
SECTION 3.25	Foreign Assets Control Regulations, etc.	117
ARTICLE IV CONDITIONS TO CLOSING AND FUNDING		117
SECTION 4.01	Conditions to All Credit Events	118
SECTION 4.02	Conditions to Closing	118
ARTICLE V AFFIRMATIVE COVENANTS		122
SECTION 5.01	Existence; Businesses and Properties	122
SECTION 5.02	Insurance	123
SECTION 5.03	Obligations and Taxes	124
SECTION 5.04	Financial Statements, Reports, etc.	124
SECTION 5.05	Litigation and Other Notices	126
SECTION 5.06	Information Regarding Collateral	127
SECTION 5.07	Maintaining Records; Access to Properties and Inspections	127
SECTION 5.08	Use of Proceeds	127
SECTION 5.09	Further Assurances	127
SECTION 5.10	[Reserved]	129
ARTICLE VI NEGATIVE COVENANTS		129
SECTION 6.01	Indebtedness	129
SECTION 6.02	Liens	130
SECTION 6.03	Sale and Lease-Back Transactions	132
SECTION 6.04	Investments, Loans and Advances	132
SECTION 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	135
SECTION 6.06	Restricted Payments; Restrictive Agreements	136
SECTION 6.07	Transactions with Affiliates	137
SECTION 6.08	Business of Borrowers and Subsidiaries	137
SECTION 6.09	Other Indebtedness and Agreements	137
SECTION 6.10	Interest Coverage Ratio	137

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TABLE OF CONTENTS (continued) Page iii US-DOCS\125501258.12 SECTION 6.11 Leverage Ratios .............................................................................................. 137 SECTION 6.12 Hedging Agreements ...................................................................................... 138 SECTION 6.13 Pension Plans .................................................................................................. 138 SECTION 6.14 Amendment of the Organizational Documents .............................................. 138 SECTION 6.15 Sanction Laws and Regulations ...................................................................... 139 SECTION 6.16 Anti-Corruption Laws..................................................................................... 139 SECTION 6.17 Cross-Guarantee ............................................................................................. 139 ARTICLE VII EVENTS OF DEFAULT .................................................................................................. 139 SECTION 7.01 Events of Default ............................................................................................ 139 SECTION 7.02 Optional Acceleration of Maturity ................................................................. 141 SECTION 7.03 Automatic Acceleration of Maturity ............................................................... 142 SECTION 7.04 Non-exclusivity of Remedies ......................................................................... 142 SECTION 7.05 Application of Proceeds.................................................................................. 142 ARTICLE VIII THE ADMINISTRATIVE AGENTS, THE COLLATERAL AGENTS, THE ISSUING BANKS AND THE SWING LINE LENDERS .......................................................... 144 SECTION 8.01 Appointment and Authority ............................................................................ 144 SECTION 8.02 Rights as a Lender .......................................................................................... 144 SECTION 8.03 Exculpatory Provisions ................................................................................... 144 SECTION 8.04 Reliance by the Agents, the Issuing Banks and the Swing Line Lenders ....... 145 SECTION 8.05 Delegation of Duties ....................................................................................... 146 SECTION 8.06 Resignation of an Agent or a Swing Line Lender .......................................... 146 SECTION 8.07 Non-Reliance on Agents and Other Lenders; Certain Acknowledgments .......................................................................................... 147 SECTION 8.08 Indemnification ............................................................................................... 148 SECTION 8.09 Collateral and Guaranty Matters ..................................................................... 149 SECTION 8.10 No Other Duties, etc. ...................................................................................... 151 SECTION 8.11 Agents May File Proofs of Claim ................................................................... 151 SECTION 8.12 Certain ERISA Matters ................................................................................... 151 SECTION 8.13 Erroneous Payments ....................................................................................... 153 ARTICLE IX MISCELLANEOUS .......................................................................................................... 155 SECTION 9.01 Notices ............................................................................................................ 155 SECTION 9.02 Survival of Agreement.................................................................................... 158 SECTION 9.03 Binding Effect ................................................................................................ 158 SECTION 9.04 Successors and Assigns .................................................................................. 158 SECTION 9.05 Expenses; Indemnity ...................................................................................... 164 SECTION 9.06 Right of Setoff ................................................................................................ 166 SECTION 9.07 Applicable Law .............................................................................................. 166 SECTION 9.08 Waivers; Amendment ..................................................................................... 166 SECTION 9.09 Interest Rate Limitation .................................................................................. 170 SECTION 9.10 Entire Agreement ............................................................................................ 171 SECTION 9.11 WAIVER OF JURY TRIAL .......................................................................... 171 SECTION 9.12 Severability ..................................................................................................... 171 SECTION 9.13 Counterparts ................................................................................................... 172 SECTION 9.14 Headings ......................................................................................................... 172

TABLE OF CONTENTS (continued) Page iv US-DOCS\125501258.12 SECTION 9.15 Jurisdiction; Consent to Service of Process .................................................... 172 SECTION 9.16 Confidentiality ................................................................................................ 173 SECTION 9.17 Judgment Currency ......................................................................................... 174 SECTION 9.18 Exculpation Provisions ................................................................................... 174 SECTION 9.19 Payments Set Aside ........................................................................................ 175 SECTION 9.20 Termination .................................................................................................... 175 SECTION 9.21 Patriot Act Notice ........................................................................................... 175 SECTION 9.22 Public Offer .................................................................................................... 175 SECTION 9.23 Keepwell ......................................................................................................... 177 SECTION 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ...................................................................................................... 177 SECTION 9.25 Acknowledgment Regarding Any Supported QFCs ....................................... 178

v US-DOCS\125501258.12 Schedule 1.01(a) Rolled Letters of Credit Schedule 1.01(b) U.S. Subsidiary Guarantors Schedule 1.01(c) Canadian Subsidiary Guarantors Schedule 1.01(d) Australian Subsidiary Guarantors Schedule 2.01 Lenders and Commitments Schedule 2.04 Amortization Schedule 2.21 L/C Issuance Limits Schedule 3.08 Subsidiaries and Special Purpose Business Entities Schedule 3.09 Litigation Schedule 3.16(a) Unfunded Plans Schedule 3.16(b) Canadian Benefit Plans Schedule 3.17 Environmental Matters Schedule 6.01 Existing Indebtedness Schedule 6.02 Existing Liens Schedule 6.04 Existing Investments Exhibit A Form of Assignment and Acceptance Exhibit B-1 Form of U.S. Borrowing Request Exhibit B-2 Form of Canadian Borrowing Request Exhibit B-3 Form of Australian Borrowing Request Exhibit B-4 Form of Swing Line Borrowing Request Exhibit B-5 Form of Prepayment Notice Exhibit C-1 Form of Australian Guarantee Agreement Exhibit C-2 Form of Canadian Guarantee Agreement Exhibit C-3 Form of U.S. Guarantee Agreement Exhibit D-1 Form of Canadian Pledge Agreement Exhibit D-2 Form of U.S. Pledge Agreement Exhibit E-1 Form of Australian Security Deed Exhibit E-2 Form of Canadian Security Agreement Exhibit E-3 Form of U.S. Security Agreement Exhibit F Form of Compliance Certificate Exhibit G Form of Discount Note Exhibit H-1 – H-4 Forms of Exemption Certificate

US-DOCS\125501258.12 THIS SYNDICATED FACILITY AGREEMENT dated as of September 8, 2021 (as amended, supplemented or modified from time to time, this “Agreement”), is among CIVEO CORPORATION, a corporation incorporated under the laws of the Province of British Columbia (the “Parent Borrower”), CIVEO MANAGEMENT LLC, a Delaware limited liability company (the “U.S. Borrower”), CIVEO PTY LIMITED ACN 003 657 510, an Australian proprietary limited company (the “Australian Borrower” and, together with the Parent Borrower and the U.S. Borrower, the “Borrowers”), the Lenders (as defined in Article I), ROYAL BANK OF CANADA (“RBC”), as administrative agent (in such capacity, the “Administrative Agent”) for the U.S. Lenders, as U.S. collateral agent (in such capacity, the “U.S. Collateral Agent”) for the Lenders, as administrative agent (in such capacity, the “Canadian Administrative Agent”) for the Canadian Lenders (as defined in Article I) and as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”) for the Lenders, and RBC EUROPE LIMITED (“RBC Europe”), as administrative agent (in such capacity, the “Australian Administrative Agent”) for the Australian Lenders (as defined in Article I) and as Australian collateral agent (in such capacity, the “Australian Collateral Agent”) for the Lenders. WHEREAS, the Parent Borrower, certain of its Subsidiaries, the lenders party thereto, and the Administrative Agents are party to that certain Amended and Restated Syndicated Facility Agreement, dated as of April 2, 2018 (such Syndicated Facility Agreement as amended prior to the date hereof, the “Existing Credit Agreement”); and WHEREAS, the Existing Credit Agreement is being refinanced pursuant to this Agreement. In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. “Acceptance Fee” shall mean a fee payable in Canadian dollars by the Parent Borrower to the Canadian Administrative Agent for the account of a Canadian Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, calculated on the face amount of the B/A or the B/A Equivalent Loan at the rate per annum applicable on such date as set forth in the row labeled “Eurocurrency/B/A Spread” in the definition of the term “Applicable Percentage” on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to any B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2.22).

2 US-DOCS\125501258.12 “Additional Permitted Amount” has the meaning set forth in the definition of Permitted Refinancing Indebtedness. “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest whole 1/100 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto. “Administrative Agents” shall mean the Administrative Agent, the Canadian Administrative Agent and the Australian Administrative Agent. “Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied from time to time by the Applicable Administrative Agent. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified. “Agent Parties” shall have the meaning assigned to such term in Section 9.01(d). “Agents” shall mean, collectively, the Administrative Agents and the Collateral Agents. “Aggregate L/C Exposure” shall mean, at any time, the sum of the U.S. L/C Exposure, the U.S. Dollar Equivalent of the Canadian L/C Exposure and the U.S. Dollar Equivalent of the Australian L/C Exposure at such time. “Agreement” shall have the meaning assigned to such term in the preamble hereto. “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.0% and (c) the Adjusted LIBO Rate for a deposit in U.S. dollars with an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

3 US-DOCS\125501258.12 “Alternative Currency” shall mean the Euro, Pounds Sterling, Japanese Yen, Singapore Dollar, Hong Kong Dollar, Mexican Peso, Indian Rupee, Kuwaiti Dinar and each other currency (other than U.S. dollars, Canadian dollars or Australian dollars) that is approved in accordance with Section 1.05. “Anti-Corruption Laws” shall mean all statutes, enactments, by-laws, rules, regulations, notifications, circulars, case-law, orders, ordinances, guidelines, policies, directions and judgments of any Governmental Authority, in relation to anti-corruption issued, administered or enforceable against any Borrower or any of their Subsidiaries, including, without limitation, the FCPA and the UKBA. “Anti-Money Laundering Laws” shall mean all applicable financial recordkeeping and reporting requirements and the money laundering and terrorist financing statutes and laws and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over any Borrower or any of their Subsidiaries, or to which any Borrower or any of their Subsidiaries is subject, including, without limitation, the Patriot Act and the Bank Secrecy Act of 1970. “Applicable Administrative Agent” shall mean (a) the Administrative Agent, with respect to any U.S. Loan or U.S. Letter of Credit, (b) the Canadian Administrative Agent, with respect to any Canadian Loan or Canadian Letter of Credit and (c) the Australian Administrative Agent, with respect to any Australian Revolving Credit Loan or Australian Letter of Credit. “Applicable Borrower” shall mean (a) the Parent Borrower, with respect to the Canadian Term Loan Facility or the Canadian Revolving Credit Facility, (b) the U.S. Borrower, with respect to the U.S. Revolving Credit Facility, and (c) the Australian Borrower, with respect to the Australian Revolving Credit Facility. “Applicable Collateral Agent” shall mean (a) the U.S. Collateral Agent, with respect to the U.S. Security Documents and the U.S. Collateral, (b) the Canadian Collateral Agent, with respect to the Canadian Security Documents and the Canadian Collateral or (c) the Australian Collateral Agent, with respect to the Australian Security Documents and the Australian Collateral. “Applicable Issuing Bank” shall mean (a) RBC or any other Issuing Bank that has issued, or has a commitment to issue, U.S. Letters of Credit, (b) RBC or any other Issuing Bank that has issued, or has a commitment to issue, Canadian Letters of Credit, or (c) RBC Europe, or any other Issuing Bank that has issued, or has a commitment to issue, Australian Letters of Credit. “Applicable Lender” shall mean (a) when used with respect to the U.S. Revolving Credit Facility, the Canadian Term Loan Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, a Lender that has a Commitment or holds a Loan with respect to such Facility, (b) with respect to any Letter of Credit, (i) the Issuing Banks and (ii) if any L/C Disbursements have been made by an Issuing Bank and not reimbursed or refinanced by Section 2.02(g), the Canadian Revolving Lenders, the U.S. Revolving Lenders or the Australian Lenders, as the case may be, and (c) with respect to the U.S. Swing Line Sublimit or the Canadian Swing Line Sublimit, the Applicable Swing Line Lender.

"*Applicable Percentage*" shall mean, for any day, with respect to any Eurocurrency Loan, ABR Loan, B/A Loan, Canadian Prime Rate Loan, U.S. Base Rate Loan, BBSY Rate Loan or the Commitment Fee, the applicable percentage set forth below under the applicable caption, based upon the Total Net Leverage Ratio as of the relevant date of determination:

Total Net Leverage Ratio	**Eurocurrency/ BBSY Rate/B/A Spread**	**ABR, Canadian Prime Rate and U.S. Base Rate Spread**	**Commitment Fee Percentage**
Category 1 Less than 1.50 to 1.00	3.00%	2.00%	0.675%
Category 2 Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	3.25%	2.25%	0.731%
Category 3 Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00...............................	3.50%	2.50%	0.788%
Category 4 Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00...............................	3.75%	2.75%	0.844%
Category 5 Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00...............................	4.00%	3.00%	0.900%

Each change in the Applicable Percentage resulting from a change in the Total Net Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements indicating another such change; provided, however, that at any time during which the Parent Borrower has failed to deliver when due the financial statements required by Section 5.04(a) or (b) and the Compliance Certificate required by Section 5.04(c), respectively, the Total Net Leverage Ratio shall be deemed to be in Category 5 for purposes of determining the Applicable Percentage. Notwithstanding the foregoing, as of the Closing Date, the Applicable Percentage shall be based on Category 3 until adjusted in accordance with this paragraph.

"*Applicable Pro Rata Percentage*" shall mean the Canadian Applicable Pro Rata Percentage, the Australian Revolving Pro Rata Percentage or the U.S. Revolving Pro Rata Percentage, as the context may require.

"*Applicable Required Lenders*" shall mean (a) the Required U.S. Lenders with respect to the U.S. Revolving Credit Facility, (b) the Required Canadian Revolving Lenders with respect to the Canadian Revolving Credit Facility, (c) the Required Canadian Term Lenders with respect to the Canadian Term Loan Facility, or (d) the Required Australian Lenders with respect to the Australian Revolving Credit Facility.

"*Applicable Swing Line Lender*" shall mean (a) with respect to the U.S. Swing Line Sublimit, (i) the U.S. Swing Line Lender and (ii) if any U.S. Swing Line Loans are outstanding

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5 US-DOCS\125501258.12 and have not been refinanced by a U.S. Revolving Borrowing pursuant to Section 2.23(c)(ii), the U.S. Revolving Lenders and (b) with respect to the Canadian Swing Line Sublimit, the Canadian Swing Line Lender and (ii) if any Canadian Swing Line Loans are outstanding and have not been refinanced by a Canadian Revolving Borrowing pursuant to Section 2.23(c)(ii), the Canadian Revolving Lenders. “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) of any or all of the property of the Parent Borrower or any of its Subsidiaries to any person other than the Parent Borrower or any of its Subsidiaries (other than (a) Equity Interests in the Parent Borrower or directors’ qualifying shares in any Subsidiary, (b) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (c) dispositions between or among Subsidiaries that are not Loan Parties or (d) Specified Dispositions); provided that any asset sale or series of related asset sales described above having a value not in excess of U.S.$1,000,000 shall be deemed not to be an “Asset Sale” for purposes of this Agreement. “Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Applicable Administrative Agent, in substantially the form of Exhibit A or such other form as shall be approved by the Applicable Administrative Agent. “Associate” shall mean an “associate” as defined in section 128F(9) of the Australian Tax Act. “Attorneys” shall have the meaning assigned to such term in Section 1.03(b). “Australian Administrative Agent” shall have the meaning assigned to such term in the preamble hereto. “Australian Borrower” shall have the meaning assigned to such term in the preamble hereto. “Australian Collateral” shall mean all “Collateral” or “Secured Property” as defined in any Australian Security Document. “Australian Collateral Agent” shall have the meaning assigned to such term in the preamble hereto. “Australian Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

6 US-DOCS\125501258.12 “Australian Corporations Act” shall mean the Corporations Act 2001 (Cth). “Australian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in U.S. dollars, the equivalent in Australian dollars of such amount, determined by the Administrative Agent using the Exchange Rate then in effect. “Australian dollars”, “AUD” and “AUD$” shall mean the lawful money of the Commonwealth of Australia. “Australian GST” shall have the meaning given in A New Tax System (Goods and Services Tax) Act 1999 (Cth). “Australian GST Liability” shall have the meaning assigned to such term in Section 2.19(j). “Australian Guarantee Agreement” shall mean a Deed of Guarantee and Indemnity, substantially in the form of Exhibit C-1, in favor of the Australian Collateral Agent, for the benefit of the Secured Parties. “Australian L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Australian Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements in respect of Australian Letters of Credit that have not yet been reimbursed at such time. The Australian L/C Exposure of any Australian Lender at any time shall mean its Australian Revolving Pro Rata Percentage of the aggregate Australian L/C Exposure at such time. “Australian L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c). “Australian Lenders” shall mean Lenders having Australian Revolving Commitments, outstanding Australian Revolving Credit Loans or participations in Australian Letters of Credit pursuant to Section 2.21(d). “Australian Loan Parties” shall mean the Australian Borrower and the Australian Subsidiary Guarantors. “Australian Revolving Borrowing” shall mean a group of Australian Revolving Credit Loans of a single Type made, converted or continued by the Australian Lenders on a single date and as to which a single Interest Period is in effect. “Australian Revolving Commitment” shall mean, with respect to each Australian Lender, the commitment of such Australian Lender to (a) make Australian Revolving Credit Loans hereunder and (b) purchase participations in the Australian L/C Exposure, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Australian Revolving Commitment”, or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which such Australian Lender assumed its Australian Revolving Commitment, as applicable, as the same may be (i) increased from time to time pursuant to Section 2.25, (ii) reduced from time to time pursuant to Section 2.09 and (iii) reduced or increased from time to time pursuant to assignments by or to such Australian Lender pursuant to Section 9.04.

7 US-DOCS\125501258.12 The aggregate amount of the Australian Revolving Commitments as of the Closing Date is U.S.$35,000,000. “Australian Revolving Credit Exposure” shall mean, with respect to any Australian Lender at any time, the aggregate principal amount at such time of all outstanding Australian Revolving Credit Loans of such Lender denominated in U.S. dollars, plus the U.S. Dollar Equivalent of the aggregate principal amount at such time of all outstanding Australian Revolving Credit Loans of such Australian Lender denominated in Australian dollars, plus the U.S. Dollar Equivalent of the aggregate amount at such time of such Australian Lender’s Australian Revolving Pro Rata Percentage of the Australian L/C Exposure. “Australian Revolving Credit Facility” shall mean at any time the aggregate amount of the Australian Revolving Commitments of the Australian Lenders at such time. “Australian Revolving Credit Loans” shall mean (a) the Australian dollar-denominated Revolving Credit Loans made by the Australian Lenders to the Australian Borrower hereunder and (b) the U.S. dollar-denominated Revolving Credit Loans made by the Australian Lenders to the Australian Borrower. Each Australian Revolving Credit Loan denominated in Australian dollars shall be a BBSY Rate Loan. Each Australian Revolving Credit Loan denominated in U.S. dollars and made to the Australian Borrower shall be a Eurocurrency Loan. “Australian Revolving Pro Rata Percentage” of any Australian Lender, subject to any adjustment as provided in Section 2.24(c) or 2.25(a), shall mean the percentage of the aggregate Australian Revolving Commitments represented by such Australian Lender’s Australian Revolving Commitment; provided that if the Australian Revolving Commitments have terminated, the Australian Revolving Pro Rata Percentages of the Australian Lenders shall be determined based upon the Australian Revolving Commitments most recently in effect, giving effect to any assignments. “Australian Security Deed” shall mean any Australian General Security Deed governed by the laws of New South Wales, Australia, substantially in the form of Exhibit E-1, among the Australian Borrower and the Australian Subsidiary Guarantors, as grantors, and the Australian Collateral Agent for the benefit of the Secured Parties. “Australian Security Documents” shall mean the Australian Security Deed, the Australian Security Trust Deed and each other Security Document to which the Australian Borrower, or any Australian Subsidiary Guarantor is a party and that purports to grant a Lien in the assets of any such person in favor of the Australian Collateral Agent for the benefit of the Secured Parties. “Australian Security Trust Deed” shall mean the security trust deed granted by the Australian Collateral Agent, as security trustee. “Australian Subsidiaries” shall mean the Subsidiaries of the Parent Borrower (other than the Australian Borrower) organized under the laws of the Commonwealth of Australia or any state, territory or other political subdivision thereof other than any U.S. Owned Subsidiary.

8 US-DOCS\125501258.12 “Australian Subsidiary Guarantor” shall mean each Australia Subsidiary listed on Schedule 1.01(d), and each other Australian Subsidiary that is or becomes a party to an Australian Guarantee Agreement. “Australian Tax Act” shall mean the Income Tax Assessment Act 1936 (Cth) (Australia) or the Income Tax Assessment Act 1997 (Cth) (Australia) as applicable. “Australian Withholding Tax” shall mean any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Commonwealth of Australia). “AutoBorrow Agreement” shall mean any agreement providing for automatic borrowing services between a Loan Party and a Swing Line Lender. “B/A Discount Rate” shall mean: (a) with respect to an issue of Bankers’ Acceptances having the same Contract Period accepted by a Lender that is a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) (other than Canadian Western Bank), the CDOR Rate; and (b) with respect to an issue of Bankers’ Acceptances having the same Contract Period accepted by Canadian Western Bank or a Lender that is not a bank under Schedule I to the Bank Act (Canada), the CDOR Rate plus 0.10%; Notwithstanding the foregoing, the B/A Discount Rate for purposes of this Agreement shall at no time be less than 0%. “B/A Equivalent Loan” shall have the meaning assigned to such term in Section 2.22(h). “B/A Loan” shall mean a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement that are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” shall mean: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial

9 US-DOCS\125501258.12 institutions or their respective Affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankers’ Acceptance” and “B/A” shall mean a non-interest bearing draft denominated in Canadian dollars, drawn by the Parent Borrower, and accepted by a Canadian Lender in accordance with this Agreement, and may include a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada). “Banking Services” shall mean each and any of the following bank services provided to the Parent Borrower or any Subsidiary by any Lender or any Affiliate of a Lender: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services). “Banking Services Obligations” shall mean any and all obligations of the Parent Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. Notwithstanding anything to the contrary contained herein, “Banking Services Obligations” shall not include the Excluded Swap Obligations “BBSY Rate” shall mean, for the relevant Interest Period: (a) the rate per annum which is equal to the average bid rate displayed at or about 10:30 a.m. (Sydney time) on the date that is two Business Days prior to the first day of that period on the Bloomberg BBSY page for a term equivalent to that period; or (b) if a rate for a term cannot be determined in accordance with clause (a) above because a rate is not displayed for a term equivalent to that period or if the basis on which that rate is displayed is changed and in the opinion of the Australian Administrative Agent ceases to reflect the Australian Lenders’ cost of funding to the same extent as of the date of this Agreement, the BBSY Rate for that period will be the rate determined by the Australian Administrative Agent at or about 10:30 a.m. (Sydney time) on the day of calculation (which day shall be two Business Days prior to the first day of that period) to be the average of the buying rates quoted to the Australian Administrative Agent by three Reference Banks selected by the Australian Administrative Agent (after consultation with the Australian Borrower) at or about that time on that date for bills of exchange that are accepted by an Australian bank and that have a term equivalent to the relevant period. “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

10 US-DOCS\125501258.12 “Bilateral Agreement” shall mean that AUD$1,000,000 Guarantee Line provided by the Bilateral Lender to the Australian Borrower pursuant to the Facility Letter, dated as of August 20, 2020 (the “Facility Letter”) by and among the Australian Borrower, the Bilateral Lender and The Hongkong and Shanghai Banking Corporation ABN 65 117 925 970, as amended or supplemented from time to time. “Bilateral Obligations” shall mean all the liabilities of the Australian Borrower to the Bilateral Lender under or by reason of the Bilateral Agreement, and includes any liabilities or obligations which are liquidated or unliquidated, are present, prospective or contingent, are in existence before or come into existence on or after the date of this Agreement or relate to the payment of money or the performance or omission of any act; provided that, the aggregate principal amount of Indebtedness included for purposes of determining Australian Bank Guarantee Obligations under this Agreement or any other Loan Document shall not exceed AUD$1,000,000. “Bilateral Lender” shall mean HSBC Bank Australia Limited ABN 48 006 434 162 in its capacity as lender under the Bilateral Agreement or any other Lender that succeeds HSBC Bank Australia Limited ABN 48 006 434 162 as a party to the Bilateral Agreement. “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America. “Borrower Materials” shall have the meaning assigned to such term in Section 5.04. “Borrowers” shall have the meaning assigned to such term in the preamble hereto. “Borrowing” shall mean a Canadian Revolving Borrowing, a Canadian Term Borrowing, an Australian Revolving Borrowing, a U.S. Revolving Borrowing or a Swing Line Borrowing. “Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1, B-2, B-3 or B-4, as applicable, or such other form as shall be reasonably approved by the Applicable Administrative Agent. “Breakage Event” shall have the meaning assigned to such term in Section 2.15. “Business Day” shall mean (a) when used in connection with a Loan, Letter of Credit or payment denominated in U.S. dollars, any day other than a Saturday, Sunday or any day on which banks in Houston and New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in U.S. dollars in the London interbank market, (b) when used in connection with the Canadian Term Loan, a Canadian Revolving Credit Loan, a Canadian Letter of Credit or a payment under the Canadian Term Loan Facility or the Canadian Revolving Credit Facility, any day other than a Saturday, Sunday or any day on which banks in Toronto, Ontario, Calgary, Alberta and Montreal, Quebec are authorized or required by law to close, (c) when used in connection with an Australian Revolving Credit Loan, Australian Letter of Credit or payment denominated in Australian dollars or U.S. dollars under the Australian Revolving Credit Facility, any day other than a Saturday, Sunday or any day on which banks in Houston, New York City, Singapore, London, Hong Kong or Sydney, Australia are authorized or required by law to close and (d) when used in connection with a Letter of Credit or

11 US-DOCS\125501258.12 payment denominated in an Alternative Currency, any day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternative Currency and on which the relevant office of the Applicable Issuing Bank is not authorized or required by law to close. “Canadian Administrative Agent” shall have the meaning assigned to such term in the preamble hereto. “Canadian Applicable Pro Rata Percentage” shall mean with respect to any Canadian Revolving Lender or Canadian Term Lender, the Canadian Revolving Pro Rata Percentage or the Canadian Term Loan Pro Rata Percentage, respectively. “Canadian Benefit Plans” shall mean all employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans or Defined Benefit Plans and are maintained or contributed to by the Parent Borrower or any of the Canadian Subsidiaries, in each case covering employees in Canada. “Canadian Collateral” shall mean all “Collateral” as defined in any Canadian Security Document. “Canadian Collateral Agent” shall have the meaning assigned to such term in the preamble hereto. “Canadian Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a)(ii). “Canadian Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in U.S. dollars, the equivalent in Canadian dollars of such amount, determined by the Administrative Agent using the Exchange Rate, then in effect. “Canadian dollars” and “C$” shall mean lawful currency of Canada. “Canadian Facility” shall mean either the Canadian Term Loan Facility or the Canadian Revolving Credit Facility. “Canadian Guarantee Agreement” shall mean the Canadian Guarantee Agreement, substantially in the form of Exhibit C-2, by the Parent Borrower and the Canadian Subsidiary Guarantors in favor of the Canadian Collateral Agent, for the benefit of the Secured Parties. “Canadian L/C Exposure” shall mean at any time the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the U.S. Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Canadian Letters of Credit that have not yet been reimbursed at such time. The Canadian L/C Exposure of any Canadian Revolving Lender at any time shall mean its Canadian Revolving Pro Rata Percentage of the aggregate Canadian L/C Exposure at such time. “Canadian L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

12 US-DOCS\125501258.12 “Canadian Lenders” shall mean Canadian Revolving Lenders and Canadian Term Lenders, as applicable. “Canadian Loan” shall mean a Canadian Revolving Credit Loan or a Canadian Term Loan. “Canadian Loan Parties” shall mean the Parent Borrower and the Canadian Subsidiary Guarantors. “Canadian Pension Plans” shall mean each plan that is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by the Parent Borrower or any of the Canadian Subsidiaries for its employees or former employees, but excluding the Defined Benefit Plans. “Canadian Pledge Agreement” shall mean the Canadian Pledge Agreement, substantially in the form of Exhibit D-1, among the Parent Borrower and each Canadian Subsidiary of the Parent Borrower party thereto, as pledgors, and the Canadian Collateral Agent, for the benefit of the Secured Parties. “Canadian Prime Rate” shall mean, on any day, the annual rate of interest equal to the greater of: (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian dollar-denominated commercial loans made in Canada; and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 1%; provided that if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate. “Canadian Revolving Borrowing” shall mean a group of Canadian Revolving Credit Loans of a single Type made, converted or continued by the Canadian Revolving Lenders on a single date and, in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect and, in the case of a B/A Borrowing, as to which a single Contract Period is in effect. “Canadian Revolving Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to (a) make Canadian Revolving Credit Loans hereunder, (b) purchase participations in the Canadian L/C Exposure and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Canadian Revolving Commitment”, or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which such Canadian Revolving Lender assumed its Canadian Revolving Commitment, as applicable, as the same may be (i) increased from time to time pursuant to Section 2.25, (ii) reduced from time to time pursuant to Section 2.09 and (iii) reduced or increased from time to time pursuant to assignments by or to such Canadian Revolving Lender pursuant to Section 9.04. The aggregate amount of the Canadian Revolving Commitments as of the Closing Date is U.S.$155,000,000. “Canadian Revolving Credit Exposure” shall mean, with respect to any Canadian Revolving Lender at any time, the aggregate principal amount at such time of all outstanding

13 US-DOCS\125501258.12 Canadian Revolving Credit Loans of such Lender denominated in U.S. dollars, plus the U.S. Dollar Equivalent of the aggregate principal amount at such time of all outstanding Canadian Revolving Credit Loans of such Canadian Revolving Lender denominated in Canadian dollars, plus the U.S. Dollar Equivalent of the aggregate amount at such time of such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage of the Canadian L/C Exposure plus such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage of the outstanding amount of all Canadian Swing Line Loans. “Canadian Revolving Credit Facility” shall mean at any time the aggregate amount of the Canadian Revolving Commitments of the Canadian Revolving Lenders at such time. “Canadian Revolving Credit Loans” shall mean (a) the Canadian dollar-denominated Revolving Credit Loans (including the aggregate face amount of outstanding B/As) made by the Canadian Revolving Lenders to the Parent Borrower hereunder and (b) the U.S. dollar- denominated Revolving Credit Loans made by the Canadian Revolving Lenders to the Parent Borrower. Each Canadian Revolving Credit Loan denominated in Canadian dollars shall be a Canadian Prime Rate Loan or a B/A Loan. Each Canadian Revolving Credit Loan denominated in U.S. dollars and made to the Parent Borrower shall be a Eurocurrency Loan or a U.S. Base Rate Loan. “Canadian Revolving Lenders” shall mean Lenders having Canadian Revolving Commitments, outstanding Canadian Revolving Credit Loans, or participations in Canadian Letters of Credit pursuant to Section 2.21(d) or in Canadian Swing Line Loans pursuant to Section 2.23. “Canadian Revolving Pro Rata Percentage” of any Canadian Revolving Lender, subject to any adjustment as provided in Section 2.24(c) or 2.25(a), shall mean the percentage of the aggregate Canadian Revolving Commitments represented by such Canadian Revolving Lender’s Canadian Revolving Commitment; provided that if the Canadian Revolving Commitments have terminated, the Canadian Revolving Pro Rata Percentages of the Canadian Revolving Lenders shall be determined based upon the Canadian Revolving Commitments most recently in effect, giving effect to any assignments “Canadian Security Agreement” shall mean the Canadian Security Agreement, substantially in the form of Exhibit E-2, among each Canadian Subsidiary of the Parent Borrower party thereto, as grantors, and the Canadian Collateral Agent, for the benefit of the Secured Parties. “Canadian Security Documents” shall mean the Canadian Security Agreement, the Canadian Pledge Agreement, and each other Security Document to which the Parent Borrower, any Canadian Subsidiary Guarantor or any other Subsidiary of the Parent Borrower is a party and that purports to grant a Lien in the assets of any such person in favor of the Canadian Collateral Agent for the benefit of the Secured Parties. “Canadian Subsidiaries” shall mean the Subsidiaries organized under the laws of Canada or any province, territory or other political subdivision thereof, other than any U.S. Owned Subsidiary.

14 US-DOCS\125501258.12 “Canadian Subsidiary Guarantor” shall mean each Canadian Subsidiary listed on Schedule 1.01(c), and each other Canadian Subsidiary that is or becomes a party to the Canadian Guarantee Agreement. “Canadian Swing Line Borrowing” shall mean a borrowing of a Canadian Swing Line Loan pursuant to Section 2.23(a)(ii) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement. “Canadian Swing Line Lender” shall mean RBC in its capacity as provider of Canadian Swing Line Loans, or any successor swing line lender hereunder. “Canadian Swing Line Loan” shall have the meaning assigned to such term in Section 2.23(a)(ii). “Canadian Swing Line Sublimit” shall mean U.S.$25,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Revolving Commitments. “Canadian Term Borrowing” shall mean a group of Canadian Term Loans of a single Type made, converted or continued by the Canadian Term Lenders on a single date and, in the case of a B/A Loan, as to which a single Contract Period is in effect. “Canadian Term Commitment” shall mean, with respect to each Canadian Term Lender, the commitment of such Canadian Term Lender to make a single Canadian Term Loan to the Parent Borrower on the Closing Date in an aggregate principal amount not to exceed the Canadian dollar amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate amount of the Canadian Term Commitments as of the Closing Date is C$100,000,000. “Canadian Term Lender” shall mean any Lender that has a Canadian Term Commitment or holds a Canadian Term Loan. “Canadian Term Loan” shall mean the Canadian dollar-denominated term loans made by the Canadian Term Lenders to the Parent Borrower. “Canadian Term Loan Facility” shall mean the aggregate principal amount of the Canadian Term Loans of all Canadian Term Lenders outstanding at such time. “Canadian Term Loan Pro Rata Percentage” with respect to any Canadian Term Lender, the percentage of the aggregate principal amount of the Canadian Term Loans represented by such Canadian Term Lender’s Canadian Term Loans at such time. “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Applicable Collateral Agent, for the benefit of the Secured Parties, as collateral for the U.S. L/C Exposure,

15 US-DOCS\125501258.12 the Canadian L/C Exposure or the Australian L/C Exposure, as applicable, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Applicable Borrower, the Applicable Collateral Agent and the Applicable Issuing Banks (which documentation is hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. “CDOR Rate” shall mean, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Canadian dollar bankers’ acceptances for a term equal to the term of the relevant Contract Period (or for a term of one month for purposes of determining the Canadian Prime Rate) appearing on the “Refinitiv Screen Canadian Dollar Offered Rate (CDOR) Page” (or any display substituted therefor) of Reuters Monitor Money Rates Services (or any successor thereto or Affiliate thereof) at approximately 10:00 a.m. (Standard Time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day; provided that, if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “CDOR Scheduled Successor Rate” shall have the meaning provided in Section 2.08(c). “CDOR Scheduled Unavailability Date” shall have the meaning provided in Section 2.08(c). “CDS” shall have the meaning assigned to such term in Section 2.22(c). “Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Borrower; (b) the failure by the Parent Borrower to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the U.S. Borrower; or (c) the failure by the Parent Borrower to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Australian Borrower. “Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or an Issuing Bank (or, for purposes of Section 2.13, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided however, for purposes of this Agreement and notwithstanding anything to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

16 US-DOCS\125501258.12 “Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Credit Loans, Canadian Term Loans, Australian Revolving Credit Loans or U.S. Revolving Credit Loans, and (b) any Commitment, refers to whether such Commitment is a Canadian Revolving Commitment, Canadian Term Commitment, Australian Revolving Commitment or a U.S. Revolving Commitment. “Closing Date” shall mean the date upon which all of the conditions set forth in Sections 4.01 and 4.02 are satisfied or waived in accordance with Section 9.08(b). “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. “Collateral” shall mean, collectively, all of the U.S. Collateral, the Canadian Collateral and the Australian Collateral. “Collateral Agents” shall mean, collectively, the U.S. Collateral Agent, the Canadian Collateral Agent and the Australian Collateral Agent. “Commitment” shall mean, with respect to any Lender, such Lender’s U.S. Revolving Commitment, Canadian Revolving Commitment, Canadian Term Commitment, Australian Revolving Commitment or any Incremental Revolving Commitment, and “Commitments” shall mean the U.S. Revolving Commitments, the Canadian Revolving Commitments, the Canadian Term Commitments, the Australian Revolving Commitments and any Incremental Revolving Commitments. “Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a)(iii). “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(c). “Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA” shall mean, for any period, EBITDA of the Parent Borrower and the Subsidiaries for such period, all determined on a consolidated basis. “Consolidated Interest Expense” shall mean, for any person for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations but excluding the amortization of debt discount and debt issuance costs) of such person for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of such person that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate Hedging Agreements.

17 US-DOCS\125501258.12 “Consolidated Net Income” shall mean, for any person for any period, the net income or loss of such person for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (b) the income of any person in which any other person (other than such person or a wholly owned subsidiary thereof or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or a wholly owned subsidiary thereof by such person during such period, and (c) any gains or losses attributable to sales of assets out of the ordinary course of business. For the avoidance of doubt, Consolidated Net Income shall include all amounts recognized as income during such period from the Canada Emergency Wage Subsidy program (but shall deduct, if applicable, any such amounts that were required to be repaid during such period as a result of program non-compliance). “Consolidated Net Worth” shall mean, at any time, the net worth or total shareholders’ equity of the Parent Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP. “Contract Period” shall mean the term of a B/A Loan selected by the Parent Borrower in accordance with Section 2.22, commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 1, 2 or 3 months thereafter, subject to market availability (or, subject to the agreement of the Applicable Lenders, a longer or shorter period), provided that (a) subject to clause (b) below, each such period shall be subject to such extensions or reductions as may be agreed by the Applicable Lenders to ensure that each Contract Period shall expire on a Business Day, and (b) no Contract Period shall extend beyond the Maturity Date. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto. “Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” shall have the meaning provided in Section 9.25. “Credit Event” shall have the meaning assigned to such term in Section 4.01.

18 US-DOCS\125501258.12 “Customary Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement, reasonably acceptable to the Loan Party incurring Indebtedness under the indenture or agreement pursuant to which a Qualified Offering is issued, incurred or otherwise obtained, the Agents and the Required Lenders, to be entered into by and among such Loan Party, the other Loan Parties party thereto, the Agents and the trustee, administrative agent, collateral agent, security agent or similar agent and under such indenture or agreement pursuant to which such Qualified Offering is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities. “Decision Period” shall have the meaning assigned to such term in Section 2.17(d). “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default. “Defaulting Lender” shall mean, subject to Section 2.24(d), any Lender that: (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies an Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to an Administrative Agent, any Issuing Bank, and any Swing Line Lender of any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due; (b) has notified any Borrower, an Administrative Agent or any Issuing Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after request by an Administrative Agent or any Borrower, to confirm in writing to such Administrative Agent and such Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Administrative Agent and such Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof

19 US-DOCS\125501258.12 by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by an Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to each Borrower, each Issuing Bank, each Swing Line Lender and each Lender. “Defined Benefit Plan” shall mean each of the pension plans identified as such in Schedule 3.16(b). “Designated Person” shall mean a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order (as defined in the definition of “Sanctions Laws and Regulations” below); (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (“SDN List”); (c) in which an entity on the SDN List has, to the knowledge of Parent Borrower or any of its subsidiaries, (i) 50% or greater ownership interest or (ii) control of operations and day-to-day activities; or (d) listed in any sanctions-related list of designated persons maintained by the United Nations Security Council, the European Union or any European Union member state or that is otherwise the subject of Sanctions Laws and Regulations. “Discount Note” shall have the meaning assigned to such term in Section 2.22(h). “Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance required to be purchased by a Lender hereunder, an amount (rounded to the nearest whole cent with one-half of one cent being rounded up) determined as of the applicable date of Borrowing that is equal to the Face Amount multiplied by the Price, where “Face Amount” is the face amount of such Bankers’ Acceptance and “Price” is equal to: 1 (1 + (Rate x Term)) x 365 where the “Rate” is the applicable Discount Rate expressed as a decimal on the day of purchase; the “Term” is the term of such Bankers' Acceptance expressed as a number of days; and the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded up. “Discount Rate” shall mean, with respect to the issuance of a Bankers’ Acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such Bankers’ Acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such Bankers’ Acceptance on its date of issuance and had repaid the respective face amount of such Bankers’ Acceptance on the maturity date thereof. “Documents” shall have the meaning assigned to such term in Section 1.03(b).

20 US-DOCS\125501258.12 “dollars”, “U.S. dollars”, “U.S.$” or “$” shall mean lawful money of the United States of America. “Domestic Subsidiaries” shall mean all Subsidiaries (other than the U.S. Borrower) incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. “EBITDA” shall mean, for any person for any period, Consolidated Net Income of such person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any noncash charges or extraordinary losses for such period, (v) [reserved], (vi) transaction costs associated with any Permitted Acquisitions in an aggregate amount not to exceed U.S.$10,000,000 during the term of this Agreement and (vii) the amount of cost savings, operating expense reductions and synergies directly attributable and of continuing effect and projected by the Parent Borrower in good faith to be realized within 12 months after consummation of a Permitted Acquisition (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions and synergies (1) are reasonably identifiable and factually supportable and (2) have been approved by the Administrative Agent in its reasonable discretion and (B) the aggregate amount of such cost savings, operating expense reductions and synergies included pursuant to this clause (a)(vii), shall not exceed 10% of EBITDA (after giving effect to this clause (a)(vii)), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all noncash items of income for such period, all determined for such person on a consolidated basis in accordance with GAAP. For the avoidance of doubt, without duplication of any amounts included in Consolidated Net Income, EBITDA shall include all amounts recognized as income during such period from the Canada Wage Subsidy program (but shall deduct, if applicable, any such amounts that were required to be repaid during such period as a result of program non-compliance). “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

21 US-DOCS\125501258.12 “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other person (other than a natural person). “Environmental Laws” shall mean all former, current and future federal, state, provincial, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials. “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time. “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the failure of any Plan to satisfy the Pension Funding Rules; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of a Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by a Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the receipt by a

22 US-DOCS\125501258.12 Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (g) the occurrence of a “prohibited transaction” with respect to which a Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any such Subsidiary could otherwise be liable. “Erroneous Payment” has the meaning assigned to it in Section 8.13(a). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.13(d). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” shall have the meaning assigned to such term in Article VII. “Excess Cash” shall mean, as of any date of determination, the aggregate amount of Unrestricted Cash on hand at the Parent Borrower and its Subsidiaries other than (a) any cash allocated for, reserved or otherwise set aside to pay vendor payments, payroll, payroll taxes, other taxes, and employee wage and benefit payment obligations of the Parent Borrower or any of its Subsidiaries then due and owing and for which the Parent Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers or will issue checks or initiate wires or ACH transfers within five Business Days in order to make such payments, (b) to the extent the payment of such amounts are not prohibited by this Agreement, other amounts in respect of which the Parent Borrower or any of its Subsidiaries has issued checks or has initiated wires or ACH transfers to Persons that are not Affiliates of a Credit Party but that have not yet been subtracted from the balance in the relevant account of the Parent Borrower or any Subsidiary, (c) any cash of the Parent Borrower and its Subsidiaries constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of the Parent Borrower and its Subsidiaries, in each case to the extent permitted by this Agreement and (d) cash of a Borrower or any Subsidiary to be used by a Borrower or any Subsidiary within five Business Days to pay the purchase price for any acquisition of any assets or property by such Loan Party pursuant to an executed and binding agreement between such Loan Party and a third-party seller that is not an Affiliate of such Borrower or Subsidiary, in each case to the extent permitted by this Agreement. “Exchange Rate” shall mean, on any day, (a) with respect to the Canadian Revolving Credit Facilities only, for purposes of determining the U.S. Dollar Equivalent of Canadian dollars and the Canadian Dollar Equivalent, the rate of exchange for Canadian interbank transactions at which Canadian dollars may be exchanged into U.S. dollars or at which U.S. dollars may be exchanged into Canadian dollars, respectively, established by the Bank of Canada and quoted at

23 US-DOCS\125501258.12 approximately the end of business (Standard Time) for the day in question or, if such determination is required to made prior to such time, as quoted at approximately the end of business (Standard Time) on the Business Day immediately preceding the date of determination, (b) with respect to the Australian Revolving Credit Facility only, for purposes of determining the U.S. Dollar Equivalent of Australian dollars and the Australian Dollar Equivalent, the Australian Administrative Agent’s spot rate of exchange at which Australian dollars may be exchanged into U.S. dollars or at which U.S. dollars may be exchanged into Australian dollars, respectively, as at 12:00 p.m. (London time) on such day, and (c) (i) for purposes of determining the U.S. Dollar Equivalent, the rate at which Canadian dollars, Australian dollars or the applicable Alternative Currency may be exchanged into U.S. dollars, (ii) for purposes of determining the Canadian Dollar Equivalent, the rate at which U.S. dollars may be exchanged into Canadian dollars as set forth at approximately 12:00 p.m. (Standard Time) on such day on the applicable Bloomberg Currency Page and (iii) for purposes of determining the Australian Dollar Equivalent, the Australian Administrative Agent’s spot rate of exchange at which U.S. dollars may be exchanged into Australian dollars as at 12:00 p.m. (London time) on such day. In the event that the rate at which U.S. dollars may be exchanged into Canadian dollars does not appear on such Bloomberg Currency Page, such Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian dollars or U.S. dollars, as applicable, are then being conducted, at or about 12:00 p.m. (Standard Time) on such day for the purchase of U.S. dollars or Canadian dollars or Alternative Currencies, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any method it deems commercially reasonable and appropriate to determine such rate, and such determination shall be presumed correct absent manifest error. “Excluded Collateral” shall mean (a) any lease, license, contract, property rights or agreement to which any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Guarantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Insolvency Law) or principles of equity), provided that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) those assets of a Guarantor with respect to which, in the sole discretion of (i) the U.S. Collateral Agent with respect to U.S. Collateral, (ii) the Canadian Collateral Agent with respect to Canadian Collateral or (iii) the Australian Collateral Agent with respect to Australian Collateral, the burdens, costs or consequences of obtaining a Lien on such assets are excessive in view of the benefits to be obtained by the Secured Parties (including, for the avoidance of doubt, adverse tax consequences to the Parent Borrower and its Subsidiaries); (c) with respect to any U.S. Collateral, any “intent to use”

24 US-DOCS\125501258.12 Trademark (as defined in the U.S. Security Agreement) applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” Trademark application under applicable federal law, (d) any Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which an indication of a security interest on such certificate is required as a condition of perfection of a security interest in such Equipment, (e) “consumer goods” as that term is defined in the PPSA (Alberta) (f) any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by a Borrower of any of the Subsidiaries or (g) any asset over which the granting of a security interest in such asset would be prohibited by contract (including Permitted Liens, leases and licenses), applicable law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the UCC, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions) or to the extent that such security interest would require obtaining the consent of any governmental or regulatory authority provided that the Collateral shall include and such security interest shall attach immediately at such time as such prohibition no longer exists or such consent is no longer required; provided, however, the foregoing clauses (a) - (g) shall not exclude from the Collateral or the security interest granted under the Security Documents any right to receive Proceeds from a disposition, conveyance, transfer, exchange, lease or similar transaction in respect of the foregoing or any other Proceeds, products, accessions, substitutions or replacements of the foregoing unless they independently are covered by such clauses (a) - (g). Capitalized terms used but not defined in this paragraph shall have the meanings assigned to such terms in the UCC. “Excluded Subsidiary” shall mean each of (i) Ft. McMurray Lodge Services GP Ltd. and (ii) any Subsidiary having no material assets other than Equity Interests of a Special Purpose Business Entity. “Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or if different, the jurisdiction

25 US-DOCS\125501258.12 (or jurisdictions) in which that Recipient is treated as resident for tax purposes, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding tax imposed by the jurisdiction of the Applicable Borrower with respect to such Lender on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.20(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) or 2.19(h), (d) any U.S. federal withholding Taxes imposed under FATCA; (e) in respect of any Australian Revolving Borrowing, Taxes that are a result of any representation or warranty given by the Lead Arranger or a Lender under Section 9.22 being untrue or that are a result of the Lead Arranger or a Lender breaching an undertaking contained in Section 9.22, (f) in respect of any Australian Revolving Borrowing, any Australian Withholding Taxes which arise in respect of interest paid or payable to a Lender that is an Offshore Associate of the Australian Borrower, or as a result of there being less than two Lenders under this Agreement, (g) in respect of any Australian Revolving Borrowing, Taxes which arise from the failure of (1) a Lender whose lending office is located in Australia, or (2) a party that is making or proposes to make, a supply under a Loan Document to a Borrower in the course or furtherance of an enterprise carried on in Australia by that party, to provide such Borrower with its Australian tax file number or Australian business number or exemption details such Borrower may reasonably require to establish that the relevant Tax is not payable, and (h) in respect of any Australian Revolving Borrowing, Taxes which arise in respect of any withholding or deduction on account of such Borrower receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Commonwealth of Australia) or any similar law. “Facility” shall mean the U.S. Revolving Credit Facility, the Canadian Term Loan Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, in each case as the context may require. “Facility Letter” shall have the meaning assigned to such term in the definition of Bilateral Agreement. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing. “FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977. “Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is

26 US-DOCS\125501258.12 not so published for any day that is a Business Day, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) for such transactions as determined by the Administrative Agent. “Fee Letter” shall mean the letter agreement dated as of the Closing Date between the Parent Borrower and RBC. “Fees” shall mean, collectively, the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and all fees set forth in the Fee Letter. “Financial Covenants” shall mean the financial covenants set forth in Sections 6.10 and 6.11. “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person. “Foreign Government Scheme or Arrangement” shall have the meaning assigned to such term in Section 3.16(c). “Foreign Lender” shall mean, with respect to a Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction and Australia and each state and territory thereof shall be deemed to constitute a single jurisdiction. “Foreign Plan” shall have the meaning assigned to such term in Section 3.16(c). “Foreign Subsidiary” shall mean any Subsidiary that is not (a) a Domestic Subsidiary or (b) a U.S. Borrower. “Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to an Issuing Bank, (a) such Defaulting Lender’s U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable (determined, for the avoidance of doubt, without giving effect to any adjustment provided for in Section 2.24(c) or 2.25(a)) of the outstanding U.S. L/C Exposure, Canadian L/C Exposure or Australian L/C Exposure, as applicable, less (b) any portion of the amount calculated under clause (a) above the risk participation with respect to which has been reallocated to other Applicable Lenders or Cash Collateralized in accordance with the terms hereof. “FSHCO” shall mean any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes substantially all of the assets of which consist of, directly or indirectly, Equity Interests in or Indebtedness of Foreign Subsidiaries that are U.S. Owned Subsidiaries. “Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

27 US-DOCS\125501258.12 “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis. “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Granting Lender” shall have the meaning assigned to such term in Section 9.04(g). “GST Act” shall mean A New Tax System (Goods and Services Tax) Act 1999 (Cth). “GST Law” shall have the meaning it has in the GST Act. “Guarantee” of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith. The term “Guarantee” as a verb has a corresponding meaning; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. “Guarantee Agreements” shall mean, collectively, the U.S. Guarantee Agreement, the Australian Guarantee Agreement and the Canadian Guarantee Agreement. “Guarantors” shall mean, collectively, the Borrowers and the Subsidiary Guarantors. “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law. “Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

28 US-DOCS\125501258.12 “Increased Amount Date” shall have the meaning assigned to such term in Section 2.25. “Incremental Lender” shall have the meaning assigned to such term in Section 2.25. “Incremental Revolving Commitment” shall have the meaning assigned to such term in Section 2.25. “Incremental Revolving Credit Increase” shall have the meaning assigned to such term in Section 2.25. “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount thereof shall be limited to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that, by its terms, such Indebtedness is nonrecourse to such person. “Indemnified Liabilities” shall have the meaning assigned to such term in Section 9.05(b). “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b). “Insolvency Law” shall mean, to the extent applicable, (a) Title 11 of the United States Code, (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies’ Creditors Arrangement Act (Canada), (d) Chapter 5 of the Australian Corporations Act; (e) any similar federal, provincial, state, local or foreign bankruptcy or insolvency law applicable to the Parent Borrower or any of its Subsidiaries and (f) any other law relating to insolvency, sequestration, administration, liquidation, winding up or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee may set aside or avoid transactions), in each case as now constituted or hereafter amended or enacted.

29 US-DOCS\125501258.12 “Interest Coverage Ratio” for any period shall mean the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for the Parent Borrower and the Subsidiaries for such period. Solely for purposes of this definition, if, at any time the Interest Coverage Ratio is being determined, the Parent Borrower or any Subsidiary shall have completed a Permitted Acquisition or Asset Sale the consideration of which is greater than $25,000,000 since the beginning of the relevant four fiscal quarter period, the Interest Coverage Ratio shall be determined on a pro forma basis (using the criteria therefor described in Section 6.04(i)) as if such Permitted Acquisition or Asset Sale and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. “Interest Payment Date” shall mean (a) with respect to any ABR Loan, Canadian Prime Rate Loan, U.S. Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December, and the earlier of the Maturity Date and the date on which the applicable Commitment shall expire or be terminated as provided herein, and (b) with respect to any Eurocurrency Loan or BBSY Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the earlier of the Maturity Date and the date on which the applicable Commitment shall expire or be terminated as provided herein, and in the case of a Eurocurrency Borrowing or BBSY Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing. “Interest Period” shall mean, with respect to any Eurocurrency Borrowing or BBSY Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or a shorter period, in each case if requested by the Applicable Borrower and consented to by all Applicable Lenders (including consent by verbal or electronic communication (e-mail)), provided that any Lender that has not responded to such request within three Business Days shall be deemed to have consented), as a Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” shall have the meaning assigned to such term in Section 6.04. “IRS” shall mean the United States Internal Revenue Service. “Issuing Bank” shall mean, as the context may require, (a) RBC, with respect to Letters of Credit issued by it, (b) RBC Europe, with respect to Letters of Credit issued by it, (c) The Toronto Dominion Bank, with respect to Letters of Credit issued by it, (d) with respect to each Rolled Letter of Credit, the Lender that issued such Rolled Letter of Credit and (e) any other Lender that may become an Issuing Bank pursuant to Section 2.21(j) or (l) with respect to Letters of Credit issued by such Lender, or (f) collectively, all the foregoing. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which

30 US-DOCS\125501258.12 case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c). “ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder. “Judgment Currency” shall have the meaning assigned to such term in Section 9.17. “Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 9.17. “L/C Cash Collateral Account” shall have the meaning assigned to such term in Section 2.21(k). “L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.21. “L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. “L/C Exposure” shall mean Australian L/C Exposure, Canadian L/C Exposure or U.S. L/C Exposure, as applicable. “L/C Issuance Limit” shall mean, with respect to each Applicable Issuing Bank, the amount set forth on Schedule 2.21 opposite such Applicable Issuing Bank’s name, or in the case of any Lender that becomes an Applicable Issuing Bank after the Closing Date the amount set forth in the agreement executed by such Lender as contemplated by Section 2.21(l). “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c). “Lead Arranger” shall, collectively, mean RBC Capital Markets, HSBC Bank Canada and Bank of Montreal. “Lender Joinder Agreement” shall mean a joinder agreement in form and substance reasonably satisfactory to the Applicable Administrative Agent delivered in connection with Section 2.25. “Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.24), (b) any person that has become a party hereto pursuant to an Assignment and Acceptance or a Lender Joinder Agreement and (c) the Swing Line Lenders. “Letter of Credit” shall mean any standby or commercial letter of credit issued (or, in the case of a Rolled Letter of Credit, deemed issued) pursuant to Section 2.21. A Letter of Credit shall be a “U.S. Letter of Credit” if issued under the U.S. Revolving Credit Facility, a “Canadian Letter of Credit” if issued under the Canadian Revolving Credit Facility and an “Australian Letter of

31 US-DOCS\125501258.12 Credit” issued under the Australian Revolving Credit Facility; provided that no commercial letter of credit shall be issued under the Australian Revolving Credit Facility. “Letter of Credit Application” shall mean an application and agreement for the issuance, amendment or extension of a Letter of Credit in the form from time to time in use by an Issuing Bank. “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, the related Letter of Credit Application and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit. “LIBO Rate” shall mean, except as provided in Section 2.08, with respect to any Eurocurrency Borrowing for any Interest Period, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) determined by the Applicable Administrative Agent at approximately 11:00 a.m. (London time), on the date that is two Business Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration for deposits in U.S. dollars (as set forth by any service selected by the Applicable Administrative Agent that has been nominated by ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period of comparable term and amount and having a maturity equal to such Interest Period; provided, however, that, (a) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Applicable Administrative Agent to be the average of the rates per annum at which deposits in U.S. dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Applicable Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period and (b) if the LIBO Rate is less than zero at any time, such rate shall be deemed to be zero at such time for purposes of this Agreement. “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, hypothec or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) any security interest (as that term is defined in either the PPSA (Alberta) or the PPSA (Australia)) but excluding any transfer of an “account” or “chattel paper”, any “commercial consignment” or any “PPS lease” which, in any case, does not secure the payment of money or performance of obligations. The words in quotes have the same meaning in this definition as the PPSA (Australia). “Loan Documents” shall mean, collectively, this Agreement, any Notes, if any, issued pursuant to Section 2.04(h), any Discount Notes, if any, issued pursuant to Section 2.22(h), the Guarantee Agreements, the Security Documents, the Letter of Credit Documents, the Fee Letter, a Customary Junior Lien Intercreditor Agreement, if any, and each other certificate, agreement, instrument or other document executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing; provided, however, that for purposes of Section 9.08, “Loan Documents” shall mean this Agreement, the Guarantee Agreements, the Security Documents and a Customary Junior Lien Intercreditor Agreement, if any.

32 US-DOCS\125501258.12 “Loan Parties” shall mean the Borrowers and the Guarantors. “Loans” shall mean, collectively, the U.S. Loans, the Canadian Revolving Credit Loans, the Canadian Term Loans, the Australian Revolving Credit Loans and the Swing Line Loans. “Margin Stock” shall have the meaning assigned to such term in Regulation U. “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations or condition (financial or otherwise) of the Parent Borrower and its subsidiaries, taken as a whole, (b) material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders and the Agents under any Loan Document. “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers and the Subsidiaries in an aggregate principal amount exceeding U.S.$25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. “Material Subsidiary” shall mean any Subsidiary (other than an Excluded Subsidiary) of the Parent Borrower that, as of the most recent date for which financial statements required to be delivered pursuant to Sections 5.04(a) or (b) are available, has either (a) net tangible assets (excluding assets that are eliminated in the calculation of consolidated net tangible assets of the Parent Borrower and its subsidiaries) that constitute more than 5% of the consolidated net tangible assets of the Parent Borrower and its subsidiaries or (b) EBITDA greater than 5% of the total EBITDA of the Parent Borrower and its subsidiaries on consolidated basis; provided that if (i) the combined net tangible assets of the Subsidiaries that are not considered to be Material Subsidiaries (referred to herein as the “Immaterial Subsidiaries”) exceeds 15% of consolidated net tangible assets of the Parent Borrower and its subsidiaries, or (ii) the combined EBITDA of the Immaterial Subsidiaries exceeds 15% of the total EBITDA of the Parent Borrower and its subsidiaries on consolidated basis, then one or more of such Immaterial Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the respective percentage of consolidated net tangible assets or percentage of the total EBITDA of the Parent Borrower and its subsidiaries on consolidated basis until such excess shall have been eliminated. Each Material Subsidiary listed on Schedules 1.01(b), 1.01(c) and 1.01(d) is a Guarantor as of the Closing Date. “Maturity Date” shall mean September 8, 2025. “Maximum Rate” shall have the meaning assigned to such term in Section 9.09. “Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization. “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

33 US-DOCS\125501258.12 “Net Cash Proceeds” shall mean, as applicable, (a) with respect to any Asset Sale, the cash (which term, for purposes of this definition, shall include any Permitted Investments, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when received) proceeds received by the Parent Borrower or any of its Subsidiaries therefrom, less the sum of (i) all income taxes and other taxes payable (or reasonably estimated to be payable) to a Governmental Authority as a result of such transaction, (ii) all reasonable and customary out-of- pocket fees (including, without limitation, legal, accounting and advisory fees, and sales commissions) and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium or penalty, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event (other than pursuant to Section 2.12), (iv) any amounts paid in respect of Hedging Agreement terminated as a result of the payment of Indebtedness under clause (iii), (v) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and (vi) the amount of any reserves established by the Parent Borrower or any of its subsidiaries in accordance with GAAP or other applicable accounting principles, to fund purchase price adjustments, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer); provided that to the extent any such Net Cash Proceeds received by any Foreign Subsidiary may not be distributed as a cash dividend or a similar cash distribution to a Loan Party without the Parent Borrower and its Subsidiaries incurring adverse tax consequences, as reasonably determined by the Parent Borrower, such proceeds shall, so long as no Event of Default shall have occurred and be continuing at the time of the receipt thereof, not constitute “Net Cash Proceeds” and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses incurred in connection therewith and, in respect of any Indebtedness that is incurred to refinance or replace any existing Indebtedness, the amount thereof that is used to effect such refinancing or replacement. “Non-Consenting Lender” shall mean any Lender that does not approve any proposed consent, waiver, amendment, modification or termination with respect to any provision hereof or any other Loan Document that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.08 and (ii) has been approved by the Applicable Required Lenders. “Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time. “Note” shall have the meaning assigned to such term in Section 2.04(h). “Obligations” shall mean (a) the due and punctual payment by each of the Loan Parties of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan

34 US-DOCS\125501258.12 Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of the Loan Parties, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an affiliate of a Lender) at the time such Hedging Agreement was entered into, (d) the due and punctual performance of all Banking Services Obligations provided to the Borrowers or any Subsidiary by any Lender or any Affiliate of a Lender and (e) the due and punctual payment and performance of all Bilateral Obligations. Notwithstanding anything to the contrary contained herein, “Obligations” shall not include the Excluded Swap Obligations. “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Offshore Associate” shall mean an Associate: (a) which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or (b) which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country, and, in either case, which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (with each such term having the meaning given for the purposes of section 128F of the Australian Tax Act). “Original Indebtedness” shall have the meaning set forth in the definition of Permitted Refinancing Indebtedness. “Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery or enforcement or registration of, from the receipt or

35 US-DOCS\125501258.12 perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20). “Outstanding BAs Collateral” shall have the meaning assigned to such term in Section 2.22(k). “Parent Borrower” shall have the meaning assigned to such term in the preamble hereto. “Participant” shall have the meaning assigned to such term in Section 9.04(d). “Participant Register” shall have the meaning assigned to such term in Section 9.04(d). “Patriot Act” shall have the meaning assigned to such term in Section 9.21. “Payment Notice” has the meaning assigned to it in Section 8.13(a). “Payment Recipient” has the meaning assigned to it in Section 8.13(a). “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Pension Funding Rules” shall mean the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Permitted Acquisition” shall mean any acquisition meeting all the criteria of either Section 6.04(i) or Section 6.04(m). “Permitted Investments” shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, United States of America, Canada, the United Kingdom, Australia or any other country that is a signatory to the Convention on the Organization for Economic Co-operation and Development (or by any agency, state, province or territory thereof to the extent such obligations are backed by the full faith and credit of such country or applicable state, province or territory), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody’s, Canadian Bond Rating Service or Dominion Bond Rating Service Limited; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market and other deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America, Canada, the United Kingdom or Australia or any state, province of territory thereof, that

36 US-DOCS\125501258.12 has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000 (or, in the case of any bank that is a Lender, U.S.$200,000,000); (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and (e) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing. “Permitted Liens” shall mean Liens permitted by Section 6.02. “Permitted Refinancing Indebtedness” shall mean with respect to any Indebtedness of any Person (the “Original Indebtedness”), any modification, refinancing, refunding, replacement, renewal or extension of such Original Indebtedness, in whole or in part; provided, that (i) no Person that is not an obligor or guarantor with respect to the Original Indebtedness shall be an obligor or guarantor with respect to such Permitted Refinancing Indebtedness, (ii) the final maturity and Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness shall be no shorter than the Original Indebtedness as a result of such modification, refinancing, refunding, replacement, renewal or extension, (iii) the mandatory prepayment and redemption terms, covenants and events of default of such Permitted Refinancing Indebtedness are either (x) not materially more favorable (taken as a whole, as conclusively determined by the Borrower in good faith) to the lenders providing such Permitted Refinancing Indebtedness than those terms (taken as a whole) applicable to the Original Indebtedness (except to the extent such terms apply solely to any period after the Maturity Date or applied for the benefit of the Loans then outstanding) or (y) reflect market terms and conditions at the time of incurrence or issuance, as conclusively determined by the Borrower in good faith, (iv) (x) in the case of any Original Indebtedness consisting of a revolving credit facility, the principal amount does not exceed the committed amount in respect of the Original Indebtedness or (y) in each other case, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness, except in each case by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest, fees, and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon at such time plus reasonable fees and expenses incurred in connection with such modification, refinancing, refunding, replacement, renewal or extension (including upfront fees and original issue discount), (v) for the avoidance of doubt, the Original Indebtedness is paid down (or, with respect to revolving credit facilities, commitments in respect thereof are reduced (together with, if applicable, payments of principal)) on a dollar-for- dollar basis by such Permitted Refinancing Indebtedness (other than by the Additional Permitted Amount), (vi) if the Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect (taken as a whole) to the Lenders, (vii) such Permitted Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by

37 US-DOCS\125501258.12 any Lien that shall not have been contractually subordinated to at least the same extent, (viii) at the time thereof, no Default or Event of Default shall have occurred and be continuing and (ix) if the Original Indebtedness is subject to a Customary Junior Lien Intercreditor Agreement, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Refinancing Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities, shall become a party to such Customary Junior Lien Intercreditor Agreement or other Customary Junior Lien Intercreditor Agreement. “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity. “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code, and in respect of which a U.S. Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” shall have the meaning assigned to such term in Section 5.04. “Pledge Agreements” shall mean, collectively, the U.S. Pledge Agreement and the Canadian Pledge Agreement. “Potential Defaulting Lender” shall mean, at any time, a Lender that has, or whose parent company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender will be made by an Administrative Agent in its sole discretion acting in good faith. “PPS Law” shall mean (a) the PPSA (Australia) and any regulation made at any time under the PPSA (Australia), including the PPS Regulations (each as amended from time to time) and (b) any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a). “PPS Register” shall mean the Personal Property Securities Register established pursuant to the PPSA (Australia). “PPS Regulations” shall mean the Personal Property Securities Regulations 2010 (Cth). “PPSA (Alberta)” shall mean the Personal Property Security Act, RSA 2000, c. P-7 (Alberta). “PPSA (Australia)” shall mean the Australian Personal Property Securities Act 2009 (Cth). “Prime Rate” shall mean, at any time, the rate of interest most recently announced by the Administrative Agent as its U.S. prime rate, with the understanding that the Prime Rate is one of

38 US-DOCS\125501258.12 the Administrative Agent’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. “Proceeding” shall have the meaning assigned to such term in Section 9.05(b). “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” shall have the meaning assigned to such term in Section 5.04. “QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” shall have the meaning provided in Section 9.25. “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Offering” shall mean Indebtedness issued by the Parent Borrower and guarantees thereof by any other Loan Party; provided that, as of the date of issuance, (i) such Indebtedness (a) is unsecured or (b) is secured by a Lien on the Collateral that is junior in priority to the Lien securing the Obligations hereunder and is subject to a Customary Junior Lien Intercreditor Agreement and is not secured by any property or assets other than the Collateral, (ii) the Parent Borrower would be in compliance with the Financial Covenants as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to any incurrence or contemporaneous discharge of Indebtedness and all related transactions, as if such incurrence, discharge or other transaction had occurred as of the first day of such period, (iii) such Indebtedness matures no earlier than 180 days after the Maturity Date at the time such Indebtedness is incurred, (iv) such Indebtedness does not require any scheduled amortization, mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to the final maturity date thereof (other than pursuant to customary asset sale and change of control offers) provided that so long as (A) no Canadian Term Loans are outstanding and (B) after giving effect to the incurrence of such Indebtedness (and any Borrowings on the date such Indebtedness is incurred), there must be at least U.S.$40,000,000 of the Revolving Commitments unused and available, of which at least U.S.$30,000,000 must be comprised of Canadian Revolving Commitments and U.S. Revolving Commitments unused and available, in the aggregate, such Qualified Offering may require (1) scheduled amortization not to

39 US-DOCS\125501258.12 exceed 1% of the principal amount of such Indebtedness annually and (2) excess cash flow mandatory prepayments, (v) such Indebtedness is not guaranteed by any person other than the Guarantors, (vi) the terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) of such Indebtedness are in the good faith determination of the Parent Borrower, not materially less favorable (when taken as a whole) to the Parent Borrower than the terms and conditions of the Loan Documents (when taken as a whole), and (vii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom. “RBC” shall have the meaning assigned to such term in the preamble hereto. “RBC Europe” shall have the meaning assigned to such term in the preamble hereto. “Recipient” shall mean (a) any Agent, (b) any Lender (c) any Issuing Bank, and (d) any Swing Line Lender, as applicable. “Recipient Party” shall have the meaning assigned to such term in Section 2.19(j). “Reference Banks” shall mean Australia and New Zealand Banking Group Limited (ACN 005 357 522), Commonwealth Bank of Australia (ACN 123 123 124), Westpac Banking Corporation (ACN 007 457 141) and National Australia Bank Limited (ACN 004 044 937), or such other banks as may be selected by the Australian Administrative Agent in consultation with the Australian Borrower. “Register” shall have the meaning assigned to such term in Section 9.04(c). “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such person and such person’s Affiliates. “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture. “Required Australian Lenders” shall mean, at any time, Australian Lenders having Australian Revolving Credit Loans, a share of the Australian L/C Exposure and unused Australian Revolving Commitments representing at least a majority of the sum of all Australian Revolving Credit Loans outstanding, the Australian L/C Exposure and unused Australian Revolving Commitments at such time; provided that the Australian Revolving Credit Loans outstanding,

40 US-DOCS\125501258.12 share of Australian L/C Exposure and unused Australian Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Australian Lenders at any time. For purposes of determining the Required Australian Lenders at any time, the amount of any Australian Revolving Credit Loans denominated in Australian dollars and the Australian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate. “Required Canadian Lenders” shall mean, at any time, Canadian Lenders having Canadian Loans, a share of the Canadian L/C Exposure and unused Canadian Revolving Commitments representing at least a majority of the sum of all Canadian Loans outstanding, the Canadian L/C Exposure and unused Canadian Revolving Commitments at such time; provided that the Canadian Loans outstanding, the share of Canadian L/C Exposure and unused Canadian Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Canadian Lenders at any time. “Required Canadian Term Lenders” shall mean, at any time, Canadian Term Lenders having Canadian Term Loans representing at least a majority of the sum of all Canadian Term Loans outstanding at such time; provided that the Canadian Term Loans outstanding of any Defaulting Lender shall be disregarded in determining Required Canadian Term Lenders at any time. “Required Canadian Revolving Lenders” shall mean, at any time, Canadian Revolving Lenders having Canadian Revolving Credit Loans, a share of the Canadian L/C Exposure and unused Canadian Revolving Commitments representing at least a majority of the sum of all Canadian Revolving Credit Loans outstanding, the Canadian L/C Exposure and unused Canadian Revolving Commitments at such time; provided that the Canadian Revolving Credit Loans outstanding, share of Canadian L/C Exposure and unused Canadian Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Canadian Revolving Lenders at any time. For purposes of determining the Required Canadian Revolving Lenders at any time, the amount of any Canadian Revolving Credit Loans denominated in Canadian dollars and the Canadian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate. “Required Lenders” shall mean, at any time, Lenders having Loans, a share of the Aggregate L/C Exposure and unused Revolving Commitments representing at least a majority of the sum of all Loans outstanding, the Aggregate L/C Exposure and unused Revolving Commitments at such time; provided that the Loans outstanding, share of Aggregate L/C Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. For purposes of determining the Required Lenders at any time, (i) the amount of any Canadian Revolving Credit Loans denominated in Canadian dollars and Canadian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate and (ii) the amount of any Australian Revolving Credit Loans denominated in Australian dollars and Australian L/C Exposure shall be the U.S. Dollar Equivalent thereof at such time, as determined by the Administrative Agent using the then-applicable Exchange Rate.

41 US-DOCS\125501258.12 “Required Revolving Lenders” shall mean the Required Australian Lenders, the Required Canadian Revolving Lenders or the Required U.S. Lenders, as applicable. “Required U.S. Lenders” shall mean, at any time, U.S. Revolving Lenders having U.S. Revolving Credit Loans, a share of the U.S. L/C Exposure and unused U.S. Revolving Commitments representing at least a majority of the sum of all U.S. Revolving Credit Loans outstanding, the U.S. L/C Exposure and unused U.S. Revolving Commitments at such time; provided that the U.S. Revolving Credit Loans outstanding, share of U.S. L/C Exposure and unused U.S. Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required U.S. Lenders at any time. “Resolution Authority” shall mean, with respect to an EEA Financial Institution, an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement or any other Loan Document. “Restricted Indebtedness” shall mean Subordinated Indebtedness of the Parent Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b). “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary. “Revolving Commitments” shall mean the Canadian Revolving Commitments, the U.S. Revolving Commitments and the Australian Revolving Commitments. “Revolving Credit Loans” shall mean U.S. Revolving Credit Loans, Canadian Revolving Credit Loans or Australian Revolving Credit Loans, as the context may require. “Revolving Lenders” shall mean U.S. Revolving Lenders, Canadian Revolving Lenders or Australian Lenders, as the context may require. “Rolled Letter of Credit” shall mean each Letter of Credit previously issued for the account of a Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a). “Sanctions Laws and Regulations” shall mean (a) any economic, trade or financial sanctions, prohibitions or requirements imposed, administered or enforced by any executive order of the President of the United States (an “Executive Order”) or by any economic sanctions program administered by OFAC or the U.S. Department of State; and (b) any sanctions measures or programs administered, enforced or imposed by the United Nations Security Council, European Union, the United Kingdom, Canada, Singapore or Australia.

42 US-DOCS\125501258.12 “SEC” shall mean the Securities and Exchange Commission, and any successor entity. “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agents, (c) the Collateral Agents, (d) the Issuing Banks, (e) each counterparty to a Hedging Agreement entered into with a Loan Party if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) any Lender (or any Affiliate of a Lender) providing Banking Services to any Loan Party, (g) the Bilateral Lender, (h) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (i) the successors and assigns of each of the foregoing. “Security Agreements” shall mean, collectively, the U.S. Security Agreement, the Canadian Security Agreement and the Australian Security Deed. “Security Documents” shall mean the Security Agreements, the Pledge Agreements, and each of the security agreements, and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09. “Senior Secured Net Debt” at any time shall mean (a) the Indebtedness of the Parent Borrower and its Subsidiaries (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder) that is secured by a first priority Lien on any property or assets of the Parent Borrower or any Subsidiary, minus (b) the aggregate amount of Unrestricted Cash of the Parent Borrower and its Subsidiaries at such time, provided, that if there are (1) any Loans then outstanding or (2) any drawn and unreimbursed Letters of Credit with a face amount of not less than U.S.$1,000,000 individually, and U.S.$3,000,000 in the aggregate for all such Letters of Credit, that have not been reimbursed in accordance with Section 2.21(e), the amount of this clause (b) shall not exceed $30,000,000. “Senior Secured Net Leverage Ratio” shall mean, on any date, the ratio of Senior Secured Net Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b) or for which comparable financial statements have been filed with the SEC. Solely for purposes of this definition, if, at any time the Senior Secured Net Leverage Ratio is being determined, the Parent Borrower or any Subsidiary shall have completed a Permitted Acquisition or Asset Sale the consideration of which is greater than U.S.$25,000,000 since the beginning of the relevant four fiscal quarter period, the Senior Secured Net Leverage Ratio shall be determined on a pro forma basis (using the criteria therefor described in Section 6.04(i)) as if such Permitted Acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. “Solvent” shall mean, with respect to any person, (a) the fair value of the assets of such person exceeds its debts and liabilities, contingent or otherwise; (b) the present fair saleable value of the property of such person are greater than the amount that will be required to pay the probable liability associated with its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such person is able to pay its debts and liabilities, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such person does not have unreasonably small capital with which to conduct its business in

43 US-DOCS\125501258.12 which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. “S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization. “SPC” shall have the meaning assigned to such term in Section 9.04(g). “Special Purpose Business Entity” shall mean each entity listed on Schedule 3.08 as being a Special Purpose Business Entity and any other entity formed by the Parent Borrower or any of its Subsidiaries, or in which the Parent Borrower or any of its Subsidiaries acquires an Equity Interest, in each case so long as (i) such entity is, or proposes to engage in, a joint venture with persons that are, or are owned or controlled by, aboriginal peoples in Alaska, Australia or Canada, (ii) any loans or advances to, or investments in such Special Purpose Business Entity is permitted by Section 6.04, and (iii) the Parent Borrower delivers a certificate of a Responsible Officer to the Administrative Agents designating such Special Purpose Business Entity as such and certifying compliance with the foregoing requirements of this definition. “Specified Dispositions” shall mean those sales or other dispositions identified in writing to the Administrative Agent by the Parent Borrower on or prior to the Closing Date. “Standard Time” shall mean eastern standard time or eastern daylight savings time, as applicable on the relevant date. “Statutory Reserves” shall mean a fraction (expressed as a decimal carried out to five decimal places), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal carried out to five decimal places established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness” shall mean (a) Indebtedness incurred under Section 6.01(e) and any Permitted Refinancing Indebtedness in respect thereof and (b) Indebtedness of a Loan Party that is subordinated to the prior payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent. “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

44 US-DOCS\125501258.12 “Subsidiary” shall mean any subsidiary of a Borrower, other than a Special Purpose Business Entity. “Subsidiary Guarantors” shall mean, collectively, the U.S. Subsidiary Guarantors, the Canadian Subsidiary Guarantors, and the Australian Subsidiary Guarantors. “Supplier” shall have the meaning assigned to such term in Section 2.19(j). “Supported QFC” shall have the meaning provided in Section 9.25. “Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swing Line Borrowing” shall mean a U.S. Swing Line Borrowing or a Canadian Swing Line Borrowing, as the context may require. “Swing Line Lender” shall mean the U.S. Swing Line Lender or the Canadian Swing Line Lender, as the context may require. “Swing Line Loan” shall mean a U.S. Swing Line Loan or a Canadian Swing Line Loan, as the context may require. “Swing Line Payment Date” shall mean (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Applicable Swing Line Lender and (iii) the Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) five (5) Business Days after the date of the applicable Swing Line Borrowing if no Default or Event of Default exists, and otherwise upon demand by the Applicable Swing Line Lender and (ii) the Maturity Date. “Swing Line Sublimit” shall mean the U.S. Swing Line Sublimit or the Canadian Swing Line Sublimit, as the context may require. “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Parent Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Parent Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, charges, liabilities or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

45 US-DOCS\125501258.12 “Total Australian Revolving Commitment” shall mean, at any time, the aggregate amount of the Australian Revolving Commitments, as in effect at such time. “Total Canadian Revolving Commitment” shall mean, at any time, the aggregate amount of the Canadian Revolving Commitments, as in effect at such time. “Total Net Debt” at any time shall mean (a) the Indebtedness of the Parent Borrower and its Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder), minus (b) the aggregate amount of Unrestricted Cash of the Parent Borrower and its Subsidiaries at such time, provided, that if there are (1) any Loans then outstanding or (2) any drawn and unreimbursed Letters of Credit with a face amount of not less than U.S.$1,000,000 individually, and U.S.$3,000,000 in the aggregate for all such Letters of Credit, that have not been reimbursed in accordance with Section 2.21(e), the amount of this clause (b) shall not exceed $30,000,000. “Total Net Leverage Ratio” shall mean, on any date, the ratio of Total Net Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.04(a) or (b) or for which comparable financial statements have been filed with the SEC. Solely for purposes of this definition, if, at any time the Total Net Leverage Ratio is being determined, the Parent Borrower or any Subsidiary shall have completed a Permitted Acquisition or Asset Sale the consideration of which is greater than U.S.$25,000,000 since the beginning of the relevant four fiscal quarter period, the Total Net Leverage Ratio shall be determined on a pro forma basis (using the criteria therefor described in Section 6.04(i)) as if such Permitted Acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. “Total U.S. Revolving Commitment” shall mean, at any time, the aggregate amount of the U.S. Revolving Commitments, as in effect at such time. “Transactions” shall mean, collectively, (a) the entering by the Loan Parties into Loan Documents to which they are to be a party and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing. “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate, the U.S. Base Rate, the BBSY Rate and the B/A Discount Rate applicable to Bankers’ Acceptances and B/A Equivalent Loans. “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

46 US-DOCS\125501258.12 “UKBA” shall mean the U.K. Bribery Act 2010. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms. “Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of all cash and Permitted Investments on the consolidated balance sheet of the Parent Borrower and its Subsidiaries that are not “restricted” for purposes of GAAP; provided, however, that the aggregate amount of Unrestricted Cash shall not (i) include any cash or Permitted Investments that are subject to a Lien (other than any Lien in favor of any Collateral Agent and Permitted Liens (excluding those Permitted Liens arising under Sections 6.02(e), 6.02(f) and 6.02(i)) or (ii) include any cash or Permitted Investments that are restricted by contract, law or material adverse tax consequences from being applied to repay any Obligations as determined by the Borrower in good faith. “U.S. Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its base rate in effect at its principal office in Toronto, Ontario for determining interest rates on U.S. dollar-denominated commercial loans made in Canada, (b) the Federal Funds Effective Rate in effect on such day plus 1.0% and (c) the sum of the Adjusted LIBO Rate in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in U.S. dollars with a maturity of one month plus ½ of 1.0%. Each change in the U.S. Base Rate shall be effective on the date such change is publicly announced as being effective; provided that if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “U.S. Borrower” shall have the meaning assigned to such term in the preamble hereto. “U.S. Collateral” shall mean all “Collateral” as defined in any U.S. Security Document. “U.S. Collateral Agent” shall have the meaning assigned to such term in the preamble hereto. “U.S. Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a)(i). “U.S. Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in Canadian dollars, Australian dollars or an Alternative Currency, the equivalent in U.S. dollars of such amount, determined by the Administrative Agent using the Exchange Rate then in effect. “U.S. Guarantee Agreement” shall mean the U.S. Guarantee Agreement, substantially in the form of Exhibit C-3, among the U.S. Borrower, the U.S. Subsidiary Guarantors and the U.S. Collateral Agent for the benefit of the Secured Parties.

47 US-DOCS\125501258.12 “U.S. L/C Exposure” shall mean at any time the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the U.S. Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of U.S. Letters of Credit that have not yet been reimbursed at such time. The U.S. L/C Exposure of any U.S. Revolving Lender at any time shall mean its U.S. Revolving Pro Rata Percentage of the aggregate U.S. L/C Exposure at such time. “U.S. L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c). “U.S. Lenders” shall mean the Lenders having U.S. Revolving Commitments or outstanding U.S. Loans. “U.S. Loan” shall mean a U.S. Revolving Credit Loan. Each U.S. Loan shall be an ABR Loan or a Eurocurrency Loan. “U.S. Owned Subsidiary” shall mean a Foreign Subsidiary of (i) the U.S. Borrower or (ii) a Subsidiary of the Parent Borrower that is a U.S. Person. None of the Material Subsidiaries on the Closing Date and their successors shall be considered a U.S. Owned Subsidiary. “U.S. Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Pledge Agreement” shall mean the U.S. Pledge Agreement, substantially in the form of Exhibit D-2, among the U.S. Borrower, the Subsidiaries party thereto and the U.S. Collateral Agent for the benefit of the Secured Parties. “U.S. Revolving Borrowing” shall mean group of U.S. Revolving Credit Loans of a single Type made, converted or continued by the U.S. Revolving Lenders on a single date and, in the case of a Eurocurrency Borrowing, as to which a single Interest Period is in effect. “U.S. Revolving Commitment” shall mean, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to (a) make U.S. Revolving Credit Loans hereunder, (b) purchase participations in the U.S. L/C Exposure and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Commitment”, or in the Assignment and Acceptance or Lender Joinder Agreement pursuant to which such U.S. Revolving Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (i) increased from time to time pursuant to Section 2.25, (ii) reduced from time to time pursuant to Section 2.09 and (iii) reduced or increased from time to time pursuant to assignments by or to such U.S. Revolving Lender pursuant to Section 9.04. The aggregate amount of the U.S. Revolving Commitments as of the Closing Date is U.S.$10,000,000. “U.S. Revolving Credit Exposure” shall mean, with respect to any U.S. Revolving Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Credit Loans of such U.S. Revolving Lender, plus the U.S. Dollar Equivalent of the aggregate amount at such time of such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage of the U.S. L/C

48 US-DOCS\125501258.12 Exposure plus such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage of the outstanding amount all U.S. Swing Line Loans. “U.S. Revolving Credit Facility” shall mean at any time the aggregate amount of the U.S. Revolving Commitments of the U.S. Revolving Lenders at such time. “U.S. Revolving Credit Loan” shall mean the U.S. dollar-denominated Revolving Credit Loans made by the U.S. Revolving Lenders to the U.S. Borrower. “U.S. Revolving Lenders” shall mean Lenders having U.S. Revolving Commitments, outstanding U.S. Revolving Credit Loans, participations in U.S. Letters of Credit pursuant to Section 2.21(d) or in outstanding U.S. Swing Line Loans pursuant to Section 2.23. “U.S. Revolving Pro Rata Percentage” of any U.S. Revolving Lender, subject to any adjustment as provided in Section 2.24(c) or 2.25(a), the percentage of the aggregate U.S. Revolving Commitments represented by such U.S. Revolving Lender’s U.S. Revolving Commitment; provided that if the U.S. Revolving Commitments have terminated, the U.S. Revolving Pro Rata Percentages of the U.S. Revolving Lenders shall be determined based upon the U.S. Revolving Commitments most recently in effect, giving effect to any assignments. “U.S. Security Agreement” shall mean the U.S. Security Agreement, substantially in the form of Exhibit E-3, among the U.S. Borrower, the Subsidiaries party thereto and the U.S. Collateral Agent for the benefit of the Secured Parties. “U.S. Security Documents” shall mean the U.S. Security Agreement, the U.S. Pledge Agreement and each other Security Document to which the U.S. Borrower or any Domestic Subsidiary is a party and that purports to grant a Lien in the assets of any such person in favor of the U.S. Collateral Agent for the benefit of the Secured Parties. “U.S. Special Resolution Regime” shall have the meaning provided in Section 9.25. “U.S. Subsidiary Guarantor” shall mean each Domestic Subsidiary of the U.S. Borrower listed on Schedule 1.01(b), and each other Domestic Subsidiary that is or becomes a party to the U.S. Guarantee Agreement. “U.S. Swing Line Borrowing” shall mean a borrowing of a U.S. Swing Line Loan pursuant to Section 2.23(a)(i) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement. “U.S. Swing Line Lender” shall mean RBC in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender hereunder. “U.S. Swing Line Loan” shall have the meaning assigned to such term in Section 2.23(a)(i). “U.S. Swing Line Sublimit” shall mean U.S.$10,000,000. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Commitments.

49 US-DOCS\125501258.12 “U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.19(g)(ii)(B)(3). “wholly owned Subsidiary” of any person shall mean (a) any subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person or (b) any subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that such person, directly or indirectly, owns the remaining Equity Interests in such subsidiary and, by contract or otherwise, controls the management and business of such subsidiary and derives economic benefits of ownership of such subsidiary to substantially the same extent as if such subsidiary were a wholly owned subsidiary. “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” shall mean any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, any powers of the applicable UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended,

50 US-DOCS\125501258.12 supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, any references to a term defined in the PPSA (Alberta) or the PPSA (Australia) herein shall, unless otherwise specified, have the same meaning given to that term in the PPSA (Alberta) or PPSA (Australia) (as applicable) and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Parent Borrower notifies the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2013 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.03 Several Obligations; Power of Attorney. Each of the U.S. Borrower and the Australian Borrower hereby appoints the Parent Borrower and each of its officers to be its attorneys in fact (its “Attorneys”) and in its name and on its behalf and as its act and deed or otherwise to sign all documents and carry out all such acts as are necessary or appropriate in connection with executing any Borrowing Request, any Loan Documents or any other instruments, certificates or documents delivered thereunder or in connection therewith (collectively, the “Documents”). This Power of Attorney shall be valid for the duration of the term of this Agreement. The U.S. Borrower and the Australian Borrower hereby ratifies any and all acts which any of its Attorneys shall do in order to execute on its behalf, or in connection with, the Documents mentioned herein.

51 US-DOCS\125501258.12 SECTION 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Credit Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency U.S. Revolving Borrowing”). SECTION 1.05 Additional Alternative Currencies. The Borrowers may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into U.S. dollars. Such request shall be subject to the approval of the Administrative Agent and the Applicable Issuing Bank. Any such request shall be made to the Administrative Agent not later than 12:00 p.m. (Standard Time), ten Business Days prior to the date of the requested Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and the Applicable Issuing Bank, in its or their sole discretion). The Administrative Agent shall promptly notify the Applicable Issuing Bank thereof. The Applicable Issuing Bank shall notify the Administrative Agent, not later than 12:00 p.m. (Standard Time), five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by the Applicable Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to issue the requested Letters of Credit in such requested currency at that time. If the Administrative Agent and the Applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrowers. SECTION 1.06 Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Canadian Term Loans (as defined in the Existing Credit Agreement) in connection with this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. ARTICLE II THE CREDITS SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth: (a) each U.S. Revolving Lender agrees, severally and not jointly, to make U.S. Revolving Credit Loans in U.S. dollars to the U.S. Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the U.S. Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate

52 US-DOCS\125501258.12 principal amount at any time outstanding that will not result in such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitment; (b) each Canadian Revolving Lender agrees, severally and not jointly, to make Canadian Revolving Credit Loans in Canadian dollars and/or U.S. dollars to the Parent Borrower at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Canadian Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Canadian Revolving Credit Exposure exceeding such Lender’s Canadian Revolving Commitment; (c) each Canadian Term Lender agrees, severally and not jointly, to make Canadian Term Loan in Canadian dollars to the Parent Borrower on the Closing Date, in a principal amount not to exceed such Lender’s Canadian Term Commitment; (d) each Australian Lender agrees, severally and not jointly, to make Australian Revolving Credit Loans in Australian dollars and/or U.S. dollars to the Australian Borrower at any time and from time to time on or after the Closing Date, and until the earlier of the Maturity Date and the termination of the Australian Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Australian Revolving Credit Exposure exceeding such Lender’s Australian Revolving Commitment; (e) the U.S. Swing Line Lender agrees to make Swing Line Loans in U.S. dollars to the U.S. Borrower in accordance with Section 2.23; (f) the Canadian Swing Line Lender agrees to make Swing Line Loans in Canadian dollars or U.S. dollars to the Parent Borrower in accordance with Section 2.23; and (g) within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans. SECTION 2.02 Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Applicable Lenders ratably in accordance with their Applicable Pro Rata Percentages of the applicable Facility; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(g), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of ABR Loans or U.S. Base Rate Loans, an integral multiple of U.S.$100,000 and in a minimum amount of U.S.$1,000,000, (ii) in case of Eurocurrency Loans, an integral multiple of U.S.$1,000,000 and in a minimum amount of U.S.$3,000,000, (iii) in the case of Canadian dollar-denominated Loans, an integral multiple of C$100,000 and in a minimum amount of C$1,000,000, (iv) in the case of Australian dollar-denominated Loans, an integral multiple of AUD$100,000 and in a minimum amount of AUD$1,000,000 or (v) equal to the remaining available balance of the applicable Commitment.

53 US-DOCS\125501258.12 (b) Subject to Sections 2.08 and 2.14, (i) each Borrowing (other than a Swing Line Borrowing) denominated in U.S. dollars shall be comprised entirely of ABR Loans (if made to the U.S. Borrower), U.S. Base Rate Loans (if made to the Parent Borrower) or Eurocurrency Loans as the Applicable Borrower may request pursuant to Section 2.03, (ii) each Borrowing (other than a Swing Line Borrowing) denominated in Canadian dollars shall be comprised entirely of B/A Loans or Canadian Prime Rate Loans as the Parent Borrower may request pursuant to Section 2.03 and (iii) each Borrowing denominated in Australian dollars shall be comprised entirely of BBSY Rate Loans. Each Lender may at its option make any Eurocurrency Loan, Canadian Revolving Credit Loan or Australian Revolving Credit Loan denominated in U.S. dollars by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement or cause any Borrower to incur any cost under Section 2.19 that would not have been incurred but for the exercise of such option. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurocurrency Borrowings outstanding hereunder at any time, more than ten B/A Borrowings outstanding hereunder at any time, or more than ten BBSY Rate Borrowings outstanding hereunder at any time. For purposes of the foregoing, Eurocurrency Borrowings or BBSY Rate Borrowings having different Interest Periods and B/A Borrowings having different Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. (c) Except with respect to Loans made pursuant to Section 2.02(g), each U.S. Lender making Loans denominated in U.S. dollars to the U.S. Borrower shall make each such Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m. (Standard Time) in the case of a Eurocurrency Borrowing, or 1:00 p.m. (Standard Time) in the case of an ABR Borrowing, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the U.S. Borrower in the applicable Borrowing Request. Except with respect to Loans made pursuant to Section 2.02(g), each Canadian Lender making Loans to the Parent Borrower shall make each Canadian Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Toronto, Ontario as the Canadian Administrative Agent may designate not later than 1:00 p.m. (Standard Time) in the case of a Eurocurrency Borrowing or a B/A Borrowing, or 1:00 p.m. (Standard Time) in the case of a Canadian Prime Rate Borrowing or U.S. Base Rate Borrowing, and the Canadian Administrative Agent shall promptly credit the amounts so received to an account designated by the Parent Borrower in the applicable Borrowing Request. Except with respect to Loans made pursuant to Section 2.02(g), each Australian Lender making Loans to the Australian Borrower shall make each Australian Revolving Credit Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Australian Administrative Agent may designate not later than 3:00 p.m. (Sydney time), and the Australian Administrative Agent shall promptly credit the amounts so received to an account designated by the Australian Borrower in the applicable Borrowing Request. (d) Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s Applicable Pro Rata Percentage of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such

54 US-DOCS\125501258.12 portion available to the Applicable Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Applicable Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If the Applicable Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Applicable Administrative Agent, such Lender and the Applicable Borrower severally agree to repay to the Applicable Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is repaid to the Applicable Administrative Agent at (i) in the case of a Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a), 2.06(c) or 2.06(f), as the case may be, and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error). If such Borrower and such Lender shall pay such interest to the Applicable Administrative Agent for the same or an overlapping period, the Applicable Administrative Agent shall promptly remit to the Applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender shall repay to the Applicable Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement; provided, however, that the foregoing does not constitute a waiver by any Borrower of any claim for damages permitted hereunder and attributable to such Lender. Any payment by a Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent. (e) Unless the Applicable Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Applicable Administrative Agent for the account of the Applicable Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender hereunder that the Applicable Borrower will not make such payment, the Applicable Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Applicable Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Applicable Lender, such Applicable Issuing Bank or the Applicable Swing Line Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation. (f) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Maturity Date. (g) If an Issuing Bank shall not have received from the U.S. Borrower, the Parent Borrower or the Australian Borrower, as the case may be, the payment required to be made

55 US-DOCS\125501258.12 by Section 2.21(e) within the time specified in such Section, such Issuing Bank will promptly notify the Applicable Administrative Agent of the U.S. Dollar Equivalent of such L/C Disbursement and the Applicable Administrative Agent will promptly notify each U.S. Revolving Lender, Canadian Revolving Lender or Australian Lender, as applicable, of the U.S. Dollar Equivalent of such L/C Disbursement and its U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable, thereof. Each such Revolving Lender shall pay by wire transfer of immediately available funds to the Applicable Administrative Agent not later than 2:00 p.m. (Standard Time) on such date (or, if such Revolving Lender shall have received such notice later than 12:00 p.m. (Standard Time) on any day, not later than 11:00 a.m. (Standard Time) on the immediately following Business Day), an amount equal to such Lender’s U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable, of the U.S. Dollar Equivalent of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan, a Canadian Prime Rate Loan or a BBSY Rate Loan, as applicable, of such Lender and such payment shall be deemed to have reduced the U.S. L/C Exposure, the Canadian L/C Exposure or the Australian L/C Exposure, as applicable), and the Applicable Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from such Lenders. The Applicable Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from a Borrower pursuant to Section 2.21(e) prior to the time that any Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Applicable Administrative Agent thereafter will be promptly remitted by the Applicable Administrative Agent to the Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Lender shall not have made its U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable, of such L/C Disbursement available to the Applicable Administrative Agent as provided above, such Lender and the Borrower for whose (or for whose Subsidiary’s) account such L/C Disbursement was made severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Applicable Administrative Agent for the account of such Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a), 2.06(c) or 2.06(f), as the case may be, and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error); provided, however, that the foregoing does not constitute a waiver by any Borrower of any claim for damages permitted hereunder and attributable to such Lender. In addition, if there is a change in the rate of exchange prevailing between the Alternative Currency of such L/C Disbursement and the U.S. Dollar Equivalent thereof as determined by the Applicable Administrative Agent on the date of the L/C Disbursement and the date of actual payment of the amount due (whether by a U.S. Revolving Lender, a Canadian Revolving Lender, an Australian Lender or the Borrower for whose (or for whose Subsidiary’s) account such L/C Disbursement was made), the Borrower for whose (or for whose Subsidiary’s) account such L/C Disbursement was made covenants and agrees to pay, or cause to be paid, such additional amounts, if any, as may be necessary to ensure that the amount paid in U.S. dollars, when converted at the rate of exchange prevailing on the date of payment, will produce the U.S. Dollar Equivalent of such L/C Disbursement which could have been purchased with the amount of the Alternative Currency of such L/C Disbursement at the rate

56 US-DOCS\125501258.12 of exchange prevailing on the date of the L/C Disbursement. For purposes of determining the U.S. Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Alternative Currency. SECTION 2.03 Borrowing Procedure. (a) In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(g) or a Swing Line Borrowing as to which this Section 2.03(a) shall not apply), the applicable U.S. Borrower (or the Parent Borrower on its behalf) shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Administrative Agent a duly completed Borrowing Request (x) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m. (Standard Time) three Business Days before a proposed Borrowing, and (y) in the case of an ABR Borrowing not later than 1:00 p.m. (Standard Time) one Business Day before a proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Responsible Officer of such U.S. Borrower (or the Parent Borrower on its behalf) and shall specify the following information: (i) [reserved], (ii) whether such Borrowing is to be a Eurocurrency Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day); (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.03(a) (and the contents thereof), and of each Lender’s portion of the requested Borrowing. (b) In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(g) or a Swing Line Borrowing as to which Section 2.03(b) shall not apply), the Parent Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Canadian Administrative Agent a duly completed Borrowing Request (x) in the case of a B/A Borrowing or a Eurocurrency Borrowing, not later than 1:00 p.m. (Standard Time) three Business Days before the proposed Borrowing and (y) in the case of a Canadian Prime Rate Borrowing or U.S. Base Rate Borrowing, not later than 1:00 p.m. (Standard Time) one Business Day before the proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Responsible Officer of the Parent Borrower and shall specify the following information: (i) in the case of a Canadian Revolving Borrowing, whether the Borrowing then being requested is to be denominated in Canadian dollars or U.S. dollars; (ii) whether such Borrowing is to be a Canadian Prime Rate Borrowing, a B/A Borrowing, a U.S. Base Rate Borrowing or a Eurocurrency Borrowing; (iii) the date of such Borrowing (which shall be a Business Day); (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a B/A Borrowing or a Eurocurrency Borrowing, the Contract Period or Interest Period, respectively, therefor; provided, however, that, notwithstanding any contrary specification

57 US-DOCS\125501258.12 in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Canadian Prime Rate Borrowing (if denominated in Canadian dollars) or a U.S. Base Rate Borrowing (if denominated in U.S. dollars). If no Contract Period or Interest Period with respect to a B/A Borrowing or Eurocurrency Borrowing has been specified in any such notice, then the Parent Borrower shall be deemed to have selected a Contract Period or Interest Period of one month’s duration. The Canadian Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.03(b) (and the contents thereof), and of each Lender’s portion of the requested Borrowing. (c) In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(g), as to which this Section 2.03(c) shall not apply), the Australian Borrower (or the Parent Borrower on its behalf) shall hand deliver, fax or send by electronic communication (e- mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Australian Administrative Agent a duly completed Borrowing Request not later than 3:00 p.m. (Sydney time) three Business Days before the proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Responsible Officer of the Australian Borrower (or the Parent Borrower on its behalf) and shall specify the following information: (i) whether the Borrowing then being requested is to be a BBSY Rate Borrowing denominated in Australian dollars or a Eurocurrency Borrowing denominated in U.S. dollars; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) the Interest Period therefor; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no Interest Period has been specified in any such notice, then the Australian Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Australian Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.03(c) (and the contents thereof), and of each Lender’s portion of the requested Borrowing. SECTION 2.04 Evidence of Debt; Repayment of Loans. (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each U.S. Revolving Lender holding U.S. Revolving Credit Loans the then unpaid principal amount of each such Revolving Credit Loan of such Lender on the Maturity Date. The Parent Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Lender holding Canadian Revolving Credit Loans made to such Parent Borrower, the then unpaid principal amount of each such Revolving Credit Loan of such Canadian Lender on the Maturity Date. The Australian Borrower hereby unconditionally promises to pay to the Australian Administrative Agent for the account of each Australian Lender holding Australian Revolving Credit Loans made to the Australian Borrower, the then unpaid principal amount of each such Revolving Credit Loan of such Australian Lender on the Maturity Date. (b) The Parent Borrower hereby unconditionally promises to pay in Canadian Dollars to the Canadian Administrative Agent for the account of each Canadian Term Lender

58 US-DOCS\125501258.12 holding Canadian Term Loans the principal amounts set forth in Schedule 2.04 on each corresponding date set forth on such schedule; provided that the Canadian Administrative Agent shall promptly update Schedule 2.04 upon any repayment or prepayment of Canadian Term Loans, which updated schedule shall become effective upon delivery to the Parent Borrower. (c) The U.S. Borrower shall repay each U.S. Swing Line Loan on the Swing Line Payment Date. The Parent Borrower shall repay each Canadian Swing Line Loan on the Swing Line Payment Date. (d) Except for any B/A Loan (the compensation for which is set forth in Section 2.22), each Loan shall bear interest from and including the date made on the outstanding principal balance thereof as set forth in Section 2.06. (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement, and the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. (f) The Administrative Agents shall maintain accounts in which they will record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder from any Borrower or any Subsidiary Guarantor and each Lender’s share thereof. (g) The entries made in the accounts maintained pursuant to paragraphs (e) and (f) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agents to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (h) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note (a “Note”). In such event, the Applicable Borrower shall execute and deliver to such Lender a Note or Notes payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Applicable Administrative Agent and the Applicable Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns. SECTION 2.05 Fees. (a) (i) The U.S. Borrower agrees to pay to each U.S. Revolving Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year, a commitment fee (the “U.S. Commitment Fee”) equal to the Applicable Percentage on the daily unused amount of the U.S. Revolving Commitments of such U.S. Revolving Lender to make U.S. Revolving Credit Loans to the U.S. Borrower during the

59 US-DOCS\125501258.12 preceding quarter. The U.S. Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. (ii) The Parent Borrower agrees to pay to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last Business Day of March, June, September and December in each year, a commitment fee (the “Canadian Commitment Fee”) equal to the Applicable Percentage on the daily unused amount of the Canadian Revolving Commitments of such Canadian Revolving Lender to make Canadian Revolving Credit Loans to the Parent Borrower during the preceding quarter. The Canadian Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. (iii) The Australian Borrower agrees to pay to each Australian Lender, through the Australian Administrative Agent, on the last Business Day of March, June, September and December in each year, a commitment fee (the “Australian Commitment Fee”; together with the U.S. Commitment Fee and the Canadian Commitment Fees, the “Commitment Fees”) equal to the Applicable Percentage on the daily unused amount of the Australian Revolving Commitments of such Australian Lender to make Australian Revolving Credit Loans to the Australian Borrower during the preceding quarter. The Australian Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. (iv) The Commitment Fees due to each Revolving Lender shall commence to accrue on the Closing Date and shall, in each case, cease to accrue on the date on which the applicable Revolving Commitment of such Revolving Lender shall expire or be terminated as provided herein. For the avoidance of doubt, (A) U.S. Swing Line Loans are not deducted from the U.S. Revolving Commitments when calculating the U.S. Commitment Fee under this Section 2.05(a) and (B) Canadian Swing Line Loans are not deducted from the Canadian Revolving Commitments when calculating the Canadian Commitment Fees under this Section 2.05(a). (b) Each Borrower agrees to pay to the Applicable Administrative Agent and the Lead Arranger, for its own account, the administration and arrangement fees separately agreed to from time to time by such Borrower and such Administrative Agent or the Lead Arranger, including, without limitation, the fees set forth in the Fee Letter. (c) The U.S. Borrower agrees to pay to each U.S. Revolving Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing with the first such date to occur after the Closing Date, and on the date on which the U.S. Revolving Commitment of such Revolving Lender shall be terminated as provided herein, a fee (the “U.S. L/C Participation Fee”) calculated on such Lender’s U.S. Revolving Pro Rata Percentage of the daily aggregate U.S. L/C Exposure (in each case excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings

60 US-DOCS\125501258.12 comprised of Eurocurrency Loans pursuant to Section 2.06. The Parent Borrower agrees to pay to each Canadian Revolving Lender, through the Canadian Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing with the first such date to occur after the Closing Date, and on the date on which the Canadian Revolving Commitment of such Revolving Lender shall be terminated as provided herein, a fee (the “Canadian L/C Participation Fee”) calculated on such Lender’s Canadian Revolving Pro Rata Percentage of the daily aggregate Canadian L/C Exposure (in each case excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06. The Australian Borrower agrees to pay to each Australian Lender, through the Australian Administrative Agent, on the last Business Day of March, June, September and December of each year, commencing with the first such date to occur after the Closing Date, and on the date on which the Australian Revolving Commitment of such Revolving Lender shall be terminated as provided herein, a fee (the “Australian L/C Participation Fee”; together with the U.S. L/C Participation Fee and the Canadian L/C Participation Fees, the “L/C Participation Fees”) calculated on such Lender’s Australian Revolving Pro Rata Percentage of the daily aggregate Australian L/C Exposure (in each case excluding the portion thereof attributable to unreimbursed L/C Disbursements in respect of Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of BBSY Rate Loans pursuant to Section 2.06. Each Borrower agrees to pay to the Applicable Issuing Bank with respect to each Letter of Credit issued at the request of such Borrower, (A) a fronting fee for each Letter of Credit equal to the greater of (1) 0.125% of the initial stated amount of such Letter of Credit and (2) $600 (or, with respect to any subsequent increase to the stated amount of any such Letter of Credit, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance, increase or extension and (B) issuance, payment, amendment and transfer fees specified from time to time by such Issuing Bank (collectively, the “Issuing Bank Fees”). All U.S. L/C Participation Fees and, unless otherwise agreed by the Applicable Issuing Bank, Issuing Bank Fees, shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All Canadian L/C Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. All Australian L/C Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. (d) All Fees shall be paid on the dates due, in immediately available U.S. dollars (except with respect to (i) L/C Participation Fees and Issuing Bank Fees in respect of Letters of Credit denominated in Canadian dollars, each of which shall be payable in immediately available Canadian dollars and (ii) L/C Participation Fees and Issuing Bank Fees in respect of Letters of Credit denominated in Australian dollars, each of which shall be payable in immediately available Australian dollars), to the Applicable Administrative Agent for distribution, if and as appropriate, among the Revolving Lenders, except that the Issuing Bank Fees shall be paid directly to the

61 US-DOCS\125501258.12 Applicable Issuing Bank. Once paid, absent manifest error, none of the Fees shall be refundable under any circumstances. SECTION 2.06 Interest on Loans. (a) Subject to the provisions of Section 9.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in respect of ABR Loans in effect from time to time. (b) Subject to the provisions of Section 9.09, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in respect of Eurocurrency Loans in effect from time to time. (c) Subject to the provisions of Section 9.09, the Loans comprising each Canadian Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Percentage in respect of the Canadian Prime Rate Loans in effect from time to time. (d) Subject to the provisions of Section 9.09, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee, payable by the Parent Borrower on the date of acceptance of the relevant B/A and calculated as set forth in the definition of the term “Acceptance Fee” in Section 1.01. (e) Subject to the provisions of Section 9.09, the Loans comprising each U.S. Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the U.S. Base Rate plus the Applicable Percentage in respect of U.S. Base Rate Loans in effect from time to time. (f) Subject to the provisions of Section 9.09, the Loans comprising each BBSY Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the BBSY Rate plus the Applicable Percentage in respect of BBSY Rate Loans in effect from time to time. (g) Subject to the provisions of Section 9.09, each U.S. Swing Line Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the

62 US-DOCS\125501258.12 date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in respect of ABR Loans in effect from time to time. (h) Subject to the provisions of Section 9.09, each Canadian Swing Line Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to (i) if such Canadian Swing Line Loan is denominated in Canadian dollars, the Canadian Prime Rate plus the Applicable Percentage in respect of the Canadian Prime Rate Loans in effect from time to time and (ii) if such Canadian Swing Line Loan is denominated in U.S. dollars, the U.S. Base Rate plus the Applicable Percentage in respect of U.S. Base Rate Loans in effect from time to time. (i) Interest on each Loan shall be payable to the Applicable Administrative Agent on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, BBSY Rate, Canadian Prime Rate, U.S. Base Rate, B/A Discount Rate, and Acceptance Fee shall be determined by the Applicable Administrative Agent, and such determination shall be conclusive absent manifest error. (j) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. Each Borrower confirms that it fully understands and is able to calculate the rate of interest applicable to the Facilities based on the methodology for calculating per annum rates provided for in this Agreement. Each Agent agrees that, if requested in writing by any Borrower, it will calculate the nominal and effective per annum rate of interest on any Loan outstanding at the time of such request and provide such information to such Borrower within a reasonable time following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve any Borrower of any of its obligations under this Agreement or any other Loan Document, nor result in any liability to any Agent or any Lender. Each Borrower hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to any Borrower, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle. SECTION 2.07 Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the

63 US-DOCS\125501258.12 date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum (subject to Section 9.09) and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed (i) over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate or the Canadian Prime Rate, (ii) over a year of 365 days when determined by reference to the BBSY Rate, and (iii) over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan (or a Canadian Prime Rate Loan, in the case of the Parent Borrower, or a BBSY Rate Loan, in the case of the Australian Borrower) plus 2.00% (subject to Section 9.09). SECTION 2.08 Alternate Rate of Interest. (a) In the event, and on each occasion, that (i) on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Applicable Administrative Agent is unable to determine the Adjusted LIBO Rate for Eurocurrency Loans comprising any requested Borrowing, or (ii) if the Applicable Required Lenders shall, by 11:00 a.m. (Standard Time) at least one (1) Business Day before the date of any requested Borrowing, notify the Applicable Administrative Agent that the Adjusted LIBO Rate for Eurocurrency Loans comprising such Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan, during such Interest Period, then the Applicable Administrative Agent shall, as soon as practicable thereafter, give written, fax or electronic communication (e-mail) (or telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) notice of such determination to each Applicable Borrower and each Applicable Lender. In the event of any such determination, until the Applicable Administrative Agent shall have advised the Applicable Borrowers and the Applicable Lenders that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurocurrency Borrowing (other than a Eurocurrency Borrowing under the Australian Revolving Credit Facility) pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing (or, in the case of a request by the Parent Borrower, a U.S. Base Rate Borrowing). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error. (b) Notwithstanding the foregoing, if the Applicable Administrative Agent (i) determines that the circumstances described in clause (a)(i) of this Section 2.08 have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clause (a)(i) of this Section 2.08 have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Applicable Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, (iii) is advised by the Applicable Required Lenders of their determination in accordance with clause (a)(ii) of this Section 2.08, or (iv) new syndicated loans have started to adopt a new benchmark interest rate, then the Applicable Administrative Agent and the Applicable Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, provided that to the extent that the Applicable Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Applicable Administrative Agent shall administer such alternate rate of

64 US-DOCS\125501258.12 interest in a manner acceptable by the Applicable Administrative Agent and the Borrower. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Applicable Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Applicable Lenders, a written notice from the Applicable Required Lenders stating that such Applicable Required Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), Alternate Base Rate shall apply without regard to clause (c) of the definition thereof. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. (c) CDOR Discontinuation. (i) If the Applicable Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Applicable Borrower or the Required Lenders notify the Applicable Administrative Agent that the Applicable Borrower or Required Lenders (as applicable) have determined that: (A) adequate and reasonable means do not exist for ascertaining CDOR, including because the “Refinitiv Screen Canadian Dollar Offered Rate (CDOR) Page is not available or published on a current basis for the applicable period and such circumstances are unlikely to be temporary, (2) there no longer exists an active market for Bankers’ Acceptances or (3) the B/A Discount Rate will not or does not accurately reflect the costs of funds of the Required Lenders; (B) the administrator of the CDOR or a Governmental Authority having jurisdiction has made a public statement identifying a specific date after which CDOR will permanently or indefinitely cease to be made available or permitted to be used for determining the interest rate of loans; (C) a Governmental Authority having jurisdiction over the Applicable Administrative Agent has made a public statement identifying a specific date after which CDOR shall no longer be permitted to be used for determining the interest rate of loans (each such specific date in clause (B) above and in this clause (C) a “CDOR Scheduled Unavailability Date”); or (D) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.08(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace CDOR, then reasonably promptly after such determination by the Applicable Administrative Agent or receipt by the Applicable Administrative Agent of such notice, as applicable, the Applicable Administrative Agent and the Applicable Borrower may mutually agree upon a successor rate to CDOR, and the Applicable Administrative Agent and the Applicable Borrower may amend this

65 US-DOCS\125501258.12 Agreement to replace CDOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Canadian Dollars denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “CDOR Successor Rate”), together with any proposed CDOR Successor Rate conforming changes and any such amendment shall become effective at 5:00 p.m. (Toronto time) on the fifth Business Day after the Applicable Administrative Agent shall have posted such proposed amendment to all Lenders and the Applicable Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Applicable Administrative Agent written notice that such Required Lenders do not accept such amendment. (ii) If no CDOR Successor Rate has been determined and the circumstances under clause 2.08(c)(i)(A) above exist or a CDOR Scheduled Unavailability Date has occurred (as applicable), the Applicable Administrative Agent will promptly so notify the Applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Bankers’ Acceptances and B/A Equivalent Loans, shall be suspended (to the extent of the affected Bankers’ Acceptances, B/A Equivalent Loans, or applicable periods). Upon receipt of such notice, the Applicable Borrower may revoke any pending request for an advance of, conversion to or rollover of Bankers’ Acceptances or B/A Equivalent Loans, (to the extent of the affected Bankers’ Acceptances, B/A Equivalent Loans, or applicable periods) or, failing that, will be deemed to have converted such request into a request for an advance of Prime Rate advances (subject to the foregoing clause (ii)) in the amount specified therein. (iii) Notwithstanding anything else herein, any definition of the CDOR Successor Rate (exclusive of any margin) shall provide that in no event shall such CDOR Successor Rate be less than zero for the purposes of this Agreement. In addition, CDOR shall not be included or referenced in the definition of Prime Rate. SECTION 2.09 Termination and Reduction of Commitments. (a) The Revolving Commitments and the L/C Commitments shall automatically terminate on the Maturity Date. (b) The Canadian Term Commitments shall automatically terminate on the Closing Date immediately following the making of the Canadian Term Loan on such date. (c) Upon at least three Business Days’ prior irrevocable written, fax or electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) notice to the Applicable Administrative Agent, the U.S. Borrower, the Parent Borrower or the Australian Borrower, as the case may be, may at any time in whole permanently terminate, or from time to time in part permanently reduce, any Class of Commitments; provided, however, that each partial reduction of any Class of Commitments shall be in an integral multiple of U.S.$1,000,000. (d) Each voluntary reduction in any Class of Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The Applicable Borrower shall pay to the Applicable Administrative Agent for the account of the

66 US-DOCS\125501258.12 Applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction. SECTION 2.10 Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice to the Applicable Administrative Agent (a) not later than 1:00 p.m. (Standard Time) one Business Day before the proposed conversion, to convert any Eurocurrency Borrowing under a Class of U.S. Revolving Commitments into an ABR Borrowing under the same Class of U.S. Revolving Commitments, (b) not later than 1:00 p.m. (Standard Time) one Business Day before the proposed conversion, to convert any B/A Borrowing under one Canadian Facility into a Canadian Prime Rate Borrowing under the same Canadian Facility, (c) not later than 1:00 p.m. (Standard Time) three Business Days prior to conversion or continuation, to convert any ABR Borrowing under a Class of U.S. Revolving Commitments or U.S. Base Rate Borrowing under a Class of Canadian Revolving Commitments into a Eurocurrency Borrowing under the same Class of Commitments or to continue any Eurocurrency Borrowing under a Class of U.S. Revolving Commitments or Canadian Revolving Commitments as a Eurocurrency Borrowing under the same Class of Commitments for an additional Interest Period, (d) not later than 3:00 p.m. (Sydney time) three Business Days prior to continuation, to continue any Eurocurrency Borrowing under the Australian Revolving Commitments as a Eurocurrency Borrowing under the Australian Revolving Commitments for an additional Interest Period, (e) not later than 1:00 p.m. (Standard Time) three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing under a Class of U.S. Revolving Commitments or Canadian Revolving Commitments to another permissible Interest Period, (f) not later than 3:00 p.m. (Sydney time) three Business Days prior to conversion, to convert the Interest Period with respect to any BBSY Rate Borrowing under the Australian Revolving Commitments to another permissible Interest Period and (g) not later than 1:00 p.m. (Standard Time) three Business Days prior to conversion or continuation, to convert any Canadian Prime Rate Borrowing under a Canadian Facility to a B/A Borrowing under the same Canadian Facility or to continue any B/A Borrowing under a Canadian Facility as a B/A Borrowing under the same Canadian Facility for an additional Contract Period; provided, that with respect to this clause (g), such notice may be given one Business Day prior to conversion with respect to any Canadian Prime Rate Borrowing under a Canadian Facility outstanding as of the Closing Date to a B/A Borrowing under the same Canadian Facility, subject in each case to the following: (i) each conversion or continuation shall be made pro rata among the Applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing; (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) and, if applicable, Section 2.22, regarding the principal amount and maximum number of Borrowings of the relevant Type; (iii) each conversion shall be effected by each Applicable Lender and the Applicable Administrative Agent by recording for the account of such Lender the new Type and/or Interest Period or Contract Period for such Borrowing resulting from such conversion; accrued interest on any Eurocurrency Loan or BBSY Rate Loan (or, in each

67 US-DOCS\125501258.12 case, any portion thereof) being converted shall be paid by the Applicable Borrower at the time of conversion; (iv) if any Eurocurrency Borrowing, BBSY Rate Borrowing or B/A Borrowing is converted at a time other than the end of the Interest Period or Contract Period applicable thereto, the Applicable Borrower shall pay, upon demand, any amounts due to the Applicable Lenders pursuant to Section 2.15; (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing, a BBSY Rate Borrowing or a B/A Borrowing; (vi) any portion of a Eurocurrency Borrowing (other than a Eurocurrency Borrowing under the Australian Revolving Credit Facility) or a B/A Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing or a B/A Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period or Contract Period in effect for such Borrowing into an ABR Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing, as the case may be; (vii) upon notice to each Applicable Borrower from the Applicable Administrative Agent given at the request of the Applicable Required Lenders after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan owing to such Lenders may be converted into, or continued as, a Eurocurrency Loan, a BBSY Rate Loan or a B/A Loan, as applicable; and (viii) notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Loan. Each notice pursuant to this Section 2.10 shall be irrevocable, shall be hand delivered, faxed or sent by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, an ABR Borrowing, a B/A Borrowing, a U.S. Base Rate Borrowing, a Canadian Prime Rate Borrowing or a BBSY Rate Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, a BBSY Rate Borrowing or a B/A Borrowing, the Interest Period or Contract Period with respect thereto. If no Interest Period or Contract Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, a BBSY Rate Borrowing or a B/A Borrowing, the Applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s or 30 days’, as the case may be, duration. The Applicable Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If a Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurocurrency Borrowing (other than a Eurocurrency Borrowing under the Australian Revolving Credit Facility) or B/A Borrowing into

68 US-DOCS\125501258.12 a subsequent Interest Period or Contract Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing, a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing, as applicable. SECTION 2.11 Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Bankers’ Acceptances or B/A Equivalent Loans, which may, however, be defeased as provided below), in whole or in part, upon written, fax or electronic communication (e-mail) (or by telephone notice promptly confirmed by written, fax or electronic communication (e-mail)), substantially in the form of Exhibit B-5, delivered to the Applicable Administrative Agent by (i) 1:00 p.m. (Standard Time) at least three Business Days prior to the date designated for such prepayment, in the case of any prepayment of a Eurocurrency Borrowing or a BBSY Rate Borrowing, (ii) 1:00 p.m. (Standard Time) on the date designated for such prepayment in the case of any prepayment of an ABR Borrowing under the U.S. Revolving Commitments, or (iii) 1:00 p.m. (Standard Time) one Business Day prior to the date designated for such prepayment, in the case of a U.S. Base Rate Borrowing or a Canadian Prime Rate Borrowing under the Canadian Revolving Commitments or Canadian Term Loans; provided, however, that each partial prepayment shall be in an amount that is a minimum amount of U.S.$500,000 or an integral multiple of U.S.$100,000 in excess thereof (or C$500,000 and C$100,000, respectively, in the case of Borrowings denominated in Canadian dollars or AUD$500,000 and AUD$100,000, respectively, in the case of Borrowings denominated in Australian dollars); and provided further that the Applicable Borrower may defease any BBSY Rate Loan, B/A or B/A Equivalent Loan by depositing with the Applicable Administrative Agent an amount that, together with interest accruing on such amount to the end of the Contract Period for such BBSY Rate Loan, B/A or B/A Equivalent Loan, is sufficient to pay such maturing BBSY Rate Loans, Bankers’ Acceptances or B/A Equivalent Loans when due. Such deposited cash collateral shall be assigned to the Applicable Administrative Agent as security for the obligations of the Parent Borrower in relation to such BBSY Rate Loan, B/As or B/A Equivalent Loans and the Lien of the Applicable Administrative Agent thereby created therein shall rank in priority to all other Liens and adverse claims against deposited cash collateral. The Applicable Administrative Agent shall promptly advise the Applicable Lenders of any notice given pursuant to this Section 2.11 and of each Lender’s portion of such prepayment. (b) The U.S. Borrower may, upon notice to the U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (Standard Time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. (c) The Parent Borrower may, upon notice to the Canadian Swing Line Lender (with a copy to the Canadian Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Canadian Swing Line Lender and the Canadian Administrative Agent not later than 1:00 p.m. (Standard Time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.

69 US-DOCS\125501258.12 (d) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date and (iii) the Class and Type of Loans to be repaid and shall commit the Applicable Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments pursuant to this Section 2.11 shall be subject to Section 2.15, but shall otherwise be without premium or penalty. Each prepayment of outstanding Canadian Term Loans, pursuant to this Section 2.11 shall be applied to the principal repayment installments thereof in direct order of maturity. SECTION 2.12 Mandatory Prepayments. (a) In the event of any termination of all the U.S. Revolving Commitments, Canadian Revolving Commitments or Australian Revolving Commitments, each Applicable Borrower shall, on the date of such termination, repay or prepay all its outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans or Australian Revolving Credit Loans, as applicable, and replace all outstanding U.S. Letters of Credit, Canadian Letters of Credit or Australian Letters of Credit, as applicable, and/or deposit an amount equal to the sum of the U.S. L/C Exposure, the Canadian L/C Exposure or the Australian L/C Exposure, as applicable, in cash in a cash collateral account established with the Applicable Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the U.S. Revolving Commitments, the Canadian Revolving Commitments or the Australian Revolving Commitments, then (i) at or prior to the effective date of such reduction, the Applicable Administrative Agent shall notify each of the Applicable Borrowers and Applicable Lenders of the aggregate U.S. Revolving Credit Exposure, the aggregate Canadian Revolving Credit Exposure or the aggregate Australian Revolving Credit Exposure, as the case may be, after giving effect thereto, and (ii) if the aggregate U.S. Revolving Credit Exposure, the aggregate Canadian Revolving Credit Exposure or the Australian Revolving Credit Exposure, as the case may be, would exceed the Total U.S. Revolving Commitment, Total Canadian Revolving Commitment or Total Australian Revolving Commitment, respectively, after giving effect to such reduction, then the U.S. Borrower, the Parent Borrower, or the Australian Borrower, as the case may be, shall, on the date of such reduction, repay or prepay Borrowings of Revolving Credit Loans (or defease BBSY Rate Borrowings or B/A Borrowings as described in Section 2.11(a)) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess. If on any date, the aggregate U.S. Revolving Credit Exposure exceeds the Total U.S. Revolving Commitment, then within two Business Days following such date, the U.S. Borrower shall repay or prepay U.S. Revolving Borrowings and/or replace or cash collateralize outstanding U.S. Letters of Credit in an amount sufficient to eliminate such excess. If on any date, the aggregate Canadian Revolving Credit Exposure exceeds the Total Canadian Revolving Commitment, then within two Business Days following such date, the Parent Borrower shall repay or prepay Canadian Revolving Borrowings (or defease B/A Borrowings as described in Section 2.11(a)) and/or replace or cash collateralize outstanding Canadian Letters of Credit in an amount sufficient to eliminate such excess. If on any date, the aggregate Australian Revolving Credit Exposure exceeds the Total Australian Revolving Commitment, then within two Business Days following such date, the Australian Borrower shall repay or prepay Australian Revolving Borrowings (or defease BBSY Rate Borrowings as described in Section 2.11(a)) and/or replace or cash collateralize outstanding Australian Letters of Credit in an amount sufficient to eliminate such excess. (b) If on any date the Parent Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale and the aggregate amount of all such Net Cash Proceeds received since the later of the Closing Date and the date on which the last prepayment under this

70 US-DOCS\125501258.12 Section 2.12(b) was made exceeds C$5,000,000, the Canadian Term Loans shall be prepaid on or before the date which is not more than five (5) Business Days following the date of receipt of such Net Cash Proceeds by an amount equal to 100% of the amount of such Net Cash Proceeds; provided that no prepayment shall be required under this Section 2.12(b) to the extent that, if no Event of Default has occurred and is then continuing, the Parent Borrower delivers a certificate to the Administrative Agent prior to the date of any such required prepayment stating that the Parent Borrower or such Subsidiary intends to reinvest such Net Cash Proceeds in assets used or useful in the business of the Parent Borrower and its Subsidiaries within twelve months after receipt of such Net Cash Proceeds by the Parent Borrower or such Subsidiary; provided, further, however, that any Net Cash Proceeds not so reinvested within such twelve month period shall be immediately applied to the prepayment of the Canadian Term Loans as set forth in this Section 2.12(b). (c) If on any date the Parent Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for borrowed money (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.01 (other than Section 6.01(e) excluding any Permitted Refinancing Indebtedness in respect of previously incurred Indebtedness pursuant to Section 6.01(e)), the Canadian Term Loans shall be prepaid, substantially simultaneously with (and in any event not later than the third Business Day next following) the date of receipt of such Net Cash Proceeds by an amount equal to 100% of the amount of such Net Cash Proceeds. (d) If, (i) at any time there are any Canadian Revolving Credit Loans or U.S. Revolving Credit Loans then outstanding, Excess Cash on deposit in Canada and the United States exceeds $15,000,000 for a period of more than five consecutive Business Days, the Borrowers shall make mandatory prepayments of Canadian Revolving Credit Loans and U.S. Revolving Credit Loans (or, in respect of Bankers’ Acceptances, defease such Bankers’ Acceptances in accordance with the procedures set forth in Section 2.11(a)) in an amount equal to the lesser of (A) an amount sufficient to reduce the aggregate amount of Excess Cash on deposit in Canada and the United States after such prepayment to below $15,000,000 or (B) an amount sufficient to repay all Canadian Revolving Credit Loans and U.S. Revolving Credit Loans outstanding hereunder, in each case, such prepayment shall be made within five Business Days or (ii) at any time there are Australian Revolving Credit Loans then outstanding, Excess Cash on deposit in Australia exceeds AUS$15,000,000 for a period of more than five consecutive Business Days, the Australian Borrower shall make mandatory prepayments of Australian Revolving Credit Loans (or, in respect of BBSY Rate Loans, defease such BBSY Rate Loans in accordance with the procedures set forth in Section 2.11(a)) in an amount equal to the lesser of (A) an amount sufficient to reduce the aggregate amount of Excess Cash on deposit in Australia after such prepayment to below $15,000,000 or (B) an amount sufficient to repay all Australian Revolving Credit Loans outstanding hereunder, in each case, such prepayment shall be made within five Business Days. SECTION 2.13 Increased Costs; Capital Requirements. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Lender or Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate, the B/A Discount Rate or the BBSY Rate), (ii) subject any Lender or any Issuing Bank

71 US-DOCS\125501258.12 to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (h) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or Issuing Bank or the London interbank market or other relevant interbank market, any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans, B/A Loans or BBSY Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurocurrency Loan, B/A Loan or BBSY Rate Loan (or of maintaining its obligation to make any such Loan) or increase the cost to any Lender or Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender or Issuing Bank (acting reasonably) to be material, then, the Applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, upon demand in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender or Issuing Bank (acting reasonably) shall have determined that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender pursuant hereto, or the Letters of Credit issued by such Issuing Bank pursuant hereto, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Bank (acting reasonably) to be material, then from time to time in accordance with paragraph (c) below the Applicable Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or Issuing Bank under paragraph (a) or (b) above with respect to increased costs or

72 US-DOCS\125501258.12 reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120 day period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed. SECTION 2.14 Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan (other than any Eurocurrency Loan under the Australian Revolving Credit Facility) or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Applicable Borrower and to the Applicable Administrative Agent: (i) such Lender may declare that Eurocurrency Loans, as the case may be, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and U.S. Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan or a U.S. Base Rate Loan (or a request to continue an ABR Loan or a U.S. Base Rate Loan as such or to convert a Eurocurrency Loan into an ABR Loan or a U.S. Base Rate Loan), unless such declaration shall be subsequently withdrawn; and (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans or U.S. Base Rate Loans, as the case may be, in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans or U.S. Base Rate Loans, as the case may be, as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans or U.S. Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans. (b) For purposes of this Section 2.14, a notice to the Parent Borrower by any Lender shall be effective as to each Eurocurrency Loan, as the case may be, made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower. SECTION 2.15 Breakage Costs. The Borrowers hereby severally indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of

73 US-DOCS\125501258.12 (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan or BBSY Rate Loan prior to the end of the Interest Period in effect therefor, including, without limitation, as a result of any prepayment, the acceleration of the maturity of the Obligations or for any other reason, (ii) the conversion of any Eurocurrency Loan to an ABR Loan or U.S. Base Rate Loans or the conversion of the Interest Period with respect to any Eurocurrency Loan or BBSY Rate Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurocurrency Loan, B/A Loan or BBSY Rate Loan to be made by such Lender (including any Eurocurrency Loan, B/A Loan or BBSY Rate Loan to be made pursuant to a conversion or continuation under Section 2.10 or 2.22, as applicable) not being made after notice of such Loan shall have been given by a Borrower hereunder or (iv) other than with respect to any Defaulting Lender, any assignment of a Eurocurrency Loan or BBSY Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a request by the Applicable Borrower pursuant to Section 2.20 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan, B/A Loan or BBSY Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period or Contract Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Applicable Borrower and the Applicable Administrative Agent and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. SECTION 2.16 Pro Rata Treatment. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on any Class of Loans, each payment of the Commitment Fees with respect to any Class of Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Applicable Lenders in accordance with their Applicable Pro Rata Percentages. SECTION 2.17 Sharing of Setoffs. (a) Each Canadian Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim or other security or interest arising from, or in lieu of, such secured claim, received by such Canadian Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Canadian Loan as a result of which the unpaid portion of its Canadian Loans shall be proportionately less than the unpaid portion of the Canadian Loans of any other Canadian Lender of the same Class, it shall (i) notify the Applicable Administrative Agent of such fact and (ii) be deemed simultaneously to have purchased from such other Canadian Lender at face value, and shall promptly pay to such other Canadian Lender the purchase price for, a participation in the Canadian Loans of the same Class of such other Canadian Lender and, if applicable, subparticipations in Canadian L/C Exposure and Canadian Swing Line Loans of such other Canadian Lender, or make such other adjustments as shall be equitable, so that the aggregate

74 US-DOCS\125501258.12 unpaid amount of the Canadian Loans and participations in Canadian L/C Exposure and Canadian Swing Line Loans held by each Canadian Lender shall be in the same proportion to the aggregate unpaid amount of all Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans then outstanding of the same Class as the amount of its Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all Canadian Loans, Canadian L/C Exposure and Canadian Swing Line Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase, purchases, subparticipations or adjustments shall be made pursuant to this Section 2.17(a) and the payment giving rise thereto shall thereafter be recovered, such purchase, purchases, subparticipations or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. (b) Each U.S. Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim or other security or interest arising from, or in lieu of, such secured claim, received by such U.S. Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any U.S. Loan as a result of which the unpaid portion of its U.S. Loans shall be proportionately less than the unpaid portion of the U.S. Loans of any other U.S. Lender of the same Class, it shall (i) notify the Applicable Administrative Agent of such fact and (ii) be deemed simultaneously to have purchased from such other U.S. Lender at face value, and shall promptly pay to such other U.S. Lender the purchase price for, a participation in the U.S. Loans of the same Class of such other U.S. Lenders and, if applicable, subparticipations in the U.S. L/C Exposure and U.S. Swing Line Loans of such other U.S. Lenders, or make such other adjustments as shall be equitable, so that the aggregate unpaid amount of the U.S. Loans and participations in U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans held by each U.S. Lender shall be in the same proportion to the aggregate unpaid amount of all U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans then outstanding of the same Class as the amount of its U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all U.S. Loans, U.S. L/C Exposure and U.S. Swing Line Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase, purchases, subparticipations or adjustments shall be made pursuant to this Section 2.17(b) and the payment giving rise thereto shall thereafter be recovered, such purchase, purchases, subparticipations or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. (c) Each Australian Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against a Borrower or any other Loan Party, or pursuant to a secured claim or other security or interest arising from, or in lieu of, such secured claim, received by such Australian Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Australian Revolving Credit Loan as a result of which the unpaid portion of its Australian Revolving Credit Loans shall be proportionately less than the unpaid portion of the Australian Revolving Credit Loans of any other Australian Lender of the same Class, it shall (i) notify the Applicable Administrative Agent of such fact and (ii) be deemed simultaneously to have purchased from such other Australian Lender at face value, and shall promptly pay to such other Australian Lender the purchase price for, a participation in the Australian Revolving Credit Loans of the same Class of such other Australian

75 US-DOCS\125501258.12 Lender and, if applicable, subparticipations in Australian L/C Exposure of such other Australian Lender, or make such other adjustments as shall be equitable, so that the aggregate unpaid amount of the Australian Revolving Credit Loans and participations in Australian Revolving Credit Loans and Australian L/C Exposure held by each Australian Lender shall be in the same proportion to the aggregate unpaid amount of all Australian Revolving Credit Loans, Australian L/C Exposure then outstanding of the same Class as the amount of its Australian Revolving Credit Loans, Australian L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the amount of all Australian Revolving Credit Loans and Australian L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase, purchases, subparticipations or adjustments shall be made pursuant to this Section 2.17(c) and the payment giving rise thereto shall thereafter be recovered, such purchase, purchases, subparticipations or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. (d) Whenever the Bilateral Lender (in such capacity as the lender under the Bilateral Agreement and not in its capacity as a Lender under this Agreement) receives or recovers any money in respect of any sum due from an Australian Loan Party and applies such amounts against the Bilateral Obligations (including recoveries by way of set off) (“Turnover Money”) and: (i) an Event of Default has occurred and is continuing under this Agreement and the Australian Collateral Agent has enforced its rights and remedies under the Australian Security Documents as contemplated by Sections 7.02 or 7.03; or (ii) if paragraph (i) above does not apply, but an Event of Default has occurred and is continuing under this Agreement, then: (iii) in the case of paragraph (i) above: (A) the Bilateral Lender will promptly notify the Australian Collateral Agent and pay an amount equal to the Turnover Money to the Australian Collateral Agent (unless the Australian Collateral Agent directs otherwise on the instructions of the Applicable Required Lenders); and (B) the Australian Collateral Agent will deal with the Turnover Money as if it were a payment by the Australian Loan Parties under this Agreement; and (iv) in the case of paragraph (ii) above: (A) the Bilateral Lender will promptly notify the Australian Administrative Agent and pay an amount equal to the Turnover Money to the Australian Administrative Agent (unless the Australian Administrative Agent directs otherwise on the instructions of the Applicable Required Lenders); and (B) the Australian Administrative Agent will hold the Turnover Money paid to it under paragraph (A) for a period of no greater than 15 Business

76 US-DOCS\125501258.12 Days (“Decision Period”) to be applied by the Australian Administrative Agent as follows: (1) if prior to the end of the Decision Period, an Event of Default occurs or has occurred and is continuing under this Agreement and the Australian Collateral Agent enforces its rights and remedies under the Australian Security Documents as contemplated by Section 7.02 or 7.03, the Australian Administrative Agent will immediately pay an amount equal to the Turnover Money to the Australian Collateral Agent on such enforcement and the Australian Collateral Agent shall deal with the Turnover Money as if it were a payment by the Australian Loan Parties under this Agreement; or (2) in all other circumstances, it will return an amount equal to the Turnover Moneys to the Bilateral Lender for the Bilateral Lender to apply to the Bilateral Obligations. The parties agree that the Turnover Money recovered by the Bilateral Lender that is ultimately distributed by the Australian Collateral Agent to the relevant Secured Parties will be taken to have been a payment for the account of the Australian Collateral Agent and not to the Bilateral Lender for its own account (and the liability of an Australian Loan Party to the Bilateral Lender will only be reduced to the extent the Turnover Money is returned the Bilateral Lender as contemplated by Section 2.17(d)(iv)(B)(2)). Without limiting this paragraph, the relevant Australian Loan Party shall indemnify the Bilateral Lender against a recovery by the Bilateral Lender of the Turnover Money to the extent that (despite this paragraph), the relevant Australian Loan Party’s liability has been discharged by the recovery or payment. For the avoidance of doubt, the Bilateral Lender’s obligations under this clause Section 2.17(d) to pay any Turnover Moneys to the Australian Administrative Agent or Australian Collateral Agent (as the case may be), is only enlivened when an Event of Default has occurred and is continuing. (e) The provisions of Section 2.17(a), (b), (c) and (d) shall not be construed to apply to (i) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Exposure or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of Section 2.17(a), (b) and (c) shall apply). (f) Each Loan Party expressly consents to the arrangements set forth in Section 2.17(a), (b), (c) and (d) above and agrees, to the extent it may effectively do so under applicable law, that any Lender holding a participation in a Loan or L/C Exposure pursuant to the foregoing arrangements may exercise against each Loan Party any and all rights of banker’s lien, setoff or counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. SECTION 2.18 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 4:00 p.m. (Standard Time) on the

77 US-DOCS\125501258.12 date when due in immediately available U.S. dollars (or Canadian dollars, in the case of payments relating to Commitments, Loans and Letters of Credit denominated in Canadian dollars, or Australian dollars, in the case of payments relating to Commitments, Loans and Letters of Credit denominated in Australian dollars), without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Applicable Issuing Bank) shall be made to the office of the Applicable Administrative Agent designated by such Applicable Administrative Agent. The Applicable Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Canadian Administrative Agent, the Australian Administrative Agent, a specific Issuing Bank, or a specific Lender pursuant to Section 2.05, 2.08, 2.13, 2.14, 2.15, 2.19, or 9.05, but after taking into account payments effected pursuant to Section 9.05(a)) in accordance with each Lender’s Applicable Pro Rata Percentage thereof, to the Lenders for the account of their respective applicable lending offices, and like funds relating to the payment of any other amount payable to any Lender or Issuing Bank to such Lender or Issuing Bank for the account of its applicable lending office, in each case to be applied in accordance with the terms of this Agreement. (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable. SECTION 2.19 Taxes. (a) For purposes of this Section 2.19, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA. (b) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Applicable Borrower or the applicable Loan Party, as the case may be, shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Applicable Administrative Agent, timely reimburse it for the payment of any Other Taxes. (d) The Borrowers shall severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including

78 US-DOCS\125501258.12 Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrower by a Lender or an Issuing Bank (with a copy to the Applicable Administrative Agent), or by the Applicable Administrative Agent on its behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error. (e) Each Lender shall severally indemnify the Applicable Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Applicable Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Applicable Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Applicable Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Applicable Administrative Agent to the Lender from any other source against any amount due to the Applicable Administrative Agent under this paragraph (e). (f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Administrative Agent. (g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Documents shall deliver to the Applicable Borrower (with a copy to the Applicable Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Applicable Borrower or the Applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Applicable Borrower or the Applicable Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Applicable Borrower or the Applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Applicable Borrower or the Applicable Administrative Agent as will enable the Applicable Borrower or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.19(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s

79 US-DOCS\125501258.12 reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Applicable Borrower with respect to such Lender is a U.S. Person: (A) any Lender with respect to such Borrower that is a U.S. Person shall deliver to such Borrower and the Applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Applicable Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender with respect to such Borrower shall deliver to such Borrower and the Applicable Administrative Agent, in such number of copies as shall be requested by the recipient, (on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement and from time to time thereafter upon the request of such Borrower or the Applicable Administrative Agent), but only if such Foreign Lender is legally entitled to do so, whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed copies of an applicable IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an applicable IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (2) duly completed copies of IRS Form W-8ECI, (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of the applicable Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of an applicable IRS Form W-8BEN or W-8BEN- E, or

80 US-DOCS\125501258.12 (4) to the extent a Foreign Lender is not the beneficial owner, duly completed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an applicable IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; (C) any Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Applicable Administrative Agent (in such copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Applicable Administrative Agent), duly completed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Applicable Borrower or the Applicable Administrative Agent to determine the withholding or deduction required to be made; and (D) If a payment made to an Agent, Lender or Issuing Bank under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Agent, Lender or Issuing Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Agent, Lender or Issuing Bank shall deliver to the Applicable Borrower or the Applicable Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Applicable Borrower or the Applicable Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicable Borrower or the Applicable Administrative Agent as may be necessary for the Applicable Borrower or the Applicable Administrative Agent to comply with its obligations under FATCA, to determine that such Agent, Lender or Issuing Bank has complied with its obligations under FATCA or to determine the amount to deduct and withhold from any such payments. Solely for purposes of this paragraph (i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (E) Solely for purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Administrative Agents shall treat (and the Lenders hereby authorize the Administrative Agents to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

81 US-DOCS\125501258.12 Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Applicable Administrative Agent in writing of its legal inability to do so. (h) RBC, as Administrative Agent, shall deliver, on or before the date it becomes a party to this Agreement, to the U.S. Borrower a duly completed copy of IRS Form W- 8IMY certifying that it is a “U.S. branch” of a foreign bank and that it agrees to be treated as a U.S. Person with respect to any payments made to it by the U.S. Borrower under any Loan Document. RBC, as Administrative Agent agrees that if such IRS Form W-8IMY previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form if it is legally able to do so or promptly notify the Parent Borrower in writing of its legal inability to do so (including as a result of a change in RBC’s operations). If the Administrative Agent (i) fails to deliver the form required by this Section 2.19(h) or is legally unable to update such form as required by this Section 2.19(h) and (ii) fails to appoint as a sub-agent pursuant to Section 8.05 any Affiliate of the Administrative Agent that is a U.S. Person or that can deliver the form required by this Section 2.19(h), then the Parent Borrower shall have the right to require the appointment of an agent that is a U.S. Person solely for the purposes of receiving U.S. tax forms and administering any required withholding for U.S. Taxes under this Section 2.19; provided that such appointment shall not otherwise affect the rights and obligations of the Administrative Agent set forth in this Agreement. (i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Agent, Lender or Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other person. (j) (i) Unless expressly stated otherwise in the relevant Loan Document, the consideration payable for any supply made by or through a Lender or Issuing Bank under or in connection with any Loan Document does not include Australian GST.

82 US-DOCS\125501258.12 (ii) If Australian GST is payable in respect of any supply made by or through a Lender or Issuing Bank (a “Supplier”) under or in connection with any Loan Document (“Australian GST Liability”) then: (A) where consideration is provided by a party (“Recipient Party”) in relation to that supply, the Recipient Party will pay an additional amount to the Supplier equal to the full amount of the Australian GST Liability; and (B) except where the foregoing clause (A) applies, the Australian Borrower will indemnify and keep the Supplier indemnified for the full amount of the Australian GST Liability. However, (l) the relevant Recipient Party or the Australian Borrower, as applicable, need not pay the additional amount on account of the Australian GST Liability to a Supplier until that Supplier gives the Recipient Party or the Australian Borrower, as applicable, a tax invoice complying with the relevant law relating to any payment made to that Supplier in accordance with this Section 2.20(j)(ii) and (2) if an adjustment event arises in respect of any supply made by or through a Lender or Issuing Bank under or in connection with any Loan Document and (if required by law) the Lender or Issuing Bank gives the Recipient Party or the Australian Borrower, as applicable, a valid adjustment note, the additional amount must be adjusted to reflect the adjustment event and the Recipient Party or the Supplier (as the case may be) must make any payments necessary to reflect the adjustment; and (3) this Section 2.20(j)(ii) does not apply to the extent that the Australian GST Liability on a supply made by or through a Lender or Issuing Bank under or in connection with any Loan Document is payable by the Recipient Party or the Australian Borrower, as appropriate, under Division 83 or 84 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and the Lender or Issuing Bank has no liability at all in relation to that payment. (iii) Any payment or reimbursement required to be made to a Lender or Issuing Bank under any Loan Document that is calculated by reference to a cost or other amount paid or incurred will be limited to the total cost or other amount less the amount of any input tax credit or other credit to which the relevant Lender or Issuing Bank (or the representative member for a Australian GST group of which the relevant Lender or Issuing Bank is a member) is entitled for the acquisition to which the cost or other amount relates. (iv) Words used in this Section 2.19(j) which are not defined in this agreement but which have a defined meaning in the GST Law have the same meaning as in the GST Law unless the contrary intention appears. SECTION 2.20 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.14, (iii) a Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.19, (iv) any Lender becomes a Defaulting Lender or a Potential Defaulting Lender or (v)

83 US-DOCS\125501258.12 any Lender is a Non-Consenting Lender, then the Applicable Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Applicable Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Applicable Borrower shall have received the prior written consent of the Applicable Administrative Agent, the Applicable Issuing Banks and the Applicable Swing Line Lender, if any, which consent shall not unreasonably be withheld or delayed, (C) the affected Lender or Issuing Bank shall have received in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and Fees) or the Applicable Borrower (in the case of all other amounts), (D) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.19, such assignment is expected to result in a reduction in such compensation or payments thereafter and (E) in the case of any such assignment resulting from a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender or Issuing Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender, Issuing Bank or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply. (b) If (i) any Lender or Issuing Bank shall request compensation under Section 2.13, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.14 or (iii) a Borrower is required to pay any additional amount to any Agent, Lender or Issuing Bank or any Governmental Authority on account of any Agent, Lender or Issuing Bank, pursuant to Section 2.19, then such Agent, Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future and (B) would not subject such Agent, Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment. SECTION 2.21 Letters of Credit. (a) General. Each Borrower may request the issuance of a Letter of Credit denominated in U.S. dollars, Canadian dollars, Australian dollars or in one or more Alternative Currencies for its own account or for the account of any of its Subsidiaries (in which case such Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a

84 US-DOCS\125501258.12 form reasonably acceptable to the Applicable Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect, but no later than five Business Days prior to the Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit denominated in U.S. dollars, Canadian dollars, Australian dollars or an Alternative Currency (or to amend, renew or extend an existing Letter of Credit issued in U.S. dollars, Australian dollars, Canadian dollars or an Alternative Currency), the Applicable Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Applicable Issuing Bank and the Applicable Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which date shall be (x) in the case of U.S. Letters of Credit and Canadian Letters of Credit, at least two Business Days after such notice is received by the Applicable Issuing Bank and the Applicable Administrative Agent or (y) in the case of Australian Letters of Credit, at least three Business Days after such notice is received by the Applicable Issuing Bank and the Australian Administrative Agent), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency of such Letter of Credit, whether the Letter of Credit is to be a U.S. Letter of Credit, a Canadian Letter of Credit or an Australian Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. In order to request the issuance of a Letter of Credit in a currency other than those specifically listed in the definition of “Alternative Currency”, the Applicable Borrower shall follow the procedures set forth in Section 1.05 hereof. A U.S. Letter of Credit shall be denominated in U.S. dollars or an Alternative Currency and shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the U.S. L/C Exposure shall not exceed U.S.$10,000,000, (ii) the aggregate U.S. Revolving Credit Exposure shall not exceed the Total U.S. Revolving Commitment, and (iii) the U.S. L/C Exposure related to U.S. Letters of Credit issued by an Issuing Bank shall not exceed an amount agreed to in writing between the U.S. Borrower and such Issuing Bank and notified to the Administrative Agent. A Canadian Letter of Credit shall be denominated in Canadian dollars and shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Canadian Letter of Credit, such Parent Borrower shall be deemed to represent and warrant that after giving effect to such issuance, amendment, renewal or extension (i) the Canadian L/C Exposure shall not exceed the Canadian Dollar Equivalent of U.S.$20,000,000, (ii) the aggregate Canadian Revolving Credit Exposure shall not exceed the Total Canadian Revolving Commitment and (iii) the portion of the Canadian L/C Exposure attributable to Letters of Credit issued by such Applicable Issuing Bank will not, unless such Applicable Issuing Bank shall so agree in its sole discretion, exceed the L/C Issuance Limit of such Applicable Issuing Bank. An Australian Letter of Credit shall be denominated in Australian dollars and shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Australian Letter of Credit, such Australian Borrower shall be deemed to represent and warrant that after giving effect to such issuance, amendment, renewal or extension (i) the

85 US-DOCS\125501258.12 Australian L/C Exposure shall not exceed the Australian Dollar Equivalent of U.S.$10,000,000, and (ii) the aggregate Australian Revolving Credit Exposure shall not exceed the Total Australian Revolving Commitment. (c) Expiration Date. Each U.S. Letter of Credit and Canadian Letter of Credit shall have an expiration date not later than the earlier of (y) three years after the date of the issuance of such Letter of Credit and (z) the date that is 24 months after the Maturity Date; provided that 60 days prior to the Maturity Date the Borrowers shall deposit in an account with the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders or Canadian Revolving Lenders, as the case may be, an amount in cash equal to 105% of the U.S. L/C Exposure or Canadian L/C Exposure, respectively, as of such date. Such deposit shall be held by the U.S. Collateral Agent or the Canadian Collateral Agent, as the case may be, as collateral for the payment and performance of the Obligations. Such Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of such Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. The Applicable Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Moneys in such account shall (i) automatically be applied by the Applicable Administrative Agent to reimburse the Applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the U.S. L/C Exposure or the Canadian L/C Exposure, as applicable, at such time, (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations and (iv) provided that no Event of Default has occurred and is continuing, be released to the Borrowers to the extent that the funds on deposit exceed 105% of the U.S. L/C Exposure or the Canadian L/C Exposure, respectively. Each Australian Letter of Credit shall have an expiration date not later than the Maturity Date. (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of an Issuing Bank or the Lenders, the Applicable Issuing Bank hereby grants to each U.S. Revolving Lender, Canadian Revolving Lender or Australian Lender, as the case may be, and each such Revolving Lender hereby acquires from the Applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable, of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Rolled Letters of Credit, effective upon the Closing Date). In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Applicable Administrative Agent, for the account of the Applicable Issuing Bank, such Lender’s U.S. Revolving Pro Rata Percentage, Canadian Revolving Pro Rata Percentage or Australian Revolving Pro Rata Percentage, as applicable, of the U.S. Dollar Equivalent of each L/C Disbursement (except (i) in the case of Canadian Letter of Credit, in which case such payment shall be made in Canadian dollars or (ii) in the case of an Australian Letter of Credit, in which case such payment shall be made in Australian dollars), made by such Issuing Bank and not reimbursed by the Applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan

86 US-DOCS\125501258.12 Document) forthwith on the date due as provided in Section 2.02(g). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Applicable Borrower shall pay to the Applicable Administrative Agent, for the account of the Applicable Issuing Bank, an amount equal to such L/C Disbursement in the same currency in which such L/C Disbursement is denominated (or, if such currency is not acceptable to the Applicable Administrative Agent, in U.S. dollars) not later than two hours after such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if such Borrower shall have received such notice later than 11:00 a.m. (Standard Time) on any Business Day, not later than 11:00 a.m. (Standard Time) on the immediately following Business Day. (f) Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of: (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document; (iii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Applicable Issuing Bank, any Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction; (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (v) any payment by the Applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or

87 US-DOCS\125501258.12 successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Insolvency Law; and (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower, any Subsidiary or any other person, or in the relevant currency markets generally; or (vii) any other act or omission to act or delay of any kind of the Applicable Issuing Bank, the Lenders, the Agents or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower’s obligations hereunder. Without limiting the generality of the foregoing but subject to the proviso in subsection (g) below, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Applicable Issuing Bank. (g) Role of Issuing Bank. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Issuing Banks, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Bank’s own negligence), provided, however, that a Borrower shall have a claim against the Applicable Issuing Bank, and such Issuing Bank shall be liable to, and shall promptly pay to, such Borrower, to the extent of any direct, as opposed to consequential (claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law), damages suffered by such Borrower that are caused by such Issuing Bank’s failure to comply with its duties as an issuing bank under applicable law or gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit strictly comply with the terms thereof. It is understood that the Applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement

88 US-DOCS\125501258.12 or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Applicable Issuing Bank. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. (h) Disbursement Procedures. The Applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Applicable Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax or by electronic communication (e-mail), to the Applicable Administrative Agent and the Applicable Borrower of such demand for payment and whether the Applicable Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligation to reimburse the Applicable Issuing Bank and the Revolving Lenders with respect to any such L/C Disbursement. The Applicable Administrative Agent shall promptly give each Applicable Lender notice thereof. (i) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Applicable Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(e), at the rate per annum that would apply to such amount if such amount were an ABR Loan, a Canadian Prime Rate Loan (for Canadian Letters of Credit) or, in the case of any L/C Disbursement with respect to an Australian Letter of Credit, a BBSY Rate Loan, as the case may be. (j) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Applicable Administrative Agent, the Applicable Lenders and the Parent Borrower, and may be removed at any time by the Parent Borrower by notice to such Issuing Bank, the Applicable Administrative Agent and the Applicable Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Applicable Borrower shall pay all accrued and unpaid Issuing Bank Fees pursuant to Section 2.05(c). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to each Applicable Borrower and the Applicable Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to

89 US-DOCS\125501258.12 refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit. (k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, other than an event with respect to a Borrower described in Section 7.01(g) or (h) and a Borrower shall receive notice from Applicable Administrative Agent or the Required U.S. Lenders, the Required Canadian Revolving Lenders or the Required Australian Lenders, as applicable, requesting that it deposit Cash Collateral and specifying the amount to be deposited, or (ii) an Event of Default shall occur and be continuing with respect to a Borrower described in Section 7.01(g) or (h) then such Borrower shall, on the Business Day it receives the notice referenced in clause (i) above or immediately upon the occurrence of the Event of Default referenced in clause (ii) above, deposit in an account with the U.S. Collateral Agent, the Canadian Collateral Agent or the Australian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders, Canadian Revolving Lenders or Australian Lenders, as the case may be, an amount in cash equal to 105% of the U.S. L/C Exposure, the Canadian L/C Exposure or the Australian L/C Exposure, respectively, as of such date. At any time that there shall exist a Defaulting Lender, after reallocation pursuant to Section 2.24(c), promptly upon the request of an Administrative Agent or an Issuing Bank (which request may be a condition to the issuance amendment, renewal or extension of a Letter of Credit), the Applicable Borrower shall deliver to the U.S. Collateral Agent, the Canadian Collateral Agent or the Australian Collateral Agent, as the case may be, for the benefit of the U.S. Revolving Lenders, Canadian Revolving Lenders or Australian Lenders, as the case may be, Cash Collateral in an amount equal to the Fronting Exposure at such time (determined for the avoidance of doubt, after giving effect to Section 2.24(a) and any Cash Collateral provided by any Defaulting Lender). Such deposits shall be held by the U.S. Collateral Agent, the Canadian Collateral Agent or the Australian Collateral Agent, as the case may be, as collateral for the payment and performance of the Obligations. Such Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If a Borrower is required to Cash Collateralize the U.S. L/C Exposure, Canadian L/C Exposure, Australian L/C Exposure or Fronting Exposure pursuant to Section 2.22(c) or (k), then such Borrower and the Applicable Collateral Agent shall establish a cash collateral account (an “L/C Cash Collateral Account”) and the Applicable Borrower shall execute any documents and agreements that such Collateral Agent reasonably requests in connection therewith to establish the L/C Cash Collateral Account and grant such Collateral Agent a first-priority security interest in such account and the funds therein. Each Borrower hereby pledges to the Applicable Collateral Agent and grants such Collateral Agent a security interest in the L/C Cash Collateral Account, whenever established, all funds held in such L/C Cash Collateral Account from time to time and all proceeds thereof as security for the payment of the Obligations. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of such Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. The Applicable Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Moneys in such account shall (i) automatically be applied by the

90 US-DOCS\125501258.12 Applicable Administrative Agent to reimburse the Applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the U.S. L/C Exposure, the Canadian L/C Exposure or the Australian L/C Exposure, as applicable, at such time and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If a Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure shall be released promptly following (A) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by any Defaulting Lender ceasing to be a Defaulting Lender or ceasing to be a Revolving Lender) or (B) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default and may be otherwise applied in accordance with Section 7.06. (l) Additional Issuing Banks. A Borrower may, at any time and from time to time with the consent of the Applicable Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Revolving Lender, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement. The acceptance of any appointment as an Issuing Bank hereunder by a Revolving Lender shall be evidenced by an agreement entered into by such Revolving Lender, in a form satisfactory to each Applicable Borrower and the Applicable Administrative Agent, and, from and after the effective date of such agreement, any Lender designated as an issuing bank pursuant to this paragraph (l) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank. (m) In the event of any conflict between the terms hereof and the terms of any Letter of Credit Document, the terms hereof shall control. (n) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Borrower or any Subsidiary of such Borrower, each Borrower shall be obligated to reimburse the Applicable Issuing Bank hereunder for any and all L/C Disbursements under such Letter of Credit requested by such Borrower for its own account or for the account of any of its Subsidiaries. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries (other than, with respect to the U.S. Borrower, the Parent Borrower or any Subsidiary thereof or the Australian Borrower or any Subsidiary thereof) inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Borrower’s Subsidiaries. (o) Each Issuing Bank, the Revolving Lenders and the Borrowers agree that effective as of the Closing Date, the Rolled Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement.

91 US-DOCS\125501258.12 SECTION 2.22 Bankers’ Acceptances. (a) Subject to the terms and conditions of this Agreement, the Parent Borrower may request a Borrowing denominated in Canadian dollars by presenting drafts for acceptance and, if applicable, purchase as B/As by the Canadian Lenders. (b) No Contract Period with respect to a B/A to be accepted and, if applicable, purchased as a Loan shall extend beyond the Maturity Date. All B/A Loans shall be denominated in Canadian dollars. (c) To facilitate availment of the B/A Loans, the Parent Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As in the form requested by such Canadian Lender. The Parent Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a Canadian Lender shall bind such Parent Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Parent Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such Canadian Lender. Each applicable Canadian Lender shall maintain a record with respect to B/As (i) voided by it for any reason, (ii) accepted and purchased by it hereunder and (iii) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. On request by or on behalf of the Parent Borrower, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of such Parent Borrower and which are held by such Canadian Lender and are not required to be issued in accordance with such Parent Borrower’s irrevocable notice. At the discretion of a Lender, Bankers’ Acceptances to be accepted by such Lender may be issued in the form of “Depository Bills” within the meaning of the Depository Bills and Notes Act (Canada) and deposited with the Canadian Depository for Securities Limited (“CDS”) and may be made payable to “CDS & Co.” or in such other name as may be acceptable to CDS and thereafter dealt with in accordance with the rules and procedures of CDS, consistent with the terms of this Agreement. All Depository Bills so issued shall be governed by the provisions of this Section 2.22. (d) Drafts of the Parent Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.22. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Parent Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on such Parent Borrower. (e) Promptly following receipt of a notice of borrowing, continuation or conversion of B/As, the Canadian Administrative Agent shall so advise the Canadian Lenders, and shall advise each Canadian Lender, of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be in an integral

92 US-DOCS\125501258.12 multiple of C$100,000 and such face amount shall be in each Canadian Lender’s pro rata portion of such Canadian Borrowing; provided, that the Canadian Administrative Agent may, in its sole discretion, increase or reduce any Canadian Lender’s portion of such B/A to the nearest C$100,000. (f) The Parent Borrower may specify in a notice of borrowing or conversion or continuation pursuant to Section 2.03 or Section 2.10, respectively, that it desires that any B/As requested by such notice be purchased by the applicable Canadian Lenders, in which case the applicable Canadian Lenders shall purchase, or arrange the purchase of, each B/A from such Parent Borrower at the B/A Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of such Parent Borrower. The Acceptance Fee payable by such Parent Borrower to a Canadian Lender under Section 2.06 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.22. (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it. (h) If a Canadian Lender notifies the Canadian Administrative Agent in writing that it is unable or unwilling to accept Bankers’ Acceptances, such Canadian Lender will, instead of accepting and, if applicable, purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to the Parent Borrower in the amount and for the same term as the draft that such Canadian Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Lender will provide to the Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of such Parent Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the B/A Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the Parent Borrower as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance. Each B/A Equivalent Loan shall be evidenced by a non-interest bearing promissory note (a “Discount Note”) of the Parent Borrower, denominated in Canadian dollars, executed and delivered by the Parent Borrower to such Canadian Lender, substantially in the form of Exhibit G. (i) The Parent Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and the Parent Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues such Parent Borrower on the B/A for payment of the amount payable by such Parent Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Parent Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, such

93 US-DOCS\125501258.12 Parent Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A. (j) Except as required by any Canadian Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by the Parent Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in the proviso to Section 2.11(a). (k) With respect to any repayment of unmatured B/A’s pursuant to the proviso to Section 2.11(a) or otherwise hereunder, it is agreed that the Parent Borrower shall provide for the funding in full of the unmatured B/A’s to be repaid by paying to and depositing with the Canadian Administrative Agent Cash Collateral for each such unmatured B/A equal to the face amount payable at maturity thereof. The Canadian Administrative Agent shall hold such Cash Collateral in an interest bearing Cash Collateral account at rates prevailing at the time of deposit for similar accounts with the Canadian Administrative Agent; such Cash Collateral, such Cash Collateral account, any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and any proceeds of any of the foregoing (collectively, the “Outstanding BAs Collateral”) shall be assigned to the Canadian Administrative Agent as security for the obligations of the Parent Borrower in relation to such B/A’s and the security interest of the Canadian Administrative Agent created in such Outstanding BAs Collateral shall rank in priority to all other security interests and adverse claims against such Outstanding BAs Collateral. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the Parent Borrower for such B/A’s as they mature and the Canadian Administrative Agent is hereby irrevocably directed by the Parent Borrower to apply any such Outstanding BAs Collateral to such maturing B/A’s. The Outstanding BAs Collateral created herein shall not be released to the Parent Borrower prior to the maturity of the applicable B/As without the consent of the applicable Canadian Lenders; however, interest on such deposited amounts shall be for the account of the Parent Borrower and may be withdrawn by the Parent Borrower so long as no Default or Event of Default is then continuing. If, after maturity of the B/A’s for which such Outstanding BAs Collateral is held and application by the Canadian Administrative Agent of the Outstanding BAs Collateral to satisfy the obligations of the Parent Borrower hereunder with respect to the B/A’s being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Canadian Administrative Agent to the Parent Borrower so long as no Default or Event of Default is then continuing. SECTION 2.23 Swing Line Loans. (a) Generally. (i) The U.S. Swing Line. Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the U.S. Swing Line Lender may in its sole and absolute discretion, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.23, make loans in U.S. dollars (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrower from time to time on or after the Closing Date until the earlier of the Maturity Date and the termination of the Total U.S. Revolving Commitments in an

94 US-DOCS\125501258.12 aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the U.S. Revolving Credit Exposure of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s U.S. Revolving Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (i) the aggregate U.S. Revolving Credit Exposure of all U.S. Revolving Lenders shall not exceed the Total U.S. Revolving Commitments at such time, and (ii) the U.S. Revolving Credit Exposure of each U.S. Revolving Lender at such time shall not exceed such Lender’s U.S. Revolving Commitment, and provided, further, that the U.S. Borrower shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan. Within the foregoing limits, the U.S. Borrower may borrow under this Section 2.23(a), prepay under Section 2.11, and reborrow under this Section 2.23(a). Immediately upon the making of a U.S. Swing Line Loan, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such U.S. Revolving Lender’s U.S. Revolving Pro Rata Percentage (expressed as a decimal) times the amount of such U.S. Swing Line Loan. Each U.S. Revolving Lender shall have the obligation to purchase and fund risk participations in the U.S. Swing Line Loans and to refinance U.S. Swing Line Loans as provided in this Agreement. (ii) The Canadian Swing Line. Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Canadian Swing Line Lender may in its sole and absolute discretion, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.23, make loans in Canadian dollars or U.S. dollars (each such loan, a “Canadian Swing Line Loan”) to the Parent Borrower from time to time on or after the Closing Date until the earlier of the Maturity Date and the termination of the Total Canadian Revolving Commitments in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Canadian Revolving Credit Exposure of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Canadian Revolving Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the aggregate Canadian Revolving Credit Exposure of all Canadian Revolving Lenders shall not exceed the Total Canadian Revolving Commitments at such time, and (ii) the Canadian Revolving Credit Exposure of each Canadian Revolving Lender at such time shall not exceed such Lender’s Canadian Revolving Commitment, and provided, further, that the Parent Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, the Parent Borrower may borrow under this Section 2.23(a)(ii), prepay under Section 2.11, and reborrow under this Section 2.23(a)(ii). Immediately upon the making of a Canadian Swing Line Loan, each Canadian Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Revolving Lender’s Canadian Revolving Pro Rata Percentage (expressed as a decimal) times the amount of such Canadian Swing Line Loan. Each Canadian Revolving Lender shall have the obligation to purchase and fund risk participations in the Canadian

95 US-DOCS\125501258.12 Swing Line Loans and to refinance Canadian Swing Line Loans as provided in this Agreement. (b) Borrowing Procedures. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, in order to request a Swing Line Borrowing, the Applicable Borrower shall hand deliver, fax or send by electronic communication (e-mail) (or by telephone notice promptly confirmed by a written, fax or electronic communication (e-mail)) to the Applicable Swing Line Lender and the Applicable Administrative Agent a duly completed Borrowing Request not later than 2:00 p.m. (Standard Time) on the day of the proposed Swing Line Borrowing. Each such Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Applicable Borrower and shall specify the following information: (i) the date of such Swing Line Borrowing (which shall be a Business Day); (ii) in the case of a Canadian Swing Line Borrowing, whether such Canadian Swing Line Borrowing is to be denominated in Canadian dollars or U.S. dollars; and (iii) the amount of such Swing Line Borrowing, which shall be a minimum of U.S.$1,000,000, except as otherwise set forth in any AutoBorrow Agreement. Promptly after receipt by the Applicable Swing Line Lender of any Borrowing Request, the Applicable Swing Line Lender will confirm with the Applicable Administrative Agent (by telephone or in writing) that the Applicable Administrative Agent has also received such Borrowing Request and, if not, the Applicable Swing Line Lender will notify the Applicable Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Applicable Swing Line Lender has received notice (by telephone or in writing) from the Applicable Administrative Agent (including at the request of any Applicable Lender) prior to 2:00 p.m. (Standard Time) on the date of the proposed Swing Line Borrowing (A) directing the Applicable Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of either Section 2.23(a)(i) or Section 2.23(a)(ii), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Applicable Swing Line Lender will, not later than 1:00 p.m. (Standard Time) on the borrowing date specified in such Borrowing Request, make the amount of its Swing Line Loan available to the Applicable Borrower at its office by crediting the account of the Applicable Borrower on the books of the Applicable Swing Line Lender in immediately available funds. If an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.23 conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control. No Applicable Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Applicable Lender shall have the obligation to purchase and fund risk participations in the Swing Line Loans and to refinance Swing Line Loan as provided herein. (c) Refinancing of Swing Line Loans. (i) The Applicable Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Applicable Borrower (which hereby irrevocably authorizes the Applicable Swing Line Lender to so request on its behalf), or the Applicable Borrower at any time in its sole and absolute discretion may request, that each Applicable Lender make (A) with respect to U.S. Swing Line Loans, an ABR Loan in an amount equal to such Lender’s U.S. Revolving Pro Rata Percentage of the amount of U.S. Swing Line Loans then outstanding and (B)(1) with respect to Canadian Swing Line Loans denominated in Canadian dollars, a Canadian Prime Rate Loan or (2) with respect to Canadian Swing Line Loans denominated in U.S. dollars, a U.S. Base Rate Loan, in each case in an amount equal to

96 US-DOCS\125501258.12 such Lender’s Canadian Revolving Pro Rata Percentage of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, Canadian Prime Rate Loans or U.S. Base Rate Loans, as applicable, but subject to the unutilized portion of the Total U.S. Revolving Commitments or Total Canadian Revolving Commitments, as applicable, and the conditions set forth in Section 4.01. The Applicable Swing Line Lender or the Applicable Borrower, as applicable, shall furnish to the other a copy of the applicable Borrowing Request promptly after delivering such notice to the Applicable Administrative Agent. Each Applicable Lender shall make an amount equal to its Applicable Pro Rata Percentage of the amount specified in such Borrowing Request available to the Applicable Administrative Agent in immediately available funds for the account of the Applicable Swing Line Lender at the office designated by the Applicable Administrative Agent not later than 1:00 p.m. (Standard Time) on the day specified in such Borrowing Request, whereupon, subject to Section 2.23(c)(ii), each Applicable Lender that so makes funds available shall be deemed to have made a ABR Loan, Canadian Prime Rate Loan or U.S. Base Rate Loan, as applicable, to the Applicable Borrower in such amount. The Applicable Administrative Agent shall remit the funds so received to the Applicable Swing Line Lender. (ii) If for any reason any Swing Line Loan cannot be refinanced by a U.S. Revolving Borrowing or a Canadian Revolving Borrowing, as applicable, in accordance with Section 2.23(c)(i), the request for ABR Loans, Canadian Prime Rate Loans or U.S. Base Rate Loans, as applicable, submitted by the Applicable Swing Line Lender or the Applicable Borrower as set forth herein shall be deemed to be a request by the Applicable Swing Line Lender that each of the Applicable Lenders fund its risk participation in the relevant Swing Line Loan and each Applicable Lender’s payment to the Applicable Administrative Agent for the account of the Applicable Swing Line Lender pursuant to Section 2.23(c)(i) shall be deemed payment in respect of such participation. (iii) If any Applicable Lender fails to make available to the Applicable Administrative Agent for the account of the Applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.23(c) by the time specified in Section 2.23(c)(i), the Applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the Applicable Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Swing Line Lender in accordance with banking industry rules on interbank compensation. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Applicable Swing Line Lender submitted to any Lender (through the Applicable Administrative Agent) with respect to any amounts owing under this clause (iii) shall be presumed correct absent manifest error.

97 US-DOCS\125501258.12 (iv) Each Applicable Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.23(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable Swing Line Lender, the Applicable Borrower or any other person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Applicable Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.23(c) is subject to the conditions set forth in Section 4.01. No such funding of risk participations shall relieve or otherwise impair the obligation of the Applicable Borrower to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Applicable Lender has purchased and funded a risk participation in a Swing Line Loan, if the Applicable Swing Line Lender receives any payment on account of such Swing Line Loan, the Applicable Swing Line Lender will distribute to such Applicable Lenders their Applicable Pro Rata Percentage thereof in the same funds as those received by the Applicable Swing Line Lender. (ii) If any payment received by the Applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Applicable Swing Line Lender under any of the circumstances described in Section 9.19 (including pursuant to any settlement entered into by the Applicable Swing Line Lender in its discretion), each Applicable Lender shall pay to the Applicable Swing Line Lender its Applicable Pro Rata Percentage thereof on demand of the Applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Applicable Administrative Agent will make such demand upon the request of the Applicable Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Interest for Account of Swing Line Lender. The Applicable Swing Line Lender shall be responsible for invoicing the Applicable Borrower for interest on the Swing Line Loans. Until each Applicable Lender funds its Loan or risk participation pursuant to this Section 2.23 to refinance such Applicable Lender’s Applicable Pro Rata Percentage of any Swing Line Loan, interest in respect of such Applicable Pro Rata Percentage shall be solely for the account of the Applicable Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Applicable Swing Line Lender, and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. (g) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein, the swing line facilities provided herein (i) are each an uncommitted facility and the Swing Line Lenders may, but shall not be obligated to, make Swing

98 US-DOCS\125501258.12 Line Loans, and (ii) may be terminated at any time by the Applicable Swing Line Lender or the Applicable Borrower upon written notice by the terminating party to the non-terminating party. SECTION 2.24 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 9.08(b); and (ii) any payment of principal, interest, fees or other amounts received by the Applicable Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII, or otherwise, or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05), shall be applied at such time or times as may be determined by the Applicable Administrative Agent as follows: (A) first, to the payment of any amounts owing by such Defaulting Lender to the Applicable Administrative Agent hereunder; (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks and the Swing Line Lenders hereunder; (C) third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21(k); (D) fourth, as the Applicable Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Administrative Agent; (E) fifth, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21(k); (F) sixth, to the payment of any amounts owing to the Revolving Lenders, the Applicable Issuing Bank or the Applicable Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender or an Applicable Issuing Bank against such Defaulting Lender

99 US-DOCS\125501258.12 as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Credit Loans or L/C Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Credit Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 2.24(c). Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) Certain Fees. (i) No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.05(a) for any period during which such Lender is a Defaulting Lender (and, except as otherwise provided in Section 2.05(a), the Applicable Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (ii) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.21(k). (iii) With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Applicable Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s L/C Exposure or

100 US-DOCS\125501258.12 participation in Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (c) Reallocation of Ratable Portions to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, solely for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans pursuant to Sections 2.21 and 2.23, the “U.S. Revolving Pro Rata Percentage”, “Canadian Revolving Pro Rata Percentage” or “Australian Revolving Pro Rata Percentage”, as applicable, of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided, that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of any non- Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitments of such non-Defaulting Lender minus (2) the aggregate Revolving Credit Loans of such non-Defaulting Lender. (d) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (c) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the applicable Swing Line Lender’s Fronting Exposure and (y) second, cash collateralize the applicable Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.21(k). (e) Defaulting Lender Cure. If the Applicable Borrower, the Applicable Administrative Agent, the Applicable Swing Line Lenders and the Applicable Issuing Banks agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Applicable Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Lenders of the same Class or take such other actions as the Applicable Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Lenders of the same Class in accordance with their “U.S. Revolving Pro Rata Percentage”, “Canadian Revolving Pro Rata Percentage” or “Australian Revolving Pro Rata Percentage”, as applicable, (without giving effect to clause (a)(ii) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Applicable Borrower while such Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

101 US-DOCS\125501258.12 (f) New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Applicable Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. (g) Termination of Defaulting Lender Revolving Commitment. A Borrower may terminate the unused amount of the Revolving Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Applicable Administrative Agent (which will promptly notify the Revolving Lenders of the same Class thereof), provided that such termination will not be deemed to be a waiver or release of any claim a Borrower, an Administrative Agent, an Issuing Bank or any Lender may have against such Defaulting Lender. SECTION 2.25 Incremental Revolving Credit Increase. (a) At any time after the Closing Date, any Borrower may by written notice to the Applicable Administrative Agent elect to request the establishment of one or more increases in one or more of the Revolving Commitments (an “Incremental Revolving Commitment”) to make incremental Revolving Credit Loans (any Revolving Credit Loans made pursuant to such Incremental Revolving Commitments, the “Incremental Revolving Credit Increase”); provided that, (1) the aggregate amount for all such Incremental Revolving Commitments shall not exceed $50,000,000 and (2) the aggregate amount for each Incremental Revolving Commitment shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Applicable Borrower proposes that any Incremental Revolving Commitment shall be effective, which shall be a date not less than twenty (20) Business Days after the date on which such notice is delivered to Administrative Agent. The Applicable Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other person reasonably satisfactory to the Applicable Administrative Agent, the Applicable Issuing Bank and the Applicable Swing Line Lender, if any, to provide an Incremental Revolving Commitment (any such person that provides an Incremental Revolving Commitment, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment. Any Incremental Revolving Commitment shall become effective as of such Increased Amount Date; provided that: (A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Revolving Commitment and (2) the making of any Incremental Revolving Credit Increase pursuant thereto; (B) the Applicable Borrower shall have delivered to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) a Compliance Certificate demonstrating that the Parent Borrower will be in compliance on a pro forma basis (using the criteria therefor described in Section 6.04(i)) with the Financial

102 US-DOCS\125501258.12 Covenants after giving effect to (1) any Incremental Revolving Commitment (and assuming that the Revolving Commitments (including any Incremental Revolving Commitments) are fully drawn), (2) the making of any Incremental Revolving Credit Increase pursuant thereto and (3) any Permitted Acquisition or other contemplated use of proceeds consummated in connection therewith; (C) the proceeds of any Incremental Revolving Credit Increase shall be used for ongoing working capital requirements and other general corporate purposes of the Applicable Borrower and its Subsidiaries (including Permitted Acquisitions); (D) each Incremental Revolving Commitment (and the Incremental Revolving Credit Increase made thereunder) shall constitute Obligations of the Applicable Borrower and shall be secured and guaranteed with the other Revolving Credit Loans of such Class on a pari passu basis; (E) in the case of each Incremental Revolving Commitment (the terms of which shall be set forth the relevant Lender Joinder Agreement): (1) any Incremental Revolving Credit Increase made pursuant to such Incremental Revolving Commitment shall mature on the Maturity Date, shall bear interest at the rate applicable to the Revolving Credit Loans and shall be subject to the same terms and conditions as the Revolving Credit Loans; provided that the Incremental Lenders in respect of any Incremental Revolving Commitment may receive upfront fees determined by the Applicable Administrative Agent, the applicable Incremental Lenders and the Applicable Borrower; (2) the outstanding Revolving Credit Loans and Applicable Pro Rata Percentages of Swing Line Loans and the aggregate amount available to be drawn under all applicable Letters of Credit of the applicable Class will be reallocated by the Applicable Administrative Agent on the applicable Increased Amount Date among the Applicable Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) in accordance with their revised Applicable Pro Rata Percentages (and the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) agree to make all payments and adjustments necessary to effect such reallocation and the Applicable Borrower shall pay any and all costs required pursuant to Section 2.15 in connection with such reallocation as if such reallocation were a repayment); and (3) all of the other terms and conditions applicable to such Incremental Revolving Commitment shall, except to the extent otherwise provided in this Section 2.25, be identical to the terms and conditions applicable to the U.S. Revolving Credit Facility, the Canadian

103 US-DOCS\125501258.12 Revolving Credit Facility or the Australian Revolving Credit Facility, as the case may be; (F) any Incremental Lender shall be entitled to the same voting rights as the existing Revolving Lenders under the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, as the case may be, and any Loans or issuances of Letters of Credit or Bankers’ Acceptances made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder; (G) such Incremental Revolving Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Applicable Borrower, the Applicable Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Applicable Administrative Agent, to effect the provisions of this Section 2.25); and (H) the Applicable Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Loan) reasonably requested by Applicable Administrative Agent in connection with any such transaction. (b) The Incremental Lenders shall be included in any determination of the Required U.S. Lenders, Required Canadian Revolving Lenders, the Required Canadian Lenders, the Required Canadian Revolving Lenders or the Required Australian Lenders, as the case may be, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement. (c) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Commitment shall become a Revolving Lender hereunder with respect to such Incremental Revolving Commitment. (d) The parties acknowledge and agree that any Incremental Revolving Credit Increase established for use by the Australian Borrower may be structured so as to obtain an exemption under section 128F of the Australian Tax Act (including by way of an issuance of loan notes to the extent required). SECTION 2.26 Benchmark Replacement. (a) Benchmark Replacement. (i) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for

104 US-DOCS\125501258.12 purposes of this Section titled “Benchmark Replacement”), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then Term SOFR will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. (b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement (including, for the avoidance of doubt, in connection with the occurrence of a Term SOFR Transition Event), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.

105 US-DOCS\125501258.12 Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement.” (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. (f) Certain Defined Terms. As used in this Section titled “Benchmark Replacement”: “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section titled “Benchmark Replacement.”

106 US-DOCS\125501258.12 “Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section titled “Benchmark Replacement”; “Benchmark Replacement” means: (a) in the case of any Benchmark Transition Event or Early Opt-in Election, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) in the case of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, the sum of (x) Term SOFR and (y) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) (1), (2) or (3) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (a) (1) and (2) and clause (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread

107 US-DOCS\125501258.12 adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (a) (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate in its reasonable discretion (in consultation with the Parent Borrower) to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Parent Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

108 US-DOCS\125501258.12 (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; (3) in the case of a Term SOFR Transition Event, the date that is thirty days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrowers pursuant to Section 2.26(a)(ii); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark

109 US-DOCS\125501258.12 (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement.” “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

110 US-DOCS\125501258.12 “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor and (b) the administration of Term SOFR is administratively feasible for the Administrative Agent. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

111 US-DOCS\125501258.12 “USD LIBOR” means the London interbank offered rate for U.S. dollars. ARTICLE III REPRESENTATIONS AND WARRANTIES Each Borrower represents and warrants to the Agents, the Issuing Banks and each of the Lenders that: SECTION 3.01 Organization; Powers. Each Borrower and each of its respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder. SECTION 3.02 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the consummation of the Transactions (i) have been (or will have been on, prior to or substantially contemporaneously with the Closing Date) duly authorized by all requisite organizational action on the part of such Loan Party and (ii) do not and will not (x) violate (A) any provision of law, statute, rule or regulation, (B) the terms of the organizational documents of any Loan Party, (C) any order, injunction, writ or decree of any Governmental Authority or any binding and enforceable arbitral award to which such Loan Party or its property is subject, or (D) any provision of any indenture or other instrument in respect of any Material Indebtedness or other material agreement to which any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other instrument in respect of Material Indebtedness or other material agreement or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents). SECTION 3.03 Enforceability. This Agreement has been, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will have been, duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms (subject to any necessary stamping and registration requirements, applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

112 US-DOCS\125501258.12 SECTION 3.04 Governmental Approvals. (a) No authorization, action, exemption, consent or approval of, registration, notice or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents and the consummation of the Transactions, except for (i) the filing of Uniform Commercial Code financing statements, filing of financing statements at the applicable provincial or territorial personal property security registries in Canada, filing of financing statements at the PPS Register, other filings required to perfect Liens created under the Security Documents and filing for Australian mortgage stamp duty payments, (ii) those which will have been made or obtained and be in full force and effect and (iii) actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including, without limitation, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents). SECTION 3.05 Financial Statements As of the Closing Date, the audited consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in shareholder equity, and cash flows of the Parent Borrower, as of and for the year ended December 31, 2020 are available on the website of the SEC at http://www.sec.gov or posted on the Internet at http://www.civeo.com. Such financial statements in each case present fairly, in all material respects, the financial condition of the Parent Borrower, as of such date and for such period. Such financial statements and the notes thereto, disclose all material liabilities, direct or contingent, of the Parent Borrower, as applicable, as of the date thereof. Such financial statements were prepared in accordance with GAAP. SECTION 3.06 No Material Adverse Change. Since December 31, 2020, there has been no material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrowers and the Subsidiaries, taken as a whole. SECTION 3.07 Title to Properties; Possession Under Leases and Licenses. (a) Each of the Borrowers and the Subsidiaries has good and indefeasible title to, or valid leases or licenses to access, use and occupy the material properties and assets it requires for the conduct of its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or those registered by the Agents on behalf of the Secured Parties. (b) Each of the Borrowers and the Subsidiaries has complied with all obligations under all leases and licenses to access, use and occupy property to which it is a party and all such leases and licenses are in full force and effect except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all leases and licenses where the failure could not reasonably be expected to have a Material Adverse Effect. SECTION 3.08 Subsidiaries. As of the date such schedule was most recently delivered, Schedule 3.08 sets forth a list of all Subsidiaries and Special Purpose Business Entities and, as to each such Subsidiary, the jurisdiction of formation, the outstanding Equity Interests therein and

113 US-DOCS\125501258.12 the percentage ownership interest of each class of such Equity Interests owned by the Parent Borrower and its Subsidiaries therein. As of the Closing Date, the Equity Interests indicated as owned by the Parent Borrower and its Subsidiaries on Schedule 3.08 are owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than Liens permitted by Section 6.02). SECTION 3.09 Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits, proceedings, claims or disputes at law, in equity, in arbitration, by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened or contemplated against a Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (b) Since December 31, 2020, there has been no adverse change in the status or financial effect on the Parent Borrower and the Subsidiaries of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. (c) None of the Borrowers, any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties (including licensed properties) and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 3.10 Agreements. None of the Borrowers or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument, where such default has resulted in, or could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 3.11 Federal Reserve Regulations. (a) None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for purpose of purchasing or carrying Margin Stock or for any other purpose, in each case to the extent that such use of proceeds would result in a violation of, or be inconsistent with, the provisions of the regulations of the Board, including Regulations T, U or X. SECTION 3.12 Investment Company Act. Neither the Parent Borrower nor any Subsidiary is or is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

114 US-DOCS\125501258.12 SECTION 3.13 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit for general corporate purposes of the Parent Borrower and its Subsidiaries. SECTION 3.14 Tax Matters. Each of the Borrowers and the Subsidiaries has filed or caused to be filed all federal, state, provincial, local and foreign Tax returns required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers or such Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or other applicable accounting principles. There is no proposed tax assessment against any Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect. None of the Material Subsidiaries on the Closing Date will be a U.S. Owned Subsidiary. SECTION 3.15 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Parent Borrower and the Subsidiaries to an Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Borrowers represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. SECTION 3.16 Employee Benefit Plans. (a) Each of the Borrowers that is subject to ERISA and such Borrower’s ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Borrower, as applicable, or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.16(a), the present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Accounting Standards Codification at 715-20) did not, as of the last annual valuation preceding the Closing Date, exceed the fair market value of the assets of such Plan. (b) Schedule 3.16(b) sets forth all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which the Parent Borrower is obligated to contribute by statute) and Canadian Pension Plans and Defined Benefit Plans as of the Closing Date. The Canadian Pension Plans are duly registered under the ITA and any other applicable laws which require registration, have been administered in all material respects in accordance with the ITA and such other applicable laws and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of the Parent Borrower and the Canadian Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis. There are no outstanding disputes

115 US-DOCS\125501258.12 concerning the assets of the Canadian Pension Plans or to the knowledge of the Parent Borrower, the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect. All contributions or premiums required to be made or paid by the Parent Borrower and the Canadian Subsidiaries to the Canadian Pension Plans, the Defined Benefit Plans or the Canadian Benefit Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans and there have been no improper withdrawals by the Parent Borrower under the Canadian Benefit Plans. None of the Canadian Pension Plans contains a defined benefit provision (within the meaning of section 147.1(1) of the ITA). The obligations of the Parent Borrower and the Canadian Subsidiaries in respect of the Defined Benefit Plans are limited to making fixed contributions to the Defined Benefit Plans pursuant to the terms of the collective agreements entered into between them and the unions representing their employees and, for greater certainty, the Parent Borrower and the Canadian Subsidiaries have no obligation to administer, or fund any deficit in, any Defined Benefit Plan. (c) With respect to each scheme or arrangement mandated by a government other than the United States or Canada (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States or Canadian law (a “Foreign Plan”): (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where the failure could not reasonably be expected to have a Material Adverse Effect; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except where the failure could not reasonably be expected to have a Material Adverse Effect; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except where the failure could not reasonably be expected to have a Material Adverse Effect. SECTION 3.17 Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law necessary for the ownership and operation of their respective properties and the conduct of their respective

116 US-DOCS\125501258.12 businesses as currently conducted, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. (b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. SECTION 3.18 Insurance. Each of the Borrowers and each Subsidiary is insured by insurance providers that it reasonably considers to be financially sound (including captive insurance companies, or through self-insurance), in such amounts, with such deductibles and covering such risks and liabilities as are consistent with past practices and is in compliance with the requirements to Section 5.02. SECTION 3.19 Security Documents. (a) Each Pledge Agreement is effective to create in favor of the Applicable Collateral Agent, for the ratable benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when such Collateral (to the extent such Collateral constitutes an instrument or investment property, as applicable, under the applicable Uniform Commercial Code, PPSA (Alberta) or equivalent personal property security legislation of the applicable province or territory or an investment instrument under the PPS Law) is delivered to such Collateral Agent together with, in respect of any Collateral subject to the Australian Security Deed, such instruments of transfer and stock powers endorsed in blank in respect of such Collateral and the registration of the security interests arising from the Australian Security Deed on the PPS Register, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person. (b) Each of the Security Agreements is (subject to payment of any applicable mortgage duty in relation to security over assets located in New South Wales, Australia) effective to create in favor of the Applicable Collateral Agent, for the ratable benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and, with respect to each Security Agreement, when financing statements in appropriate form are filed with the appropriate offices or Governmental Authority, such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code, PPSA (Alberta), PPS Law or equivalent personal property security legislation of the applicable province or territory (other than the Intellectual Property, as defined in the U.S. Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02. SECTION 3.20 Intellectual Property. The Parent Borrower and each of its Subsidiaries own or are licensed or otherwise have the legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, except where the failure could not reasonably be expected to have a Material Adverse Effect.

117 US-DOCS\125501258.12 SECTION 3.21 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Borrowers and the Subsidiaries have not been in violation of, to the extent applicable to such Borrower or such Subsidiary, the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any Subsidiary, or for which any claim may be made against any Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower or such Subsidiary, except where the failure to do the same, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.22 Solvency. Immediately following the making of each Loan and the giving of each of the Guarantee Agreements and after giving effect to the application of the proceeds of each Loan, the Parent Borrower and its subsidiaries on a consolidated basis will be Solvent. SECTION 3.23 Anti-Corruption Laws. None of the Parent Borrower and its subsidiaries nor, to the knowledge of the Loan Parties, any director, employee or officer acting on behalf of any the Parent Borrower or any of its subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated or is in violation of any provision of the Anti- Corruption Laws. SECTION 3.24 Anti-Money Laundering Laws. The operations of the Parent Borrower and each subsidiary are and have been conducted at all times in compliance with Anti- Money Laundering Laws in all material respects and no action, suit or proceeding by or before any court or Governmental Agency or any arbitrator involving the Parent Borrower or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings have been threatened. SECTION 3.25 Foreign Assets Control Regulations, etc.. (a) The Parent Borrower and its subsidiaries are in compliance with the FCPA and the Currency and Foreign Transactions Reporting Act of 1970 and, (b) to the knowledge of the Loan Parties, no director, officer or employee of any Loan Party or any of their subsidiaries is the target of any Sanctions Laws and Regulations, in each case where such violation or sanctions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. ARTICLE IV CONDITIONS TO CLOSING AND FUNDING The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

118 US-DOCS\125501258.12 SECTION 4.01 Conditions to All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”): (a) The Applicable Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Applicable Issuing Bank and the Applicable Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.21(b) or, in the case of a Swing Line Loan, the Applicable Swing Line Lender and the Applicable Administrative Agent shall have received a notice requesting such Swing Line Loan as required by Section 2.23. (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date. (c) Each Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing. (d) Immediately after giving effect to such Borrowing, no mandatory prepayment would be required under Section 2.12(d). (e) After giving pro forma effect to such Credit Event, the Parent Borrower is in compliance with the financial covenants described in Section 6.11 as of the most recently ended four (4) quarter period for which financial statements are required to be delivered under Section 5.04(a) or 5.04(b) or for which comparable financial statements have been filed with the SEC as if such Credit Event had occurred on the last day of such period. Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d) and (e) of this Section 4.01. SECTION 4.02 Conditions to Closing. On or before the Closing Date, (a) the Administrative Agents shall have received, on behalf of themselves, the Lenders and the Issuing Banks all documents necessary for the occurrence of the Closing Date, including, without limitation:

119 US-DOCS\125501258.12 (i) this Agreement, executed and delivered by the Agents, the Borrowers, the Lenders, and the Issuing Banks; (ii) any Note requested by a Lender pursuant to Section 2.04 of this Agreement payable to such requesting Lender; (iii) a favorable written opinion of each of (1) Simpson Thacher & Bartlett LLP, U.S. counsel for the Borrowers, (2) Dentons Canada LLP, Canadian counsel to the Parent Borrower, and (3) Arnold Bloch Leibler, Australian counsel to the Secured Parties, in each case (A) dated as of the Closing Date, (B) addressed to the Administrative Agents, the Collateral Agents, the Issuing Banks and the Lenders, and (C) covering such other matters relating to the Loan Documents in respect of the jurisdiction of the relevant counsel as the Administrative Agents shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions; (iv) a certificate as to the good standing or, if applicable, tax status of each Loan Party (other than an Australian Loan Party) or a certified copy of the certificate incorporation of each Australian Loan Party as of a recent date, from the Secretary of State or other relevant Governmental Authority of the state or jurisdiction of its organization; (v) a certificate of a Responsible Officer or, in respect of an Australian Loan Party, director or company secretary (or such other corporate officer satisfactory to the Administrative Agent) of each Loan Party dated as of the Closing Date and certifying (1) that attached thereto is a true and complete copy of the organizational documents of each Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that (A) in the case of a Loan Party other than an Australian Loan Party, attached thereto is a true and complete copy of, or (B) in the case of an Australian Loan Party, attached there is an extract of, resolutions duly adopted by the Board of Directors (or persons performing similar functions) of such Loan Party authorizing the Transactions to be entered into by such Loan Party and the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (3) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (vi) a certificate, dated the Closing Date and signed by a Financial Officer of the Parent Borrower, certifying (1) compliance with the conditions precedent set forth in Section 4.01(b) and (c), and (2) in each case after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to the initial Borrowing contemplated hereunder and the other transactions contemplated hereby, that (A) the Parent Borrower and its Subsidiaries, taken as a whole, will be Solvent on the Closing Date and (B) the Parent Borrower and its subsidiaries will be in pro forma compliance (using the criteria therefor described in Section 6.04(i)) with Sections 6.10 and 6.11 as of Closing Date; (vii) the U.S. Pledge Agreement duly executed by the parties thereto, under which the U.S. Borrower and each Domestic Subsidiary of the U.S. Borrower (other

120 US-DOCS\125501258.12 than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary) shall pledge to the U.S. Collateral Agent for the ratable benefit of the Secured Parties, (i) all the outstanding Equity Interests of each Material Subsidiary of the U.S. Borrower that is a Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary or a Domestic Subsidiary that is a FSHCO) and (ii) 65% (and no more than 65%) of the total outstanding voting Equity Interests and 100% of the total outstanding nonvoting Equity Interests (if any) of each Material Subsidiary that is (A) a Foreign Subsidiary whose Equity Interests are directly owned by the U.S. Borrower or any Domestic Subsidiary of the U.S. Borrower (other than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary) or (B) a FSHCO, together with certificates representing such shares, if any, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the U.S. Collateral Agent, and the delivery of UCC-1 financing statements necessary to create a valid, legal and perfected first-priority Lien on the Collateral described therein (subject to any Lien expressly permitted by Section 6.02); (viii) the Canadian Pledge Agreement, duly executed by the parties thereto, and all the outstanding Equity Interests of the Canadian Subsidiary Guarantors as of the Closing Date shall have been duly and validly pledged thereunder to the Canadian Collateral Agent for the ratable benefit of the Secured Parties, together with certificates, if any, representing such Equity Interests, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Canadian Collateral Agent and, if required, the delivery of the applicable financing statements registered at the applicable personal property registry in Canada necessary to create a valid, legal and perfected first-priority Lien on the Collateral described therein (subject to any Lien expressly permitted by Section 6.02); (ix) the U.S. Security Agreement and Canadian Security Agreement duly executed by the Loan Parties party thereto and in respect of each of the U.S. Security Agreement and Canadian Security Agreement, each document (including each financing statement) required by law or reasonably requested by the Applicable Collateral Agents to be filed, registered or in order to create in favor of the Applicable Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority Lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement (which, for the avoidance of doubt, shall exclude any property or assets the granting of a Lien on which would result in material adverse tax consequences to the U.S. Borrower or any Subsidiary); (x) the results of (i) a search of the Uniform Commercial Code filings or (ii) searches of filings at the applicable provincial or territorial personal property security registries in Canada, as applicable (made with respect to each of the Loan Parties in the state (or other jurisdiction) within the U.S. or Canada in which such person is organized, and the other jurisdictions in which Uniform Commercial Code filings (or equivalent PPSA (Alberta) or equivalent personal property security legislation of applicable provinces or territories in Canada) are to be made or amended pursuant to the preceding paragraph), together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agents that the Liens

121 US-DOCS\125501258.12 indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated on the Closing Date; (xi) (i) the U.S. Guarantee Agreement, duly executed by the parties thereto, (ii) the Canadian Guarantee Agreement, duly executed by the parties thereto and (iii) the Australian Guarantee Agreement duly executed by the parties thereto; (xii) the Australian Security Documents duly executed by the parties thereto, and all the outstanding Equity Interests of the Australian Subsidiary Guarantors as of the Closing Date shall have been duly and validly pledged thereunder to the Australian Collateral Agent for the ratable benefit of the Secured Parties, together with certificates, if any, representing such Equity Interests, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Australian Collateral Agent and, if required, the delivery of the applicable financing statements registered at the applicable personal property registry in Australia necessary to create a valid, legal and perfected first-priority Lien on the Collateral described therein (subject to any Lien expressly permitted by Section 6.02); (xiii) all documentation and other information that the Administrative Agents, the Lead Arranger or the Lenders shall have requested in order to comply with their respective obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent such documentation and other information shall have been reasonably requested not less than five (5) Business Days prior to the Closing Date; and (xiv) such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request; (b) the Administrative Agent shall have received (i) evidence satisfactory to the Administrative Agent that all Indebtedness under the Existing Credit Agreement shall be simultaneously terminated and all amounts thereunder shall be simultaneously repaid in full and (ii) to the extent requested by the Administrative Agent, evidence that arrangements satisfactory to the Administrative Agent shall have been made for the termination and release of guarantees, Liens and security interests granted in connection with the Existing Credit Agreement in a form reasonably satisfactory to the Administrative Agent; (c) the Administrative Agents and the Lead Arranger shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, without limitation, (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Agents) required to be reimbursed or paid by the Borrowers hereunder, under the Credit Agreement or under any other Loan Document and (ii) all Fees and other amounts due and payable under the Fee Letter; (d) the representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects (provided that to the extent

122 US-DOCS\125501258.12 any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; (e) each Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing; and (f) there must be at least U.S.$25,000,000 of the Revolving Commitments unused and available (after giving effect to any Borrowings on the Closing Date). ARTICLE V AFFIRMATIVE COVENANTS Each of the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of its Subsidiaries to: SECTION 5.01 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the legal requirements of the jurisdiction of its formation, except as otherwise expressly permitted under Section 6.05, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Do or cause to be done all things necessary to obtain, preserve, renew, extend, maintain and keep in full force and effect the rights, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations, decrees and orders of any Governmental Authority, whether now in effect or

123 US-DOCS\125501258.12 hereafter enacted, except where the failure do so could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 5.02 Insurance. (a) Maintain insurance with insurance providers that it reasonably considers to be financially sound (including captive insurance companies, or through self-insurance), in such amounts, with such deductibles and covering such risks and liabilities as are consistent with its past practices. (b) (i) Cause all such policies (other than policies relating to public liability, third party claims or workers’ compensation) covering any Collateral to be endorsed or otherwise amended to (A) with respect to insurance policies covering U.S. Loan Parties, to include a customary lender’s loss payable endorsement or name the Applicable Collateral Agent as loss payee as their interests may appear, in form and substance reasonably satisfactory to the Collateral Agents, (B) with respect to insurance policies covering the Australian Loan Parties to note the interests of the Australian Collateral Agent and (C) with respect to insurance policies covering the Canadian Loan Parties, name the Canadian Collateral Agent under a mortgage clause in a form approved by the Insurance Bureau of Canada, in each case, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from a Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the applicable Loan Party under such policies directly to the Applicable Collateral Agent; deliver original or certified copies of all such policies to the Collateral Agents; cause each such policy to provide that it shall not be canceled, modified or not renewed (1) by reason of nonpayment of premium upon not less than 10 days’ prior written notice (or such shorter time as may be agreed by the Applicable Collateral Agent) thereof by the insurer to the Applicable Administrative Agent and the Applicable Collateral Agent (giving such Agents the right to cure defaults in the payment of premiums), or (2) for any other reason upon not less than 30 days’ prior written notice thereof (or such shorter time as may be agreed by the Applicable Collateral Agent) by the insurer to the Agents; deliver to the Applicable Administrative Agent and the Applicable Collateral Agent, evidence of the insurance maintained pursuant to paragraph (a) above; (ii) cause all liability insurance policies (A) with respect to insurance policies covering the U.S. Loan Parties, to name the Collateral Agents as an additional insured, (B) with respect to insurance policies covering the Australian Loan Parties, to note the interests of the Australian Collateral Agent and (C) with respect to insurance policies covering the Canadian Loan Parties, name the Canadian Collateral Agent under a mortgage clause in a form approved by the Insurance Bureau of Canada. (c) Within ten Business Days of the Closing Date (or such longer period as the Administrative Agent may determine in its reasonable discretion), deliver to the Administrative Agent an updated copy of, or an updated certificate as to coverage under, the insurance policies required by this Section 5.02

124 US-DOCS\125501258.12 SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and applicable Borrower or Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or other applicable accounting principles, and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien. SECTION 5.04 Financial Statements, Reports, etc.. Furnish to the Administrative Agent and, in the case of Section 5.04(f) or (g), the applicable Lender: (a) within five Business Days after the date in each fiscal year on which the Parent Borrower is required to file its Annual Report on Form 10-K with the SEC (or would be required if the Parent Borrower is no longer required to file regular and periodic reports with the SEC), in each case without giving effect to any extension thereof, the audited consolidated balance sheet and related consolidated statements of operations, changes in shareholders’ equity, comprehensive income and cash flows of the Parent Borrower, showing its consolidated financial condition as of the close of such fiscal year and the results of its operations and the operations of its consolidated subsidiaries during such year and setting forth in each case in comparative form the figures for the previous fiscal year, audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP; (b) within five Business Days after each date in each fiscal year on which the Parent Borrower is required to file a Quarterly Report on Form 10-Q with the SEC (or would be required if the Parent Borrower is no longer required to file regular and periodic reports with the SEC), in each case without giving effect to any extension thereof, the unaudited consolidated balance sheets and related consolidated statements of operations and cash flows of the Parent Borrower, showing its consolidated financial condition as of the close of such fiscal quarter and the results of its operations and the operations of its consolidated subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate in the form of Exhibit F (a “Compliance Certificate”) of a Financial

125 US-DOCS\125501258.12 Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in detail reasonably satisfactory to the Agents demonstrating compliance with the Financial Covenants; (d) promptly upon receipt thereof, copies of any audit or other reports delivered to the board of directors of the Parent Borrower (or the audit committee of such board) by an independent registered public accounting firm in connection with such firm’s audit of the consolidated financial statements of the Parent Borrower if such reports identify material weaknesses in internal controls over financial reporting of the Parent Borrower; (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than filings under Section 16 of the Securities Exchange Act of 1934) filed by the Parent Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, and all press releases; (f) promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act; (g) promptly, following a request by any Lender, an updated organizational chart of the Parent Borrower and its subsidiaries; and (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Applicable Administrative Agent or any Lender may reasonably request. Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically and, in the case of Sections 5.04(a), (b) or (e) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents (including, in the case of certifications required pursuant to Section 5.04(b), the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes- Oxley Act of 2002), (i) shall have been posted or provided a link to on the Parent Borrower’s website on the Internet at http://www.civeo.com, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the Parent Borrower’s behalf on SyndTrak or another website, if any, to which each Lender and the Administrative Agents have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent). No Administrative Agent shall have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

126 US-DOCS\125501258.12 The Parent Borrower hereby acknowledges that (a) the Agents will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Loan Party or its securities) (each, a “Public Lender”). If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that (x) prior to any public offering of securities by any Loan Party, is of a type that would be contained in a customary offering circular for an offering of debt securities made in reliance on Rule 144A under the Securities Act or (y) following any public offering of securities by a Loan Party, is either publicly available or not material information (though it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States Federal and State securities laws. The Agents shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Loan Parties or any securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16). SECTION 5.05 Litigation and Other Notices. Upon obtaining knowledge thereof, furnish to the Administrative Agents prompt written notice of the following: (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against a Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event or analogous event with respect to a Canadian Pension Plan, Defined Benefit Plan or Canadian Benefit Plan that, alone or together with any other such events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (d) a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the Parent Borrower or its Subsidiaries therefor, (ii) alleging liability for any material action or omission on the part of the Parent Borrower or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law, or (iv) concerning the filing of a Lien other than a Lien permitted by Section 6.02 upon, against or in connection with the Parent Borrower or any of its Subsidiaries, or any of their leased or owned material property, wherever located, in each of cases (i) through (iv) that, individually or in the aggregate, could reasonably be expected to result in a liability (to the extent not covered by insurance) of the Parent Borrower or any of its Subsidiaries in an aggregate amount exceeding $25,000,000; or

127 US-DOCS\125501258.12 (e) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. SECTION 5.06 Information Regarding Collateral. Furnish to the Administrative Agent prompt (and in any event within 30 days after the occurrence thereof) written notice (a) of any change in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of a Loan Party; and (b) if any material portion of the Collateral is expropriated, damaged or destroyed. SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP or other applicable accounting principles and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each Subsidiary to, permit any representatives designated by the Agents or any Lender to visit and inspect the financial records and the properties of the Borrowers or any Subsidiary and to make extracts from and copies of such financial records, and permit any representatives designated by the Agents or any Lender to discuss the affairs, finances and condition of the Borrowers or any Subsidiary with the officers thereof and independent accountants therefor, all at the expense of the Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party or Subsidiary; provided that the Loan Parties shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing, in which case the Loan Parties shall be responsible for all such expenses. SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13. SECTION 5.09 Further Assurances. At its sole cost and expense, (a) execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code, financing statements under the PPSA (Alberta) or equivalent personal property security legislation in applicable provinces or territories in Canada, PPS Register and other financing statements) that may be required under applicable law, or that any Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. (b) Cause any subsequently acquired or organized Domestic Subsidiary that is a Material Subsidiary (other than a Domestic Subsidiary that is (i) a Subsidiary of a U.S. Owned Subsidiary or (ii) a FSHCO) or any Domestic Subsidiary that was not a Material Subsidiary that subsequently becomes a Material Subsidiary (other than a Domestic Subsidiary that is (i) a Subsidiary of a U.S. Owned Subsidiary or (ii) a FSHCO), to execute a supplement making it a party to the U.S. Guarantee Agreement and each applicable U.S. Security Document in favor of the Collateral Agent, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition, organization or change in status.

128 US-DOCS\125501258.12 (c) Cause any subsequently acquired or organized Canadian Subsidiary that is a Material Subsidiary or any Canadian Subsidiary that was not a Material Subsidiary that subsequently becomes a Material Subsidiary to execute a supplement to the Canadian Guarantee Agreement and each applicable Canadian Security Document, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition, organization or change in status. (d) Cause any subsequently acquired or organized Australian Subsidiary that is a Material Subsidiary or any Australian Subsidiary that was not a Material Subsidiary that subsequently becomes a Material Subsidiary to execute a supplement to the Australian Guarantee Agreement and a new Australian Security Document, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition, organization or change in status. (e) From time to time, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their respective personal property located within the United States, Canada or Australia as the Administrative Agent shall designate (it being understood that it is the intent of the parties that, the U.S. Borrower and each Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a U.S. Owned Subsidiary) shall pledge substantially all of its material personal property located in the United States (provided that 100% of the Equity Interests of Material Subsidiaries that are Domestic Subsidiaries (other than a Domestic Subsidiary that is (i) a subsidiary of a U.S. Owned Subsidiary or (ii) a FSHCO) and 65% (and no more than 65%) of the total outstanding voting Equity Interests and 100% of the total outstanding nonvoting Equity Interests (if any) of each Material Subsidiary that is (i) a Foreign Subsidiary whose Equity Interests are directly owned by the U.S. Borrower or any Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a U.S. Owned Subsidiary) or (ii) a FSHCO shall be pledged in support of the Obligations). Such security interests and Liens will be created under the Security Documents and other security agreements, instruments and documents in form and substance reasonably satisfactory to the Collateral Agents, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Collateral Agents shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agents shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding the foregoing, the parties agree that (i) recordings in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the PPS Register will not be required with respect to registered trademarks, trademark applications and copyrights of any Loan Party and (ii) the collateral for the Facilities shall exclude any property or assets the granting of a Lien on which would result in material adverse tax consequences to the Parent Borrower or any Subsidiary. (f) If, after the Closing Date, without duplication, the Parent Borrower acquires or forms a Subsidiary or any Subsidiary that was not a Material Subsidiary subsequently becomes a Material Subsidiary, such Subsidiary shall provide a guarantee and security with respect to the Obligations of all the Borrowers in form and substance reasonably satisfactory to the Collateral Agents, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition or formation (provided, the limitations laid out in

129 US-DOCS\125501258.12 connection with the guarantee and security with respect to the Obligations of the U.S. Borrower in the foregoing paragraphs shall apply mutatis mutandis with respect to any relevant Subsidiary acquired or formed by the Parent Borrower after the Closing Date that is not specifically addressed in such foregoing paragraphs). (g) If, after the Closing Date, any of the Australian Borrower, the Canadian Subsidiary Guarantors, the Australian Subsidiary Guarantors or any other U.S. Owned Subsidiary, as applicable, ceases to be a “controlled foreign corporation” within the meaning of Section 957 of the Code which is owned by (i) the U.S. Borrower or (ii) a Subsidiary of the Parent Borrower that is a U.S. Person, or a Domestic Subsidiary that was previously a FSHCO ceases to be a FSHCO owned by a U.S. Owned Subsidiary (provided, in the case of a Domestic Subsidiary that was both a FSHCO and owned by a U.S. Owned Subsidiary, such Domestic Subsidiary both ceases to be a FSHCO and ceases to be owned by a U.S. Owned Subsidiary), such person shall provide a guarantee and security with respect to the Obligations in form and substance reasonably satisfactory to the Collateral Agents, in each case within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such cessation. (h) Notwithstanding anything to the contrary contained herein, this Section 5.09 shall not apply to limit or diminish any guarantee or security provided as of the Closing Date by a Subsidiary with respect to the Obligations (including as a result of a change in the ownership of such Subsidiary pursuant to a reorganization subsequent to the Closing Date or otherwise) without the consent of the Administrative Agent (not to be unreasonably withheld or delayed). SECTION 5.10 [Reserved]. ARTICLE VI NEGATIVE COVENANTS Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it cause or permit any of its Subsidiaries to: SECTION 6.01 Indebtedness. On or after the Closing Date, incur, create, assume or permit to exist any Indebtedness, except: (a) Indebtedness set forth in Schedule 6.01, and any Permitted Refinancing Indebtedness thereof; (b) the Obligations, including the Indebtedness created hereunder and under the other Loan Documents;

130 US-DOCS\125501258.12 (c) intercompany Indebtedness of the Borrowers and the Subsidiaries to the extent permitted by Sections 6.04(a), (f), (g), (k) and (l); (d) Indebtedness under bid bonds, labor and materials payment bonds, performance bonds and similar bonds or standby letters of credit or bank guarantees or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business; (e) Indebtedness issued pursuant to a Qualified Offering and any Permitted Refinancing Indebtedness thereof; (f) Indebtedness of the Australian Borrower and guaranties thereunder by any Subsidiary created under the Bilateral Agreement; (g) secured Indebtedness of a Borrower or any Subsidiary and guarantees thereof by any Subsidiary not otherwise permitted under this Section 6.01; provided that (i) the Liens securing such Indebtedness are permitted under Section 6.02(j) and (ii) the aggregate principal amount of such Indebtedness does not exceed $20,000,000 at any time outstanding; (h) Indebtedness of a Borrower or any Subsidiary and guaranties thereunder by any Subsidiary in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and (i) Indebtedness in connection with banking services and Hedging Agreements, in each case, permitted hereunder. SECTION 6.02 Liens. On or after the Closing Date, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except: (a) Liens existing on the Closing Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder; (b) any Lien created under the Loan Documents; (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03; (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03; (e) Liens (other than any Lien imposed by ERISA), pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

131 US-DOCS\125501258.12 (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (including Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any of the Subsidiaries; (h) Liens arising out of judgments or awards in respect of which a Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed U.S.$10,000,000 at any time outstanding; (i) Liens securing Indebtedness permitted under Section 6.01(e) and any Permitted Refinancing Indebtedness thereof; provided that such Liens are subject to a Customary Junior Lien Intercreditor Agreement; (j) purchase money security interests in real property, improvements thereto or personal property owned or acquired (or, in the case of improvements, constructed) by the Borrowers or any Subsidiary; provided that, with respect to such security interests in any of the foregoing types of property acquired after the Closing Date, (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such real property, improvements or personal property at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrowers or any Subsidiary; (k) Liens on Equity Interests in a Special Purpose Business Entity incurred for the purpose of providing independent financing for such Special Purpose Business Entity; provided, however, that such Liens are non-recourse as to the Parent Borrower or any of its Subsidiaries holding any Equity Interests in such Special Purpose Business Entity; (l) Liens securing Indebtedness and not otherwise permitted under this Section 6.02; provided that the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $20,000,000 at any time outstanding; provided further that no Lien on any Collateral of any Borrower or any of their Subsidiaries shall be permitted by this Section 6.02(l); (m) with respect to the Australian Borrower or any Australian Subsidiary, Liens arising in connection with a deemed security interest under Section 12(3) of the PPSA (Australia) which do not secure payment or performance of any obligation;

132 US-DOCS\125501258.12 (n) with respect to the Australian Borrower or any Australian Subsidiary, Liens arising solely by operation of the PPS Law in the proceeds of an asset which is the subject of a Lien (including under any retention of title arrangement in the ordinary course of business) or any commingled product or mass of which that asset becomes part, where the obligation secured by that Lien is limited to the unpaid balance of the purchase money for the original asset and that unpaid balance is not yet due; (o) with respect to the Australian Borrower or any Australian Subsidiary, any Lien over goods and products, or documents of title to goods and products (including under any retention of title arrangement) each arising in the ordinary course of business where the Lien secures only the acquisition cost, leasing cost or selling price (and other amounts incidental to those amounts) of such goods and products; (p) with respect to the Australian Borrower or any Australian Subsidiary, any netting or set-off arrangement entered into by any such entity in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances; and (q) with respect to the Australian Borrower or any Australian Subsidiary, any payment or close out netting or set-off arrangement pursuant to any derivative or foreign exchange transaction entered into by any such entity, but excluding any Liens under a credit support arrangement. SECTION 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless the Indebtedness or Liens arising therefrom, if any, are permitted by Section 6.01 and 6.02, respectively. SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person (referred to herein as an “Investment”), except: (a) Investments set forth on Schedule 6.04; (b) Permitted Investments; (c) accounts receivable owing to the Borrowers or any of the Subsidiaries arising from sales of inventory or the provision of services in the ordinary course of business; (d) advances to directors, officers and employees of the Borrowers or any of the Subsidiaries to meet expenses incurred by such directors, officers and employees in the ordinary course of business, in an aggregate amount not to exceed U.S.$5,000,000 at any time outstanding; (e) securities of any customer of a Borrower or any Subsidiary received in lieu of cash payment, if such Borrower reasonably deems such customer to be in a reorganization or

133 US-DOCS\125501258.12 unable to make a timely cash payment on Indebtedness of such customer owing to it, provided that such Borrower or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness) therefor; (f) Investments of a Loan Party in or to another Loan Party; (g) Investments of a Loan Party or Subsidiary in or to a Special Purpose Business Entity; provided that at the time of such transaction: (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (ii) the Parent Borrower would be in compliance on a pro forma basis with the Financial Covenants as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate (including any Asset Sale and any other transaction described in Section 6.04(i) or Section 6.04(m) occurring during or after such period) as if such transaction had occurred as of the first day of such period; and (iii) after giving effect to such acquisition, there must be at least U.S.$25,000,000 of the Revolving Commitments unused and available; (h) the Borrowers may enter into Hedging Agreements to the extent permitted by Section 6.12; (i) the Parent Borrower and its Subsidiaries may acquire all or substantially all the assets of a person or line of business of such person, or Equity Interests of a person that would become a wholly owned Subsidiary; provided that at the time of such transaction: (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (ii) the Parent Borrower would be in compliance on a pro forma basis with the Financial Covenants as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate (including any Asset Sale and any other transaction described in this Section 6.04(i) or Section 6.04(m) occurring during or after such period) as if such transaction had occurred as of the first day of such period; and (iii) after giving effect to such acquisition, there must be at least U.S.$25,000,000 of the Revolving Commitments unused and available;

134 US-DOCS\125501258.12 provided, however that all pro forma calculations required to be made pursuant to this Section 6.04(i) shall (A) other than adjustments pursuant to clause (a)(vi) of the definition of EBITDA, include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended and (B) be certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions; (j) Investments consisting of non-cash proceeds of Asset Sales; (k) Investments by the Parent Borrower or an existing Subsidiary in or to the Parent Borrower or an existing Subsidiary (but excluding, for the avoidance of doubt, Investments in any Person that will become a Subsidiary upon the making of such Investment); (l) other Investments, without duplication, in an aggregate amount (valued at cost or outstanding principal amount, as the case may be) not greater than 7.5% of the Parent Borrower’s Consolidated Net Worth calculated on the date of such Investment as of the most recent fiscal quarter for which financial statements are available; (m) the Parent Borrower and its Subsidiaries may acquire Equity Interests of a person that would become a non-wholly owned Subsidiary (in each case referred to herein as the “Non-Wholly Owned Entity”); provided that: (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (ii) the Parent Borrower would (A) be in compliance with the covenants set forth in Section 6.10 and (B) after giving effect to such acquisition, have a Total Net Leverage Ratio less than or equal to the Total Net Leverage Ratio immediately prior to such acquisition, in each case as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate (including any Asset Sale and any other transaction described in Section 6.04(i) or this Section 6.04(m) occurring during or after such period) as if such transaction had occurred as of the first day of such period; (iii) after giving effect to such acquisition, there must be at least U.S.$25,000,000 of the Revolving Commitments unused and available; (iv) after giving effect to such acquisition, the Parent Borrower shall continue to own, directly or indirectly, beneficially and of record, a majority of the issued and outstanding Equity Interests of such Non-Wholly Owned Entity unless otherwise disposed of in accordance with Section 6.05; (v) upon the consummation of such acquisition, the Non-Wholly Owned Entity and any Borrower and/or Subsidiary that holds any Equity Interests in such Non-Wholly Owned Entity shall have each complied with the requirements of Section 5.09 regardless of whether such Non-Wholly Owned Entity is a Material Subsidiary; and

135 US-DOCS\125501258.12 (vi) the aggregate amount of the consideration for all such acquisitions made pursuant to this Section 6.04(m) after the Closing Date shall not exceed 10% of the Parent Borrower’s Consolidated Net Worth calculated on the date of such acquisition as of the most recent fiscal quarter for which financial statements are available; provided, however that all pro forma calculations required to be made pursuant to this Section 6.04(m) shall (A) other than adjustments pursuant to clause (a)(vi) of the definition of EBITDA, include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended and (B) be certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions; and (n) Investments in connection with banking services and Hedging Agreements, in each case, permitted hereunder. SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge, amalgamate or consolidate with or into any other person, or permit any other person to merge, amalgamate or consolidate with or into it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) as part of any Asset Sale all or substantially all of the assets of a Loan Party (whether now owned or hereafter acquired) or less than all or substantially all of the Equity Interests of any Loan Party (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (a) the Parent Borrower may merge, amalgamate or consolidate with any person provided that (i) no Change in Control occurs, (ii) immediately after giving effect to any such proposed transaction no Default or Event of Default would exist, and (iii) the Parent Borrower is the surviving entity, (b) the Parent Borrower may merge or amalgamate with any of its wholly owned Subsidiaries, provided that immediately after giving effect to any such proposed transaction no Default would exist and the Parent Borrower is the surviving entity, (c) any Subsidiary may merge into or consolidate with any other wholly owned Subsidiary (or, in order to consummate a Permitted Acquisition, any other person) in a transaction in which the surviving entity is a wholly owned Subsidiary and (except in the case of Permitted Acquisitions) no person other than the Borrowers or a wholly owned Subsidiary receives any consideration, provided that (i) other than with respect to any merger among the Parent Borrower and one or more wholly owned Subsidiaries and/or among wholly owned Subsidiaries of the Parent Borrower, the requirements of Section 6.04(i) are met with respect to such merger described in this clause (c) and (ii) if any such merger described in this clause (c) shall involve a Loan Party, the surviving entity of such merger shall be or become a Loan Party and (d) any Subsidiary of the Parent Borrower may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders. (b) Engage in any Asset Sale not otherwise permitted under paragraph (a) above unless (i) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (ii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) after the Closing Date shall not exceed 7.5% of Consolidated Net Worth calculated on the date of incurrence as of the most recent fiscal quarter for which financial statements are available in the aggregate.

136 US-DOCS\125501258.12 SECTION 6.06 Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders of a given class, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Parent Borrower may repurchase its Equity Interests owned by employees of the Parent Borrower or the Subsidiaries or make payments to employees of the Parent Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed U.S.$10,000,000 in any fiscal year and (iii) so long as (A) no Event of Default or Default shall have occurred and be continuing or result therefrom, (B) at least U.S.$40,000,000 of the Revolving Commitments is unused and available after giving effect to such Restricted Payment, of which at least $30,000,000 must be comprised of the Canadian Revolving Commitments and the U.S. Revolving Commitments unused and available, in the aggregate) and (C) the Parent Borrower would have a Total Net Leverage Ratio less than 2.50:1.00 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect (using the criteria therefor described in Section 6.04(i)) to such transaction and to any other event occurring during or after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period, the Parent Borrower may make Restricted Payments in any amount. (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of a Collateral Agent or any successor thereto hereunder or under any agreement that replaces or refinances this Agreement, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary (other than any Canadian Subsidiary, the Australian Borrower or any Australian Subsidiary) by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (F) the foregoing shall not apply to restrictions and conditions imposed pursuant to the Facility Letter or other agreements for Banking Services permitted hereunder.

137 US-DOCS\125501258.12 SECTION 6.07 Transactions with Affiliates. Except for transactions by or among Loan Parties and transactions expressly permitted under this Agreement, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrowers or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties. SECTION 6.08 Business of Borrowers and Subsidiaries. Engage at any time in any business or business activity other than providing products and services to the energy industry, accommodations and business activities reasonably incidental thereto. SECTION 6.09 Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of a Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would increase the interest rate thereon, shorten the final maturity or the average life thereof or cause an Event of Default. (b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness, except (i) to the extent the Parent Borrower could make a Restricted Payment pursuant to Section 6.06(a), (ii) any Loan Party shall be entitled to pay any and all amounts owing to another Loan Party pursuant to any agreement providing for intercompany indebtedness or (iii) to the extent any such Indebtedness is repaid with the proceeds of Permitted Refinancing Indebtedness permitted under Section 6.01. SECTION 6.10 Interest Coverage Ratio. Commencing with the four fiscal quarter period ending September 30, 2021, permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower, in each case taken as one accounting period, to be less than 3.0 to 1.0. SECTION 6.11 Leverage Ratios. (a) Maximum Total Net Leverage Ratio. Commencing with the four fiscal quarter period ending September 30, 2021, permit, as of the last day of any fiscal quarter, the Total Net Leverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower, in each case taken as one accounting period, to be greater than (A) if a Qualified Offering has been consummated, 3.50:1.00 and (B) if a Qualified Offering has not been consummated: Fiscal Quarter Ending Maximum Total Net Leverage Ratio September 30, 2021 3.50:1.00

138 US-DOCS\125501258.12 December 31, 2021 and March 31, 2022 3.25:1.00 June 30, 2022 and thereafter 3.00:1.00 (b) Maximum Senior Secured Net Leverage Ratio. Commencing with the first fiscal quarter ending immediately after the issuance of a Qualified Offering, permit, as of the last day of any fiscal quarter, the Senior Secured Net Leverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower, in each case taken as one accounting period, to be greater than 2.00:1.00. SECTION 6.12 Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. SECTION 6.13 Pension Plans. (a) Terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability to the Parent Borrower or its applicable Canadian Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (b) permit to exist any event or condition in respect of any Canadian Pension Plan or Defined Benefit Plan which presents the risk of liability of the Parent Borrower which could reasonably be expected to have a Material Adverse Effect; (c) enter into or incur any obligation under any new Canadian Pension Plan or Canadian Benefit Plan or modify any such existing plans or the terms of participation in any Defined Benefit Plan so as to increase its obligations thereunder which could result in any liability to the Parent Borrower or any of its Canadian Subsidiaries and which could reasonably be expected to have a Material Adverse Effect; (d) permit their unfunded obligations and liabilities under Canadian Pension Plans or Defined Benefit Plans to remain unfunded, other than in accordance with applicable law; (e) engage in any transactions which result in a fine or penalty against the Parent Borrower in excess of C$10,000,000 in respect of any Canadian Pension Plan, Defined Benefit Plan or Canadian Benefit Plan which fine or penalty has not been paid within 30 days of final assessment unless (i) such fine or penalty is being contested in good faith by appropriate proceedings, (ii) the Parent Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest does not operate to suspend collection of the contested fine or penalty; or (f) fail to make a required contribution under any Canadian Pension Plan, Defined Benefit Plan or Canadian Benefit Plan which would result in the imposition of a Lien upon the assets of the Parent Borrower or any of its Subsidiaries within 30 days after the date such payment becomes due, unless such payment is being contested in compliance with the preceding clause (e) and there is no risk of forfeiture, loss or subordination of the Secured Parties’ Liens on such assets. SECTION 6.14 Amendment of the Organizational Documents. Amend the limited partnership agreement of any Subsidiary that is a limited partnership or otherwise take steps to expressly provide that the units of such limited partnership are securities for the purposes of this Securities Transfer Act (Alberta) without 30 days prior written notice to the Canadian Collateral Agent.

139 US-DOCS\125501258.12 SECTION 6.15 Sanction Laws and Regulations. (a) Use the proceeds of the facilities under the Loan Documents, or lend, contribute or otherwise make available such proceeds to any Borrower or any Subsidiary, joint venture partner or other person or entity for the purpose of (i) funding any activities or business of or with any Designated Person, or in any country or territory that at the time of such funding is, or whose government is, the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) causing a violation of any Sanctions Laws and Regulations by any party to this Agreement. (b) Pay any amount due pursuant under the Loan Documents with funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations, including but not limited to, Iran, Sudan, Cuba, and Syria, or with funds derived from any activity in violation of Anti-Money Laundering Laws. SECTION 6.16 Anti-Corruption Laws. Violate the laws or regulations described in Section 3.23 in such a manner as to result in a Material Adverse Effect. SECTION 6.17 Cross-Guarantee. No Loan Party shall enter into a deed of cross- guarantee for the purposes of ASIC Class Order CO 98/1418 other than with Civeo Holdings Company 1 Pty Limited and its subsidiaries. ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default. In case of the happening of any of the following events (“Events of Default”): (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made; (b) default shall be made in the payment in the applicable currency of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; (c) default shall be made in the payment in the applicable currency of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

140 US-DOCS\125501258.12 (d) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.08 or in Article VI; (e) default shall be made in the due observance or performance by a Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01(b), (c) or (d)) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from any Agent or any Lender to the Parent Borrower or (ii) any Responsible Officer of the Parent Borrower obtains actual knowledge thereof; (f) (i) a Borrower or any Material Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Borrower or any Material Subsidiary, or of a substantial part of the property or assets of a Borrower or any Material Subsidiary, under any Insolvency Law, (ii) the appointment of a receiver, liquidator, provisional liquidator, trustee, custodian, administrator, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of the property or assets of a Borrower or any Material Subsidiary or (iii) the winding-up or liquidation of a Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (h) a Borrower or any Material Subsidiary shall (i) if such Borrower or Material Subsidiary is incorporated in Australia, (A) become or state that it is insolvent as defined in the Australian Corporations Act, (B) become an insolvent under administration as defined in the Australian Corporations Act, (C) fail under section 459F(1) of the Australian Corporations Act to comply with a statutory demand, (D) have an administrator, receiver, receiver & manager, liquidator or provisional liquidator or similar official appointed to, or take possession or control of, a substantial part of the property or assets of such party or (E) enter into or become subject to any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors or any re-organization, moratorium, deed of company arrangement or other administration involving one or more of its creditors, (ii) voluntarily commence any proceeding or file any petition seeking relief under any Insolvency Law, (iii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iv) apply for or consent to the appointment of a receiver, trustee, custodian, administrator, sequestrator, conservator or similar official for a Borrower or any Material Subsidiary or for a substantial part of the property or assets of a Borrower or any Material Subsidiary, (v) file an answer admitting the material allegations of a petition filed against it under

141 US-DOCS\125501258.12 an Insolvency Law in any such proceeding, (vi) make a general assignment for the benefit of creditors, (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (viii) take any action for the purpose of effecting any of the foregoing; (i) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$25,000,000 (to the extent not covered by insurance) shall be rendered against a Borrower or any Material Subsidiary thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of a Borrower or any Material Subsidiary to enforce any such judgment; (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of a Borrower and its ERISA Affiliates in an aggregate amount exceeding U.S.$25,000,000; (k) any Guarantee under any Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under its Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by a Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby having an estimated market value in excess of U.S.$2,500,000, except to the extent that any such loss of perfection or priority results from the failure of a Collateral Agent to maintain possession of certificates representing securities pledged under a Pledge Agreement; or (m) a Change in Control shall have occurred. SECTION 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.01(g) or (h)) shall have occurred and be continuing, then, and in any such event: (a) the Administrative Agent (i) shall at the request, or may, with the consent, of the Required Revolving Lenders, by notice to the Parent Borrower, declare the Revolving Commitments and the obligation of each Revolving Lender and the Issuing Banks to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may, with the consent, of the Required Lenders, by notice to the Parent Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;

142 US-DOCS\125501258.12 (b) the Borrowers shall, on demand of any Administrative Agent at the request or with the consent of the Required Revolving Lenders, Cash Collateralize the Letters of Credit in accordance with Section 2.21(k); and (c) the Collateral Agents shall at the request of, or may with the consent of, the Required Lenders proceed to enforce their respective rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings. SECTION 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.01(g) or (h) shall occur: (a) (i) the Revolving Commitments and the obligation of each Revolving Lender and the Issuing Bank to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers; (b) the Borrowers shall Cash Collateralize the Letters of Credit in accordance with Section 2.21(k); and (c) the Collateral Agents shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings. SECTION 7.04 Non-exclusivity of Remedies. No remedy conferred upon the Agents, the Issuing Banks and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise. SECTION 7.05 Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by an Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with any Loan Party which secures any of the Obligations, shall be applied by the Applicable Administrative Agent or Applicable Collateral Agent in the following order: (a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents) payable to the Agents in their capacities as such; (b) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Issuing Bank Fees) payable to the Lenders, the Issuing Banks and the Bilateral Lender (including fees, charges and disbursements of counsel to the respective Lenders, the Issuing Banks and the Bilateral Lender arising under the

143 US-DOCS\125501258.12 Loan Documents and the Bilateral Agreement), ratably among them in proportion to the respective amounts described in this clause Second payable to them; (c) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Exposure and other Obligations arising under the Loan Documents and the Bilateral Agreement, ratably among the Lenders, the Issuing Banks and the Bilateral Agreement in proportion to the respective amounts described in this clause Third payable to them; (d) fourth, to the Applicable Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 7.03 (b); (e) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Exposure, Obligations then owing under Hedging Agreements entered into with a counterparty that was a Lender (or an affiliate of a Lender) at the time such Hedging Agreement (other than Excluded Swap Obligations), Banking Services Obligations and any other Obligations, ratably among the Lenders, the Issuing Banks and the Bilateral Lender and, to the extent applicable, their Affiliates in proportion to the respective amounts described in this clause Fifth payable by them; and (f) last, the balance, if any, after (i) the termination of all Commitments, (ii) the cancellation or expiration of each Letter of Credit (except to the extent cash collateralized or backstopped, in each case, in a manner agreed to by the Borrower and the applicable Issuing Bank or as to which other arrangements satisfactory to the applicable Issuing Bank shall have been made) and (iii) the payment in full in cash of all Loans and other amounts owing to any Lender, any Agent, the Lead Arranger or the Bilateral Lender in respect of the Obligations (other than contingent or indemnification obligations not then due), including obligations in respect of Hedging Agreements and Banking Services Obligations, as the case may be, shall have been made to the Borrower or as may be directed by any court of competent jurisdiction. Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, Obligations arising under Hedging Agreements and Banking Services Obligations shall be excluded from the application described above if the Applicable Administrative Agent has not received written notice thereof, together with such supporting documentation as such Administrative Agent may request, from the applicable Lender or its Affiliate, as the case may be.

144 US-DOCS\125501258.12 ARTICLE VIII THE ADMINISTRATIVE AGENTS, THE COLLATERAL AGENTS, THE ISSUING BANKS AND THE SWING LINE LENDERS SECTION 8.01 Appointment and Authority. Each of the Lenders, the Swing Line Lenders and the Issuing Banks hereby irrevocably appoints RBC to act on its behalf as the Administrative Agent and the U.S. Collateral Agent hereunder and under the other Loan Documents. Each of the Lenders and the Issuing Banks hereby irrevocably appoints RBC to act on its behalf as the Canadian Administrative Agent and Canadian Collateral Agent hereunder and under the other Loan Documents. Each of the Lenders and the Issuing Banks hereby irrevocably appoints RBC Europe to act on its behalf as the Australian Administrative Agent and Australian Collateral Agent hereunder and under the other Loan Documents. Each of the Lenders, the Swing Line Lenders and the Issuing Banks authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby acknowledges and confirms their agreement that the Collateral Agents are subject to certain Security Documents as trustee for and on behalf of the Lenders or the terms of the declaration of trust and other terms and conditions set forth in the applicable Security Documents. SECTION 8.02 Rights as a Lender. The person serving as an Agent or an Issuing Bank or a Swing Line Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, an Issuing Bank or a Swing Line Lender and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent, an Issuing Bank or a Swing Line Lender hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent, an Issuing Bank or a Swing Line Lender hereunder and without any duty to account therefor to the Lenders. SECTION 8.03 Exculpatory Provisions. None of the Agents, Issuing Banks or the Swing Line Lenders shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Agents or the Issuing Banks: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent, Issuing Bank or Swing Line Lender is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent, Issuing Bank or Swing Line Lender shall not be required to take any action that, in its

145 US-DOCS\125501258.12 opinion or the opinion of its counsel, may expose such Agent, Issuing Bank or Swing Line Lender to liability or that is contrary to any Loan Document or legal requirement; and (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates or Subsidiaries that is communicated to or obtained by the person serving as Agent, Issuing Bank, Swing Line Lender or any of their respective Affiliates in any capacity. None of the Agents or the Issuing Banks shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent or Issuing Bank shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, the Issuing Banks and the Swing Line Lenders shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent, Issuing Bank or Swing Line Lender by a Borrower, a Loan Party, a Lender or an Issuing Bank. None of the Agents, Issuing Banks or the Swing Line Lenders shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent, Issuing Bank or Swing Line Lender or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent, Issuing Bank or Swing Line Lender. SECTION 8.04 Reliance by the Agents, the Issuing Banks and the Swing Line Lenders. Each of the Agents, Issuing Banks and the Swing Line Lenders shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each of the Agents, the Issuing Banks and the Swing Line Lenders also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, an Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. An Agent, Issuing Bank or Swing Line Lender may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for

146 US-DOCS\125501258.12 any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 8.05 Delegation of Duties. Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any of their respective sub-agents may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent. SECTION 8.06 Resignation of an Agent or a Swing Line Lender. (a) An Agent may resign at any time by giving prior written notice thereof to the Lenders and the Parent Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required U.S. Lenders shall have the right to appoint, on behalf of the Borrowers and the U.S. Lenders, a successor Administrative Agent or U.S. Collateral Agent, which shall be a financial institution with an office in New York City. Upon any such resignation, the Required Canadian Lenders shall have the right to appoint, on behalf of the Parent Borrower and the Lenders, a successor Canadian Administrative Agent or Canadian Collateral Agent, which shall be a financial institution with an office in New York City. Upon any such resignation, the Required Australian Lenders shall have the right to appoint, on behalf of the Australian Borrower and the Lenders, a successor Australian Administrative Agent or Australian Collateral Agent, which shall be a financial institution with an office in New York City. If no successor Agent shall have been so appointed by the Applicable Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If either the Administrative Agent, the Canadian Administrative Agent or the Australian Administrative Agent has resigned and no successor Agent has been appointed, the Applicable Required Lenders may perform all the duties of such Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Required Lenders until such successor Agent shall have been appointed as provided herein. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment or, in the case of a successor U.S. Collateral Agent, Canadian Collateral Agent or Australian Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Applicable Required Lenders may reasonably request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of an Administrative Agent or Collateral Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article

147 US-DOCS\125501258.12 VIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents. (b) Any resignation by RBC as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank under the U.S. Revolving Credit Facility and as the U.S. Swing Line Lender. Any resignation by RBC as Canadian Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank under the Canadian Revolving Credit Facility and as the Canadian Swing Line Lender. Any resignation by RBC Europe as Australian Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank under the Australian Revolving Credit Facility. Upon the acceptance of a successor’s appointment as the Administrative Agent, Canadian Administrative Agent or Australian Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and, in the case of the Administrative Agent or Canadian Administrative Agent, the retiring Swing Line Lender, (b) the retiring Issuing Bank and, in the case of the Administrative Agent or Canadian Administrative Agent, the retiring Swing Line Lender, shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. (c) The U.S. Swing Line Lender may resign at any time by giving prior written notice thereof to the Administrative Agent and the U.S. Borrower, such resignation to be effective upon the appointment of a successor U.S. Swing Line Lender or, if no successor U.S. Swing Line Lender has been appointed, forty-five (45) days after the retiring U.S. Swing Line Lender gives notice of its intention to resign. Upon any such resignation, the U.S. Borrowers shall have the right to appoint a successor U.S. Swing Line Lender. The Canadian Swing Line Lender may resign at any time by giving prior written notice thereof to the Canadian Administrative Agent and the Parent Borrower, such resignation to be effective upon the appointment of a successor Canadian Swing Line Lender or, if no successor Canadian Swing Line Lender has been appointed, forty-five (45) days after the retiring Canadian Swing Line Lender gives notice of its intention to resign. Upon any such resignation, the Parent Borrower shall have the right to appoint a successor Canadian Swing Line Lender. No Swing Line Lender shall be deemed to be appointed hereunder until such successor Swing Line Lender has accepted the appointment. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, such successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Swing Line Lender. Upon the effectiveness of the resignation of a Swing Line Lender, the resigning Swing Line Lender shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of a Swing Line Lender, the provisions of this Article VIII shall continue in effect for the benefit of such Swing Line Lender in respect of any actions taken or omitted to be taken by it while it was acting as a Swing Line Lender hereunder and under the other Loan Documents. SECTION 8.07 Non-Reliance on Agents and Other Lenders; Certain Acknowledgments.

148 US-DOCS\125501258.12 (a) Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regard, each party hereto acknowledges that (i) Latham & Watkins LLP is acting in this transaction as special counsel to the Administrative Agent and U.S. Collateral Agent only, (ii) Borden Ladner Gervais LLP is acting in this transaction as special counsel to the Canadian Administrative Agent and Canadian Collateral Agent only and (iii) Arnold Bloch Leibler is acting in this transaction as special counsel to the Australian Administrative Agent and Australian Collateral Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. (b) Each Lender shall be deemed by delivering its signature page to this Agreement and making any Loan on the Closing Date to have consented to, approved or accepted each Loan Document and each other document or other matter referred to in Section 4.01, 4.02 or 4.03 required to be consented to or approved by or acceptable or satisfactory to the Agents, the Lead Arranger or the Lenders and to have been satisfied with the satisfaction of all other conditions precedent required to be satisfied under Section 4.01, 4.02 or 4.03. SECTION 8.08 Indemnification. The Lenders severally agree to indemnify upon demand the Agents, the Issuing Banks, the Swing Line Lenders and each Related Party of any of the foregoing (to the extent not reimbursed by the Loan Parties), according to their respective ratable shares, and hold harmless such Indemnitee from and against any and all Indemnified Liabilities in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Related Party; provided, however, that no Lender shall be liable for (a) the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent determined in a final, non- appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct and (b) claims made or legal proceedings commenced against such Indemnitee by any security holder or creditor thereof arising out of and based on rights afforded any such security holder or creditor solely in its capacity as such; provided further, however, that no action taken in accordance with the directions of the Applicable Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Agents, the Issuing Banks, the Swing Line Lenders and each Related Party promptly upon demand for its ratable share of any out-of-pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by an Agent, an Issuing Bank or a Swing Line Lender in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that such Agent, Issuing Bank or Swing Line Lender is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the

149 US-DOCS\125501258.12 payment of all other Obligations and the resignation of such Agent, Issuing Bank or Swing Line Lender. SECTION 8.09 Collateral and Guaranty Matters. (a) Each Lender (as a Lender and in its capacity as a potential provider of Banking Services, as a potential counterparty to a Hedging Agreement or, in the case of the Bilateral Lender, as lender under the Bilateral Agreement) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) acknowledges and agrees that the Collateral Agents have entered into the Security Documents on behalf of itself and the Secured Parties, and the Secured Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to such Collateral Agent thereunder. All rights, powers and remedies available to the Collateral Agents and the Secured Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents. (b) Each Lender (as a Lender and in its capacity as a potential provider of Banking Services, as a potential counterparty to a Hedging Agreement or, in the case of the Bilateral Lender, as lender under the Bilateral Agreement) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) hereby authorizes the Collateral Agents, at their option and in their discretion, without the necessity of any notice to or further consent from the Secured Parties: (i) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (i) if expressly permitted by Section 6.03, Section 6.05, Section 9.20 or any Security Document or (ii) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders; (ii) to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain a first priority security interest in and Liens upon the Collateral granted pursuant to the Security Documents; (iii) to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law; and (iv) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(j). (c) Upon the request of the Collateral Agent at any time, the Secured Parties will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.09. (d) Each Loan Party hereby irrevocably appoints each Collateral Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Loan Party and in the name of such Loan Party

150 US-DOCS\125501258.12 to, in such Collateral Agent’s discretion upon the occurrence and during the continuance of an Event of Default, (i) file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law, (ii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, (iii) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iv) to file any claims or take any action or institute any proceedings which such Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Collateral Agent with respect to any of the Collateral and (v) if any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents relating to the Collateral after the expiration of any applicable grace periods, such Collateral Agent may itself perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 9.05. The power of attorney granted hereby is coupled with an interest and is irrevocable. (e) The powers conferred on the Collateral Agents under this Agreement and the other Security Documents are solely to protect their respective interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, each Collateral Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Collateral Agent accords its own property. None of the Agents, any Lender or any other Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by the Parent Borrower or selected by an Agent in good faith. (f) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Agents and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any of the Guarantees in the Guarantee Agreements or any other Security Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Applicable Administrative Agent, on behalf of the applicable Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by the Applicable Collateral Agents, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agents (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agents, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at

151 US-DOCS\125501258.12 any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agents at such sale or other disposition. SECTION 8.10 No Other Duties, etc.. Anything herein to the contrary notwithstanding, the Lead Arranger and the Sole Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or an Issuing Bank. SECTION 8.11 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations (other than obligations of the Parent Borrower or its Subsidiaries owing to any Lender or Affiliate thereof pursuant to any Hedging Agreement, any Banking Services Obligations or the Bilateral Obligations) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable expenses, disbursements and advances of the Lenders, the Issuing Bank and the Agents and all other amounts due the Lenders, the Issuing Banks and the Agents under Sections 2.05 and 9.08) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to such Agent and, if such Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to such Agent any amount due for the reasonable expenses, disbursements and advances of such Agent, and any other amounts due such Agent under Sections 2.05 and 9.08. Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank to authorize Agent to vote in respect of the claim of any Lender or Issuing Bank or in any such proceeding. SECTION 8.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Applicable Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance

152 US-DOCS\125501258.12 of doubt, to or for the benefit of the Applicable Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Applicable Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless Section 8.12(a)(i) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in Section 8.12(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Applicable Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Applicable Borrower or any other Loan Party, that none of the Applicable Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Applicable Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Applicable Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a

153 US-DOCS\125501258.12 fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. SECTION 8.13 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent (i) in respect of amounts under the U.S. Revolving Credit Facility only, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of the Canadian Revolving Credit Facility only, at a rate determined by the Canadian Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

154 US-DOCS\125501258.12 (b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (the “Payment Notice”), or (y) that was not preceded or accompanied by a Payment Notice sent by the Administrative Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent (i) in respect of amounts under the U.S. Revolving Credit Facility only, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of the Canadian Revolving Credit Facility only, at a rate determined by the Canadian Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. (c) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under any of the immediately preceding clauses (a) or (b) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrowers and each other Loan Party hereby agrees that (x) the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment For the avoidance of doubt, no assignment of an Erroneous Payment Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Deficiency, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be

155 US-DOCS\125501258.12 contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency. (e) Each party’s obligations, agreements and waivers under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) For purposes of this Section 8.13, each Lender: (i) agrees it is executing and delivering this Agreement with respect to this Section 8.13 both on its own behalf and as agent for and on behalf of its Affiliates referred to in this Section 8.13 and any person receiving funds under or pursuant to any of the Loan Documents on behalf of such Lender or any of such Affiliates; (ii) represents, warrants, covenants and agrees that its Affiliates referred to in this Section 8.13 and any person receiving funds under or pursuant to any of the Loan Documents on behalf of such Lender or any of such Affiliates are bound by the provisions of this Section 8.13; and (iii) agrees that any matter or thing done or omitted to be done by such Lender, its Affiliates or any person receiving funds under or pursuant to any of the Loan Documents on behalf of such Lender or any of such Affiliates which are the subject of this Section 8.13 will be binding upon such Lender and each Lender does hereby indemnify and save the Agent and its Affiliates harmless from any and all losses, expenses, claims, demands or other liabilities of the Agent and its Affiliates resulting from the failure of such Lender, its Affiliates or such persons to comply with their obligations under and in respect of this Section 8.13, in each case, in accordance with and subject to the limitations in Section 9.08. ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below),

156 US-DOCS\125501258.12 notices and other communications provided for herein or (except as otherwise provided therein) any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows: (i) if to the Parent Borrower, to it at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, Attention of Chief Financial Officer (Fax No. (713) 510-2499); (ii) if to a U.S. Borrower, to it at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, Attention of Chief Financial Officer (Fax No. (713) 510-2499); (iii) if to the Australian Borrower, to it at Civeo Pty Limited, c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, Attention of Chief Financial Officer (Fax No. (713) 510-2499); (iv) if to the Administrative Agent or the U.S. Collateral Agent, to Royal Bank of Canada, at 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4, Attention: Manager, Agency Services Group; (v) if to the Canadian Administrative Agent or the Canadian Collateral Agent, to Royal Bank of Canada, at 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4, Attention: Manager, Agency Services Group (Fax No. (416) 842-4023); (vi) if to the Australian Administrative Agent or the Australian Collateral Agent, to RBC Europe Limited, at RBC Europe Limited, Thames Court, One Queenhithe, London, EC4V 3DQ, United Kingdom, Attention: Manager Loans Agency (Fax No. +44 20 7029 7914); and (vii) if to a Lender or an Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party may change its address for notices by giving notice of such change to each party in accordance with this Section 9.01; provided that, any Lender shall be required only to provide notice of such change to the Applicable Borrower and the Applicable Administrative Agent. (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Applicable Administrative Agent that it is incapable of receiving

157 US-DOCS\125501258.12 notices under such Article by electronic communication. Each Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless an Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or in electronic (i.e., “pdf” or “tif”) format. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature. (d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Bank or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non- appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any Issuing Bank or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (e) Reliance by Agents, Issuing Banks and Lenders. Each of the Agents, Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic and electronically communicated (e-mailed) Borrowing Requests) purportedly given by or on behalf

158 US-DOCS\125501258.12 of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agents, the Issuing Banks, each Lender and their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with any Agent, Issuing Bank or Lender may be recorded by such Agent, Issuing Bank or Lender, and each of the parties hereto hereby consents to such recording. SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by a Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agents, the Collateral Agents, any Lender or any Issuing Bank. SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. SECTION 9.04 Successors and Assigns. (a) Generally. The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as expressly permitted hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) or (h) of this Section or (iv) to an SPC in accordance with the provisions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void); provided that, with respect to any such assignment under the Australian Revolving Credit Facility, if such assignment would result in there being only one Australian Lender, such Lender shall acknowledge in the applicable Assignment and Acceptance that such assignment may have an effect on Australian Withholding Taxes in relation to interest

159 US-DOCS\125501258.12 payments made by the Australian Borrower. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments (including, for purposes of this Section 9.04(b), participations in Letters of Credit and Swing Line Loans) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than U.S.$5,000,000, unless each of the Applicable Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to the Applicable Swing Line Lender’s rights and obligations in respect of Swing Line Loans. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

160 US-DOCS\125501258.12 (A) the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Canadian Term Loan Facility, the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, if such assignment is to a person that is not a Lender under the Canadian Term Loan Facility, the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, an Affiliate of such Lender or any Approved Fund with respect to such Lender, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing; provided further that if the Parent Borrower shall fail to respond to a request for consent to an assignment within ten (10) Business Days following receipt of such request, the Parent Borrower shall be deemed to have given such consent. (B) the consent of the Applicable Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (1) for assignments in respect of the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility if such assignment is to a person that is not a Lender under the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) for assignments of Canadian Term Loans to a person who is not a Lender, an Affiliate of a Lender or an Approved Fund; (C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility or the Australian Revolving Credit Facility; and (D) the consent of the Applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility or the Canadian Revolving Credit Facility, as applicable. (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided, however, that the Applicable Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided, further, that only one such fee shall be payable in the event of contemporaneous assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group). The assignee, if it is not a Lender, shall deliver to the Applicable Administrative Agent an Administrative Questionnaire. (v) No Assignment to Borrower. No such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.

161 US-DOCS\125501258.12 (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. (vii) Defaulting Lenders. No assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons. Upon such execution, delivery, acceptance and recording thereof by the Applicable Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.13, and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub- participations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Applicable Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Applicable Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (c) Register. The Applicable Administrative Agent shall maintain at its Applicable Lending Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Agents, the Issuing Banks, and the Lenders may

162 US-DOCS\125501258.12 treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Applicable Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Parent Borrower, the U.S. Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Parent Borrower or the Applicable Administrative Agent, sell participations to any person (other than a natural person, a Defaulting Lender or the Parent Borrower or any of the Parent Borrower’s or a Defaulting Lender’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.08 that directly affects such Participant. Subject to subsection (e) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15, 2.19 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Administrative Agent (in its capacity as Administrative Agent) shall have any responsibility for maintaining a Participant Register. (e) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign

163 US-DOCS\125501258.12 Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Applicable Borrower, to comply with Section 2.19(g) as though it were a Lender. (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Applicable Administrative Agent and the Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Applicable Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

164 US-DOCS\125501258.12 SECTION 9.05 Expenses; Indemnity. (a) Costs and Expenses. The Borrowers agree, jointly and severally, to pay or reimburse (i) all reasonable out-of-pocket expenses incurred by the Lead Arranger, the Administrative Agents, the Collateral Agents, the Issuing Banks and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents, but limited to, with respect to legal expenses, reasonable and documented fees and expenses of one primary counsel and, if reasonably necessary, one local counsel in each of Australia, Canada and any other relevant material jurisdiction and, solely in the case of an actual or potential conflict of interest, one additional counsel to the affected person (taken as a whole)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by any Agent, any Lender or Issuing Bank (including, the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender or Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The foregoing costs and expenses under this Section 9.05 shall include all due diligence, search, filing, recording, title insurance, printing, reproduction, document delivery, travel, CUSIP, electronic platform, communication costs and appraisal charges and fees and Taxes related thereto, and other out-of- pocket expenses reasonably incurred by any Agent, Lender or Issuing Bank (including, in connection with any workout or restructuring, the cost of financial advisors and other outside experts retained by any Agent). All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefore unless such amounts are being contested in good faith by the Parent Borrower. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations. (b) Indemnification by the Borrowers. The Borrowers agree, jointly and severally, to indemnify the Administrative Agents, the Collateral Agents, each Lender, each Issuing Bank and the Related Parties of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees (limited to reasonable and documented fees and expenses of one primary counsel and, if reasonably necessary, one local counsel in Australia, Canada and any other relevant material jurisdiction and, solely in the case of an actual or potential conflict of interest, one additional counsel to the affected Indemnitees (taken as a whole)), charges and disbursements but excluding any such loss, claim, damage, liability or expense resulting from a claim or proceeding brought by a Lender against any other Lender (other than any Agent in its capacity as such), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds of the Loans or issuance of Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the

165 US-DOCS\125501258.12 documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by a Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to a Borrower or the Subsidiaries (collectively, the “Indemnified Liabilities”); provided that SUCH INDEMNITY SHALL EXPRESSLY INCLUDE ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED’S OWN NEGLIGENCE; provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non- appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or, with respect to any Environmental Liability, to the extent such Indemnitee, after foreclosure or other remedial action, has caused such Environmental Liability. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, NO LOAN PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF. No Borrower shall be liable for any settlement of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) effected without its consent (which consent shall not be unreasonably conditioned, withheld or delayed) unless (x) the Applicable Borrower has not confirmed that the indemnity provisions of this Section 9.05(b) are applicable or (y) a claim for indemnity has been made in accordance with this Section 9.05(b) which the Applicable Borrower has not paid with 30 days of the date on which such claim was made. If any Proceeding is settled with any Borrower’s written consent or if there is a final judgment for the plaintiff in any such Proceedings, the Borrowers shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the preceding paragraph. The Borrowers shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably conditioned, withheld or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee in form and substance satisfactory to such Indemnitee from all liability on claims that are the subject matter of such Proceedings, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnitee and (iii) contains customary confidentiality and non-disparagement provisions.

166 US-DOCS\125501258.12 (c) Reimbursement by Lenders. To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to an Agent (or any sub-agent thereof), an Issuing Bank, a Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Applicable Administrative Agent (or any such sub-agent), the Applicable Issuing Bank, the Applicable Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Applicable Administrative Agent (or any such sub-agent), the Applicable Issuing Bank or the Applicable Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Applicable Administrative Agent (or any such sub-agent), Applicable Issuing Bank or the Applicable Swing Line Lender in connection with such capacity. (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, Lender or Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor. SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent, Lender, Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other Indebtedness (in whatever currency) at any time owing by such Agent, Lender, Issuing Bank to or for the credit or the account of any Borrower or any other Loan Party to whom it has made Loans against any of and all the obligations of such Borrower or Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Agent, Lender or Issuing Bank, irrespective of whether or not such Agent, Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Agent, Lender, Issuing Bank and their respective Affiliates under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Agent, Lender, Issuing Bank or their respective Affiliates may have. Each Agent, Lender and Issuing Bank agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. SECTION 9.07 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SECTION 9.08 Waivers; Amendment. (a) No failure or delay of any Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such

167 US-DOCS\125501258.12 right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on a Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with Sections 7.02 and 7.03 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (i) the Agent from exercising on their own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (iii) any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swing Line Lender) hereunder and under the other Loan Documents, (iv) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.17), or (v) subject to Section 8.11, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Law. (b) Any amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter or any Letter of Credit Document), and any consent to any departure by a Borrower or any other Loan Party therefrom, shall be effective if the same shall be in writing and signed by the Required Lenders and the Borrowers (or by the Administrative Agent (with the prior written consent of the Required Lenders) and the Borrowers), provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further that (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing signed by the Administrative Agent and the Parent Borrower to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (y) no amendment, waiver or consent shall: (i) extend the Maturity Date of or increase the stated amount of any Commitment of any Lender or reinstate any Commitment of any Lender terminated pursuant to the terms hereof without the written consent of such Lender; (ii) postpone any date fixed by this Agreement for any scheduled payment (but not any prepayment) of principal, interest or fees due to any Lender hereunder without the written consent of such Lender;

168 US-DOCS\125501258.12 (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Disbursement or any interest or Fees payable hereunder without the prior written consent of each Lender directly affected thereby (it being understood and agreed that any change in the definition of “Total Net Leverage Ratio”, “Senior Secured Net Leverage Ratio” or in the component definitions thereof, shall not constitute a reduction of rate of interest or any interest or Fees payable hereunder); provided, however, that (A) only the consent of the U.S. Required Revolving Lenders shall be required to waive any obligation of the U.S. Borrower to pay default interest pursuant to Section 2.07 with respect to the U.S. Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith (B) only the consent of the Canadian Required Revolving Lenders, as applicable shall be required to waive any obligation of the Parent Borrower to pay default interest pursuant to Section 2.07 with respect to the Canadian Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith, (C) only the consent of the Australian Required Revolving Lenders shall be required to waive any obligation of the Australian Borrower to pay default interest pursuant to Section 2.07 with respect to the Australian Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith, and (D) only the consent of the Required Canadian Term Lenders shall be required to waive (1) any obligation of the Parent Borrower to pay default interest pursuant to Section 2.07 with respect to the Canadian Term Loan Facility, including with respect to any amount payable thereunder or in connection therewith or (2) any mandatory prepayment of Canadian Term Loans; (iv) change Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or change the order of application, as among the Facilities, of any prepayment or other amount specified in Section 7.05 from the order set forth in such Section in a manner that adversely affects the Lenders under any Facility without the prior written consent of (A) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Lenders, (B) if such Facility is the Canadian Revolving Credit Facility, the Required Canadian Revolving Lenders, (C) if such Facility is the Canadian Term Loan Facility, the Required Canadian Term Lenders, (D) if such Facility is the Australian Revolving Credit Facility, the Required Australian Lenders and (E) if the Bilateral Lender is materially and adversely affected by such change, the Bilateral Lender; (v) change any provision of this Section, or the percentage specified in definition of “Required Lenders,” “Required U.S. Lenders,” “Required Canadian Revolving Lenders,” “Required Canadian Term Lenders,” “Required Australian Lenders,” or “Required Revolving Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; (vi) except as expressly permitted hereunder or under any Security Document, (A) release the guaranty provided by the Parent Borrower pursuant to the Guarantee Agreement without the written consent of each Lender, or (B) release all or

169 US-DOCS\125501258.12 substantially all of the value of the guaranties provided by the other Guarantors hereunder or all or substantially all of the Collateral without the written consent of each Lender; (vii) change Section 9.04 in a manner that imposes additional restrictions on the ability of any Lender under any Facility to assign any of its rights or obligations hereunder without the prior written consent of (A) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Lenders, (B) if such Facility is the Canadian Revolving Credit Facility, the Required Canadian Revolving Lenders, (C) if such Facility is the Canadian Term Loan Facility, the Required Canadian Term Lenders and (D) if such Facility is the Australian Revolving Credit Facility, the Required Australian Lenders; (viii) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding one Class of Loans differently from the rights in respect of payments due to Lenders holding another Class of Loans without the prior written consent of the Required U.S. Lenders (if the U.S. Revolving Lenders are the adversely affected Class), Required Canadian Revolving Lenders (if the Canadian Revolving Lenders are the adversely affected Class), Required Canadian Term Lenders (if the Canadian Term Lenders are the adversely affected Class) or Required Australian Lenders (if the Australian Lenders are the adversely affected Class); (ix) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(g) without the written consent of such SPC; (x) amend or modify Section 7.05 or any Security Document in a manner that results in the Bilateral Obligations secured by such Security Document no longer being secured thereby on at least an equal and ratable basis with the principal of the Loans, or amend or otherwise change the definition of “Obligations”, in each case if the Bilateral Lender is adversely affected by such amendment, modification or change, without the written consent of the Bilateral Lender; or (xi) prior to the occurrence of any Event of Default under Sections 7.01(g) or 7.01(h), (x) subordinate the Liens on the Collateral securing the Obligations to the Liens securing any other Indebtedness or other obligations in any transaction or series of related transactions or (y) subordinate any of the Obligations in contractual right of payment to any other Indebtedness or other obligations in any transaction or series of related transactions (in each case of clauses (x) and (y), other than in connection with (1) any Indebtedness that is expressly permitted by the Loan Documents as in effect on the Closing Date (or as later amended in connection with an unrelated transaction) to be secured by a lien on the Collateral that is senior to the Liens securing the Obligations, (2) any “debtor-in-possession” financing or the use of the Collateral in any proceeding under any Insolvency Law and/or (3) any other financing, in the case of this clause (3) with respect to which each Lender under this Agreement is offered the opportunity to provide such financing on the same terms and conditions), in each case without the consent of each adversely affected Lender (any such other Indebtedness or other obligations referred to in clause (x) or (y) above, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”);

170 US-DOCS\125501258.12 provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent, an Issuing Bank or a Swing Line Lender hereunder or under any other Loan Document without the prior written consent of such Agent, Issuing Bank or Swing Line Lender, respectively. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all Lenders or a majority in interest of Lenders under any Facility or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lender); provided that any such amendment, waiver or consent referred to in clause (b)(i), (ii) or (iii) above that, but for this sentence, would require the prior written consent of such Defaulting Lender, will continue to require the consent of such Defaulting Lender; and provided further that any such amendment, waiver or consent requiring the consent of all Lenders, such Lender or each affected Lender that by its terms affects any Defaulting Lender more adversely than any other Lender whose consent is so required shall require the consent of such Defaulting Lender. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under Hedging Agreements, Banking Services Obligations or the Bilateral Obligations. Notwithstanding anything to the contrary contained in this Section 9.08 or any other provision of this Agreement or any other Loan Document, (A) the Security Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and the Collateral Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and the Collateral Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, or (ii) to cause such Security Documents or other documents to be consistent with this Agreement and the other Loan Documents and (B) this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Parent Borrower without the need to obtain the consent of any other Lender if such amendment is consummated in order (x) to correct or cure any ambiguities, errors, omissions, mistakes, inconsistencies or defects jointly identified by the Parent Borrower and the Administrative Agent, (y) to effect administrative changes of a technical or immaterial nature or (z) to fix incorrect cross-references or similar inaccuracies in this Agreement or the applicable Loan Document; provided that, in each case, the Administrative Agent shall have notified the Lenders of such amendment and the Required Lenders shall not have objected in writing to such amendment within five Business Days of notice thereof. SECTION 9.09 Interest Rate Limitation. Regardless of any provisions contained in this Agreement or in any other Loan Documents, the Lenders shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on any Loan or participation in any L/C Disbursement any amount in excess of the maximum lawful rate (the “Maximum Rate”), and in the event any Lender ever receives, collects or applies as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) any such excess, or if an acceleration of the maturities of the Loans or if any prepayment by any Borrower results in

171 US-DOCS\125501258.12 such Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and applied to the reduction of the unpaid principal balance of the Loans for which such excess was received, collected or applied, and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the Applicable Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Obligations evidenced by this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread, in equal or unequal parts, throughout the full term of such Obligations until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrowers and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Loans at the Maximum Rate. SECTION 9.10 Entire Agreement. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN ANY CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the

172 US-DOCS\125501258.12 validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Insolvency Laws, as determined in good faith by an Agent or Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. SECTION 9.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or by electronic communication (e-mail) shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agents, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. SECTION 9.15 Jurisdiction; Consent to Service of Process. (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, New York City or of the United States for the Eastern District of such state, and by execution and delivery of this Agreement, each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of those courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that an Agent, an Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their respective properties in the courts of any jurisdiction. (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any such New York state or Federal court. Each of

173 US-DOCS\125501258.12 the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Borrower waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state. (d) Each Loan Party (other than the Parent Borrower) hereby irrevocably appoints the Parent Borrower as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 9.01, and each such Loan Party hereby irrevocably authorizes and directs the Parent Borrower to accept such service on its behalf. SECTION 9.16 Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain, and cause their respective Affiliates to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, except that the parties hereto agree to the extent permitted they will not disclose information of the kind described by section 275(1) of the PPSA (Australia) except as permitted by any other provision of this clause or required by any other law or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee under Section 9.04(f) or Participant in, or any prospective assignee of, pledgee under Section 9.04(f) or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower. For purposes of this Section, “Information” shall mean all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to an Agent, an Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same

174 US-DOCS\125501258.12 degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. SECTION 9.17 Judgment Currency. (a) The obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents to make payments in U.S. dollars, Canadian dollars or Australian dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Applicable Administrative Agent or a Lender or an Issuing Bank of the full amount of the Obligation Currency expressed to be payable to such Administrative Agent, Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against a Borrower or any other Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Canadian Dollar Equivalent, U.S. Dollar Equivalent or Australian Dollar Equivalent, or, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. (c) For purposes of determining the Canadian Dollar Equivalent, U.S. Dollar Equivalent or Australian Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency. SECTION 9.18 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN

175 US-DOCS\125501258.12 ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.” SECTION 9.19 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent, Issuing Bank or Lender, or any Agent, Issuing Bank or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, Issuing Bank or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to the Applicable Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Applicable Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable overnight rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. SECTION 9.20 Termination. This Agreement and each other Loan Document, and the covenants and agreements set forth herein and therein, and, in the case of any Security Document, all security interests and other Liens created thereunder, shall terminate upon the payment in full of all principal of and any accrued interest on any Loan and all Fees and other amounts payable under this Agreement, the termination or expiration of all Letters of Credit and the termination or expiration of the Commitments; provided that the provisions of Sections 2.13, 2.15, 2.19, and 9.05 and Article VIII, and any other provision set forth herein or therein that by its terms survives the termination of this Agreement or such other Loan Document, shall survive and remain in full force and effect. SECTION 9.21 Patriot Act Notice. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act. SECTION 9.22 Public Offer

176 US-DOCS\125501258.12 (a) Lead Arranger’s representations, warranties and undertakings. The Lead Arranger undertakes, represents and warrants to the Australian Loan Parties as follows: (i) on behalf of the Australian Loan Parties, the Lead Arranger made invitations to become a Lender under this Agreement to at least 10 persons, each of whom, as at the date the relevant invitation is made, the relevant officers of the Lead Arranger involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of section 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to the Australian Loan Parties; (ii) at least 10 of the persons to whom the Lead Arranger (on behalf of the Australian Loan Parties) has made invitations referred to in paragraph (i) above are not, as at the date the invitations are made, to the knowledge of the relevant officers of the Lead Arranger involved in the transaction, Associates of any of the others of those 10 invitees, the Lead Arranger or any Lender; and (iii) the Lead Arranger has not made and will not make offers or invitations referred to in paragraph (i) above to persons whom the relevant officers of the Lead Arranger involved in the transaction know or suspect are Offshore Associates of the Australian Loan Parties. (b) Australian Loan Parties’ representations and warranties. The Australian Loan Parties represent and warrant that none of the potential offerees whose names were disclosed to it by the Lead Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of it or an Associate of any other such offeree. The Lead Arranger shall not, after the date of this Agreement, make an invitation to become a Lender under this Agreement to any potential offeree unless and until (i) the Lead Arranger has disclosed the name of such potential offeree to the Australian Loan Parties, and (ii) the Australian Loan Parties have confirmed to the Lead Arranger and the Administrative Agents that such potential offeree is not known or suspected by it to be an Offshore Associate of it. Each Australian Loan Party under this Agreement is a member of the same “wholly-owned group” (as defined in the Australian Tax Act) or an Associate of each other Australian Loan Party under this Agreement. (c) Lenders’ representations and warranties. Each Lender represents and warrants to the Australian Loan Parties that, if it received an invitation under paragraph (a)(i) above, at the time it received the invitation it was not an Offshore Associate of the Australian Loan Parties and it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets. (d) Information. The Lead Arranger and each Lender will provide to the Australian Loan Parties when reasonably requested any factual information in its possession or which it is reasonably able to provide to assist the Australian Loan Parties to demonstrate (based upon tax advice received by the Australian Loan Parties) that section 128F of the Australian Tax Act has been satisfied where to do so will not, in the reasonable opinion of the Lead Arranger or the Lenders, breach any law or regulation or any duty of confidence.

177 US-DOCS\125501258.12 (e) Cooperation if s128F requirement not satisfied. If, for any reason, the requirements of section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of the Australian Loan Parties), then on request by the Administrative Agents, the Lead Arranger or the Australian Loan Parties, each party shall cooperate and take steps reasonably requested with a view to satisfying those requirements in paragraph (a), where a Lender breaches paragraph (c) above, at the cost of that Lender, or in all other cases, at the cost of the Australian Loan Parties. (f) Section 128F syndication statement. The parties agree that this Agreement is a “syndicated facility agreement” for the purposes of section 128F(11)(a) of the Australian Tax Act. SECTION 9.23 Keepwell. The Parent Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under its Guarantee in respect of Swap Obligations (provided, however, that the Parent Borrower shall only be liable under this Section 9.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.23, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Parent Borrower under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Applicable Administrative Agent and the Applicable Issuing Bank have been made). The Parent Borrower intends that this Section 9.23 constitute, and this Section 9.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. SECTION 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or

178 US-DOCS\125501258.12 a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Affected Resolution Authority. SECTION 9.25 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [Remainder of this page intentionally left blank. Signature pages follow.]

Signature Page to Syndicated Facility Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above. BORROWERS: CIVEO CORPORATION By: /s/ Carolyn Stone Name: Carolyn Stone Title: Senior Vice President, Chief Financial Officer and Treasurer CIVEO MANAGEMENT LLC By: /s/ Carolyn Stone Name: Carolyn Stone Title: Senior Vice President, Chief Financial Officer and Treasurer CIVEO PTY LIMITED /s/ Peter McCann Signature of Director Peter McCann Name of Director /s/ Vanessa Mackett Signature of Director/Company Secretary Vanessa Mackett Name of Director/Company Secretary

Signature Page to Syndicated Facility Agreement ROYAL BANK OF CANADA, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent and Canadian Collateral Agent By: /s/ Yvonne Brazier Name: Yvonne Brazier Title: Manager, Agency

Signature Page to Syndicated Facility Agreement RBC EUROPE LIMITED, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank By: /s/ Johnson Tse Name: Johnson Tse Title: Authorized Signatory

Signature Page to Syndicated Facility Agreement ROYAL BANK OF CANADA, as a U.S. Lender, the U.S. Swing Line Lender and an Issuing Bank By: /s/ Jay T. Sartain Name: Jay T. Sartain Title: Authorized Signatory

Signature Page to Syndicated Facility Agreement ROYAL BANK OF CANADA, as a Canadian Lender, the Canadian Swing Line Lender and an Issuing Bank By: /s/ Mike Gaudet Name: Mike Gaudet Title: Authorized Signatory

Signature Page to Syndicated Facility Agreement ROYAL BANK OF CANADA, as an Australian Lender and an Issuing Bank By: /s/ Marcus Rayment Name: Marcus Rayment Title: Director, Corporate Banking

Signature Page to Syndicated Facility Agreement HSBC BANK CANADA, as a Canadian Lender By: /s/ Sean Cochrane Name: Sean Cochrane Title: Director, Energy Financing By: /s/ Bruce Robinson Name: Bruce Robinson Title: Vice President, Energy Financing

Signature Page to Syndicated Facility Agreement For and on behalf of THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SYDNEY BRANCH as an Australian Lender, by its duly authorized attorney pursuant to a Power of attorney. By: /s/ Nadia Ladak Name: Nadia Ladak Title: Country of International Subsidiary Banking

Signature Page to Syndicated Facility Agreement BANK OF MONTREAL, as a Canadian Lender By: /s/ Kirk Phillips Name: Kirk Phillips Title: Director By: /s/ Nicholas Power Name: Nicholas Power Title: Managing Director

Signature Page to Syndicated Facility Agreement BANK OF MONTREAL, acting via its Chicago Branch, as a U.S. Lender By: /s/ Laura Ullman Name: Laura Ullman Title: Director

Signature Page to Syndicated Facility Agreement THE TORONTO-DOMINION BANK, as a Canadian Lender By: /s/ Vanessa Cheung Name: Vanessa Cheung Title: Director, National Accounts By: /s/ Jenny Kerr Name: Jenny Kerr Title: Manager Commercial Credit, National Accounts

Signature Page to Syndicated Facility Agreement National Bank of Canada, as an Australian Lender and Canadian Lender By: /s/ Darrell Stelmack Name: Darrell Stelmack Title: Managing Director, Energy Services By: /s/ Jason Anderson Name: Jason Anderson Title: Director, Energy Services

Signature Page to Syndicated Facility Agreement ATB Financial, as a Canadian Lender By: /s/ Amish Patel Name: Amish Patel Title: Director, Capital Markets By: /s/ Davinder Jhutty Name: Davinder Jhutty Title: Associate Director

Signature Page to Syndicated Facility Agreement CANADIAN WESTERN BANK, as a Canadian Lender By: /s/ Kuno Ryckborst Name: Kuno Ryckborst Title: Senior Manager, Oil & Gas Lending By: /s/ Stan Seto Name: Stan Seto Title: AVP, Corporate Lending

Schedule 2.01 US-DOCS\125501258.12 SCHEDULE 2.01 Lenders and Commitments/Loans (all amounts in U.S. dollars, except noted otherwise in parentheses) Bank U.S. Revolving Commitment Canadian Revolving Commitment Australian Revolving Commitment Canadian Term Loans (C$) Total Commitments/Loans Royal Bank of Canada 5,000,000.00 17,141,500.00 15,000,000.00 18,571,428.00 51,998,642.40 HSBC Bank Canada 0.00 23,429,000.00 0.00 18,214,286.00 38,000,428.80 The Hong Kong and Shanghai Banking Corporation Limited, Sydney Branch 0.00 0.00 13,000,000.00 0.00 13,000,000.00 Bank of Montreal 5,000,000.00 31,429,000.00 0.00 18,214,286.00 51,000,428.80 The Toronto- Dominion Bank 0.00 28,929,000.00 0.00 14,464,286.00 40,500,428.80 National Bank of Canada 0.00 15,500,000.00 7,000,000.00 11,250,000.00 31,500,000.00 ATB Financial 0.00 22,500,000.00 0.00 11,250,000.00 31,500,000.00 Canadian Western Bank 0.00 16,071,500.00 0.00 8,035,714.00 22,500,071.20 TOTAL $10,000,000.00 $155,000,000.00 $35,000,000.00 C$100,000,000.00 $280,000,000.00 *Assumes USD/CAD FX rate of 1.25x

SCHEDULE 2.04

<u>Amortization</u>

Canadian Term Loans

Date	Amount
September 30, 2021	C$10,000,000.00
December 31, 2021	C$10,000,000.00
March 31, 2022	C$10,000,000.00
June 30, 2022	C$10,000,000.00
September 30, 2022	C$10,000,000.00
December 31, 2022	C$10,000,000.00
March 31, 2023	C$10,000,000.00
June 30, 2023	C$10,000,000.00
September 30, 2023	C$10,000,000.00
December 31, 2023	C$10,000,000.00

Schedule 2.04

US-DOCS\125501258.12

Schedule 2.21 US-DOCS\125501258.12 SCHEDULE 2.21 L/C Issuance Limits (all amounts in U.S. dollars) Issuing Bank L/C Issuance Limits Facility Royal Bank of Canada $10,000,000.00 U.S. Revolving Facility Royal Bank of Canada $10,000,000.00 Australian Revolving Facility Royal Bank of Canada $20,000,000.00 Canadian Revolving Facility